                                                                  DRAFT 11/26/96
                                                                  --------------

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1996

                                                     REGISTRATION NO. 333-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         --------------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                         --------------------------

                  DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST
                     (ISSUER WITH RESPECT TO CERTIFICATES)
                         --------------------------

                     DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Delaware                      655 Maryville Centre Drive                  88-0355652
(State or other Jurisdiction of      St. Louis, Missouri 63141-5832           (I.R.S. Employer
Incorporation or Organization)              (314) 523-3000                     Identification Number)

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                          --------------------------

                                Naran Burchinow
             Senior Vice President, General Counsel and Secretary
                    Deutsche Financial Services Corporation
                          655 Maryville Centre Drive
                        St. Louis, Missouri 63141-5832
                                (314) 523-3030
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                          --------------------------

                                With copies to:
     Jason H. P. Kravitt, Esq.                      Stuart M. Litwin, Esq.
     Mayer, Brown & Platt                           Mayer, Brown & Platt
     190 S. LaSalle Street                          190 S. LaSalle Street
     Chicago, IL  60603-3441                        Chicago, IL  60603-3441

  Approximate date of commencement of proposed sale to the public: As soon as practicable after Registration Statement becomes effective.
                          --------------------------

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          --------------------------
                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                    Proposed            Proposed Maximum       Amount of
        Title of Each Class of              Amount to           Maximum Offering       Aggregate Offering     Registration
     Securities to Be Registered        Be Registered/(2)/  Price Per Unit/(1) (2)/      Price/(1) (2)/           Fee
---------------------------------------------------------------------------------------------------------------------------
Floating Rate Asset Backed
Certificates, Series 1996-2, Class A..... $  500,000               100%                   $  500,000             $151.51
---------------------------------------------------------------------------------------------------------------------------
Floating Rate Asset Backed
Certificates, Series 1996-2, Class B..... $  500,000               100%                   $  500,000             $151.52
---------------------------------------------------------------------------------------------------------------------------
Total.................................... $1,000,000               100%                   $1,000,000             $303.03
===========================================================================================================================

/(1)/ Estimated solely for purposes of calculating the registration fee. /(2)/ An indeterminate amount of Floating Rate Asset Backed Certificates, Series 1996-2, Class A and Floating Rate Asset Backed Certificates, Series 1996-2, Class B are also being registered for the purpose of market making transactions by Deutsche Morgan Grenfell, an affiliate of the Registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================
                               INTRODUCTORY NOTE


  This Registration Statement contains the Prospectus relating to the offering of Floating Rate Asset Backed Certificates, Series 1996-2, Class A and Floating Rate Asset Backed Certificates Series 1996-2, Class B (collectively, the "Certificates") to be created pursuant to a Pooling and Servicing Agreement, among Deutsche Floorplan Receivables, L.P., as the seller (the "Seller"), Deutsche Financial Services Corporation, as servicer, and The Chase Manhattan Bank, as trustee, and the related Series 1996-2 Supplement. Because an affiliate of the Seller intends to make a market in the Certificates for which it acts as an underwriter, immediately following the form of the Prospectus relating to the offering of the Certificates there follow alternate pages of the Prospectus, which will be used by such affiliate in connection with any offers and sales relating to market-making transactions in the Certificates. All other pages of the form of the Prospectus are also to be used for the market-making Prospectus.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 26, 1996

PROSPECTUS



$_____________

DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST

$_____________ FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-2, CLASS A

$_____________ FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-2, CLASS B

DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
SELLER

DEUTSCHE FINANCIAL SERVICES CORPORATION
SERVICER

The $________________ Floating Rate Asset Backed Certificates, Series 1996-2, Class A (the "Class A Certificates") and the $______________ Floating Rate Asset Backed Certificates, Series 1996-2, Class B (the "Class B Certificates" and together with the Class A Certificates, the "Offered Certificates") offered hereby evidence undivided interests in certain assets of the Deutsche Floorplan Receivables Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among Deutsche Floorplan Receivables, L.P., as the seller (the "Seller"), Deutsche Financial Services Corporation, as servicer ("DFS" or the "Servicer"), and The Chase Manhattan Bank, as trustee. The Trust will also issue $____________ Floating Rate Asset Backed Certificates, Series 1996-2, Class C (the "Class C Certificates" and, together with the Offered Certificates, the "Certificates" or "Series 1996-2"), which are not being offered hereby. The Trust assets include receivables (the "Receivables") generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") with dealers and manufacturers to finance their inventory and their accounts receivable and the collections on the Receivables, as more fully described herein. See "The Trust." Certain assets of the Trust will be allocated to Certificateholders, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. See "Description of the Certificates--Allocation Percentages." The Seller will own the remaining interest in the Trust not represented by the Certificates or the certificates of any other Series issued by the Trust (the "Seller's Interest"). From time to time, subject to certain conditions, the Seller may offer other series of certificates (each, a "Series"), which may have terms significantly different from the terms of the Certificates. (Continued on next page).

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH ON PAGES __ TO __ UNDER "RISK FACTORS."

THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER, DEUTSCHE BANK AG OR ANY AFFILIATE THEREOF. NONE OF THE CERTIFICATES, THE RECEIVABLES OR THE OTHER ASSETS OF THE TRUST ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           PRICE       UNDERWRITING     PROCEEDS TO
                           TO PUBLIC   DISCOUNT(1)      THE SELLER(2)
Per Class A Certificate         %           %                %
Per Class B Certificate         %           %                %
Total                      $           $                $

(1) The Seller has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(2)  Before deducting expenses, estimated to be $       .

The Offered Certificates are offered subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme ("Cedel Bank") and
Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system, on or about ____________ 1996.

DEUTSCHE MORGAN GRENFELL

The date of this Prospectus is December __, 1996.

(Continued from previous page).

  Interest with respect to the Certificates will accrue from ____________, 1996, and is payable on or about the fifteenth day of each January, April, July and October (each an "Interest Payment Date"); provided that interest will be payable monthly on or about the fifteenth of each month (each a "Distribution Date") upon the occurrence of certain events as described herein[; provided further, however, that unless such an event occurs prior to the Distribution Date in ___________, 1997, the first Interest Payment Date will be __________, 1997]. The per annum rate of interest with respect to each class of Certificates will be determined as described herein. See "Description of the Certificates-- Interest." The principal of the Certificates is scheduled to be paid on the ___________ Distribution Date.

  Application is being made to list the Offered Certificates on the Luxembourg Stock Exchange.

  The Class B Certificates will be subordinated to the Class A Certificates as described herein and the Class C Certificates will be subordinated to the Class A Certificates and the Class B Certificates to the extent described herein. See "Description of the Certificates--Distributions" and "--Investor Charge-
Offs."

  Reference is made to the Index of Principal Terms on page __ for the location herein of definitions of certain capitalized terms used herein.

  NO ACTION HAS BEEN TAKEN OR WILL BE TAKEN BY THE SELLER OR THE UNDERWRITERS THAT WOULD PERMIT A PUBLIC OFFERING OF THE OFFERED CERTIFICATES IN ANY COUNTRY OR JURISDICTION OTHER THAN IN THE UNITED STATES WHERE ACTION FOR THAT PURPOSE IS REQUIRED. ACCORDINGLY, THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, AND NEITHER THIS PROSPECTUS NOR ANY CIRCULAR, PROSPECTUS, FORM OF APPLICATION, ADVERTISEMENT OR OTHER MATERIAL MAY BE DISTRIBUTED IN OR FROM OR PUBLISHED IN ANY COUNTRY OR JURISDICTION EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS. PERSONS INTO WHOSE HANDS THIS PROSPECTUS COMES ARE REQUIRED BY THE SELLER AND THE UNDERWRITERS TO COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN EACH COUNTRY OR JURISDICTION IN WHICH THEY PURCHASE, SELL OR DELIVER OFFERED CERTIFICATES OR HAVE IN THEIR POSSESSION OR DISTRIBUTE THIS PROSPECTUS, IN ALL CASES AT THEIR OWN EXPENSE.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                             AVAILABLE INFORMATION

  The Seller has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the Pooling and Servicing Agreement. The availability of copies of such reports to DTC participants and ultimately to the beneficial owners of the Offered Certificates ("Certificate Owners") will be governed by arrangements among DTC and such parties, subject to any statutory or regulatory requirements from time to time. See "Description of the Certificates --Reports" and "--Evidence as to Compliance." The Seller, on behalf of the Trust, will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Seller intends to continue to file with respect to the Trust such periodic reports pursuant to the requirements of the Exchange Act for the period after such filings could be discontinued in reliance on Section 15(d) thereof until the Certificates are no longer outstanding. For so long as the Offered Certificates are outstanding, each such report shall be delivered to the Luxembourg Stock Exchange on the date for delivery of such report. Copies of such reports may be obtained at no charge at the offices of Banque Generale du Luxembourg S.A., 50 Avenue J.F. Kennedy, L-2951, Luxembourg.


                               OTHER INFORMATION

  Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Seller or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by or on behalf of the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates, shall be deemed to be incorporated by reference in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  DFS will provide without charge to each person, including any beneficial owner of Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Deutsche Financial Services Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832; Telephone (314) 523-3000, Attention: General Counsel. In addition, for so long as the Offered Certificates are listed on the Luxembourg Stock Exchange, copies of the Registration Statement and all of the documents incorporated by reference herein may be obtained at no charge at the offices of Banque Generale du Luxembourg S.A., 50 Avenue J.F. Kennedy, L-2951, Luxembourg.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Reference is made to the Index of Principal Terms on page __ for the location herein of the definitions of certain capitalized terms used herein.


Offered Securities              $________________ Floating Rate Asset Backed
                                  Certificates, Series 1996-2, Class A (the
                                  "Class A Certificates") and $______________
                                  Floating Rate Asset Backed Certificates,
                                  Series 1996-2, Class B (the "Class B
                                  Certificates" and, together with the Class A
                                  Certificates, the "Offered Certificates").

                                The Offered Certificates will represent
                                  beneficial interests in the Trust only and will not represent interests in or obligations of Deutsche Financial Services Corporation, Deutsche Floorplan Receivables, L.P.,
                                  Deutsche Bank AG or any of their affiliates.
                                  None of the Offered Certificates, the
                                  Receivables or the
                                  other assets of the Trust are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality or by Deutsche Financial Services Corporation, Deutsche Floorplan Receivables, L.P., Deutsche Bank AG or any of their affiliates.

Securities Not Offered          The $____________ Floating Rate Asset Backed
                                  Certificates, Series 1996-2, Class C (the
                                  "Class C Certificates") initially will be issued to the Seller although the Seller has the right to sell the Class C Certificates, in whole or part. Only the Offered Certificates are being offered to the investors. The Offered Certificates and the Class C Certificates are referred to collectively herein as the "Certificates" or "Series 1996-2." The holders of the Certificates are referred to collectively herein as the "Certificateholders" and individually as the "Class A Certificateholders," "Class B Certificateholders" and "Class C Certificateholders."

                                The certificate evidencing the Seller's Interest
                                  (the "Seller's Certificate") is not being offered hereby.

Issuer                          Deutsche Floorplan Receivables Master Trust
                                  (the "Trust"). The Trust was formerly known as the ITT Floorplan Receivables Master Trust.

Seller                          Deutsche Floorplan Receivables, L.P. (the
                                  "Seller"), a Delaware limited partnership, the general partner of which is Deutsche Floorplan Receivables, Inc., a wholly-owned subsidiary of Deutsche Financial Services Corporation, and the limited partner of which is Deutsche Financial Services Corporation. The Seller was formerly known as ITT Floorplan Receivables, L.P.; its general partner was formerly known as ITT Floorplan Receivables, Inc.; and its limited partner was formerly known as ITT Commercial Finance Corp.

Servicer                        Deutsche Financial Services Corporation ("DFS"
                                  or, in its capacity as servicer, the
                                  "Servicer"), a wholly-owned indirect
                                  subsidiary of Deutsche Bank AG. The Servicer was formerly known as ITT Commercial Finance Corp.


Trustee                         The Chase Manhattan Bank (the "Trustee").

The Trust                       The Trust was formed pursuant to a Pooling and
                                  Servicing Agreement, dated as of December 1,
                                  1993, as amended and restated as of March 1, 1994, as further amended as of January 24, 1996, and as amended and restated as of October 1, 1996 among the Seller, as seller, DFS, as Servicer, and The Chase Manhattan Bank, as Trustee (as supplemented and amended from time to time thereafter (including as supplemented by the Supplement relating to the Certificates), the "Pooling and Servicing Agreement"). The assets of the Trust currently include and will include (a) certain Receivables generated from time to time during the term of the Trust under Accounts that existed at the close of business on October 31, 1993 (the "Initial Cut-Off Date"), as well as certain Receivables generated under any Accounts added to the Trust from time to time thereafter (less Receivables paid or charged off and excluding (i) Receivables generated in any Accounts removed from the Trust from time to time after the Initial Cut-Off Date and
                                  (ii) any undivided interest in the Receivables in certain Accounts that has been transferred to a third party), (b) all funds collected or to be collected in respect of such Receivables, (c) all funds on deposit in certain accounts of the Trust, including funds on deposit in the Excess Funding Account, the Principal Funding Account, the Interest Funding Account and the Reserve Fund, (d) any other Enhancement issued with respect to any other Series (the drawing on or payment of such Enhancement not being available to Certificateholders), (e) an assignment of a security interest in certain consumer and commercial products, accounts receivable or other assets (collectively, the "Collateral Security") securing the Receivables (exclusive of the Unsecured Receivables), and (f) the Seller's rights, remedies, powers and privileges under certain Floorplan Agreements but only to the extent of the inventory underlying the Receivables. See "The Trust." The term "Enhancement" means, with respect to any Series, any letter of credit, surety bond, cash collateral account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement for the benefit of certificateholders of such Series. The Offered Certificates will not have the benefit of any credit enhancement other than
                                  (i) the subordination of the Class B
                                  Certificates and Class C Certificates for the benefit of each class of Certificates with an earlier alphabetical designation, (ii) partial subordination of the Seller's Interest as described herein and (iii) the Reserve Fund. See "Description of the Certificates-- Allocation of Collections; Deposits in Collection Account; Limited Subordination of Seller's Interest," "--Distributions from the Collection Account; Reserve Fund" and "--Distributions."

The Accounts                    The Accounts pursuant to which the Receivables
                                  have been or will be generated are revolving credit agreements entered into with DFS by dealers to purchase or finance the consumer and commercial product inventory or the accounts receivable of dealers in such products. The Accounts may also include revolving credit facilities secured by inventory, accounts receivable and other assets of certain dealers, manufacturers or distributors or unsecured revolving credit facilities. The Accounts are selected from all such credit agreements of DFS or its affiliate, Deutsche Business Services Corporation ("Deutsche BSC"), which meet the criteria provided in the Pooling and Servicing Agreement (the "Eligible Accounts"). Under certain circumstances Accounts may be added to, or removed from, the Trust. In the future the Trust may include Receivables from Accounts originated by other affiliates of DFS, subject to satisfaction of the Rating Agency Condition. (Unless otherwise specified, references in this Prospectus to Receivables originated or conveyed by DFS include those originated or conveyed by Deutsche BSC or any such other affiliate.) See "The Accounts," "Description of the Certificates--Addition of Accounts" and "--Removal of Accounts."

The Receivables                 The Receivables have arisen or will arise in
                                  the Accounts. The Receivables consist of advances made or to be made by DFS to dealers located in the United States to finance their consumer and commercial product inventory or to manufacturers or distributors located in the United States to finance their inventory, finished parts or other assets (such dealers, manufacturers and distributors being referred to as "Dealers"). Such products may include, among others: computers and computer products, manufactured housing, recreation vehicles, boats and motors, consumer electronics and appliances, keyboard and other musical instruments, industrial and agricultural equipment, office automation products, snowmobiles and motorcycles. The types of products may change over time. Certain advances to Dealers are used by Dealers to finance the accounts receivable that arise from sales of their products. Generally, the principal amount of an advance in respect of a product is equal to the wholesale purchase price of the product (in certain cases, at a discount therefrom) and, subject to certain exceptions, is due upon the retail sale of the product or, in certain cases, in accordance with a payment schedule. Advances in respect of accounts receivable are generally limited to 80%-85% of the aggregate amount of the eligible accounts receivable. See "The Dealer Floorplan Financing Business of DFS--Creation of Receivables" and "--Payment Terms." The Receivables bear interest at an adjustable rate described herein. See "Description of the Certificates--Interest." Certain Receivables do not bear interest for a specified period following their origination. A limited amount of the Receivables are not secured by collateral (the "Unsecured Receivables"). See "The Dealer Floorplan Financing Business of DFS--Creation of Receivables."

                                DFS has entered into a Receivables Contribution
                                  and Sale Agreement, dated as of December 1, 1993, as amended and restated as of March 1, 1994, as further amended as of January 24, 1996, and as amended and restated as of October 1, 1996, among the Seller, as purchaser, and DFS and Deutsche BSC, as sellers (as amended from time to time, the "Receivables Contribution and Sale Agreement"). Pursuant to the Receivables Contribution and Sale Agreement, DFS and Deutsche BSC (a) contributed and sold, respectively, as of the Initial Cut-off Date and thereafter have sold and will sell to the Seller all of their respective right, title and interest in and to all Receivables meeting certain eligibility criteria contained in the Receivables Contribution and Sale Agreement and the Pooling and Servicing Agreement ("Eligible Receivables") and (b) have assigned and will assign their respective security interests in the Collateral Security to the Seller. At its option, DFS may contribute (or cause to be contributed) Receivables and security interests in Collateral Security to the Seller. The Seller in turn has transferred and will transfer such Receivables and security interest in the Collateral Security to the Trust pursuant to the Pooling and Servicing Agreement. The Seller has assigned to the Trust its rights with respect to the Receivables under the Receivables Contribution and Sale Agreement. See "Description of the Receivables Contribution and Sale Agreement."

                                All new Receivables arising under the Accounts
                                  during the term of the Trust will be sold by Deutsche BSC and sold or contributed by DFS to the Seller and transferred by the Seller to the Trust. Accordingly, the aggregate amount of Receivables in the Trust will fluctuate from day to day as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted.

Discount Factor; Collections    While finance charges are payable on the
                                  Receivables generally, finance charges will not begin to accrue on a portion of the Receivables until a certain period of time has elapsed after their origination. Therefore, in order to create imputed interest in respect of such Receivables for their non-interest bearing period and for administrative uniformity in accounting for Collections, a portion of the Collections on each Receivable that are not part of the finance charges, if any, paid on that Receivable will be treated as finance charges or non-principal Collections (such non-principal Collections, together with collections of finance charges, being referred to as "Non-Principal Collections"). The remainder of the Collections on the Receivables will be treated as principal collections ("Principal Collections"). The portion of the balance of a Receivable that will be treated as a finance charge when such Receivable is collected will be equal to the product of the balance of such Receivable times the discount factor (the "Discount Factor") in effect at the time of the collection of such Receivable. As of ____________, 1996 (the "Series 1996-2 Cut-off
                                  Date") the Discount Factor was 0.40%. The
                                  Discount Factor may be adjusted as described under "Description of the Certificates-- Discount Factor," but will in no event exceed 1%.

The Certificates                The Offered Certificates will be issued in the
                                  aggregate initial principal amount of
                                  $_________________ in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. Except in certain limited circumstances as described herein under "Description of the Certificates--Definitive Certificates," the Offered Certificates will only be available in book-entry form.

                                The Trust's assets will be allocated in part
                                  to the Certificateholders (the
                                  "Certificateholders' Interest") and to the certificateholders of any other outstanding Series (such other certificateholders, together with the Certificateholders, are referred to as "certificateholders"), with the remainder allocated to the Seller (the "Seller's Interest"). A portion of the Seller's Interest will be subordinated to the Certificateholders' Interest, as described herein. See "Description of the Certificates-- Allocation of Collections; Deposits in Collection Account; Limited Subordination of Seller's Interest."

                                The Class B Certificates will be subordinated
                                  to fund payments of principal and interest on the Class A Certificates. The Class C Certificates will be subordinated to fund payments of principal and interest on the Class A Certificates and the Class B Certificates. See "Description of the Certificates--Distributions."

                                The Class A Certificates will evidence
                                  undivided interests in the assets of the Trust and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on each Interest Payment Date on the Class A Certificates at the Class A Certificate Rate and the payment of principal on the Expected Final Payment Date (or earlier or later under certain circumstances) to the extent of the Class A Invested Amount (which may be less than the aggregate unpaid principal amount of the Class A Certificates, in certain circumstances, if the Investor Default Amount exceeds funds allocable thereto and the Class B Invested Amount and the Class C Invested Amount have been reduced to zero).

                                The Class B Certificates will evidence
                                  undivided interests in the assets of the Trust and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on each Interest Payment Date on the Class B Certificates at the Class B Certificate Rate and the payment of principal on the Expected Final Payment Date (or earlier or later under certain circumstances) to the extent of the Class B Invested Amount (which may be less than the aggregate unpaid principal amount of the Class B Certificates, in certain circumstances, if the Investor Default Amount exceeds funds allocable thereto and the Class C Invested Amount has been reduced to zero).

                                The Class C Certificates will evidence
                                  undivided interests in the assets of the Trust and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on each Interest Payment Date on the Class C Certificates at the Class C Certificate Rate and the payment of principal on the Expected Final Payment Date (or earlier or later under certain circumstances) to the extent of the Class C Invested Amount (which may be less than the aggregate unpaid principal amount of the Class C Certificates, in certain circumstances, if the Investor Default Amount exceeds funds allocable thereto).

Registration of Offered
  Certificates                  The Offered Certificates will initially be
                                  represented by one or more Certificates
                                  registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in the Offered Certificates will be entitled to receive a definitive certificate representing such person's interest except in the event that Definitive Certificates are issued under the limited circumstances described herein. See "Description of the Certificates--Definitive Certificates." Class
                                  A and Class B Certificateholders may elect to hold their interests through DTC, in the United States, or Cedel Bank, societe anonyme ("Cedel Bank") or the Euroclear system ("Euroclear"), in Europe. Transfers within DTC, Cedel Bank or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel Bank or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or Morgan Guaranty Trust Company of New York ("Morgan"), the relevant depositories (collectively, the "Depositaries") of Cedel Bank or Euroclear, respectively, and each a participating member of DTC. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

Issuance of New Series          The Pooling and Servicing Agreement provides
                                  that, pursuant to any one or more supplements thereto (each, a "Supplement"), the Seller may cause the Trustee to issue one or more new Series of certificates (a "New Issuance"). The issuance of the Certificates pursuant to the Supplement related thereto will constitute a New Issuance. The Pooling and Servicing Agreement also provides that the Seller may specify, with respect to any Series, the Principal Terms of the Series. The Seller may offer any Series to the public or other investors under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents.

                                Under the Pooling and Servicing Agreement and
                                  pursuant to a Supplement, a New Issuance may only occur upon delivery to the Trustee of the following: (a) a Supplement specifying the Principal Terms of such Series, (b) an opinion of counsel to the effect that, for federal income and Missouri income tax purposes, (x) such issuance will not adversely affect the characterization of the certificates of any outstanding Series or class as debt or as partnership interests, (y) such issuance will not cause a taxable event to any certificateholders and (z) such new Series will be characterized as debt or as partnership interests and (c) evidence that the Rating Agency Condition has been satisfied. "Rating Agency Condition" means, with respect to any action, that each Rating Agency will have notified the Seller, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or class of certificates with respect to which it is a Rating Agency. See "Description of the Certificates--New Issuances."

Other Series Issuances          The Trust has issued three Series prior to the
                                  date hereof, two of which are still
                                  outstanding. The outstanding Series are
                                  referred to as the Floating Rate Asset Backed Certificates, Series 1994-1 ("Series 1994-1" and with respect to the certificates of such Series, the "Series 1994-1 Certificates") and the Floating Rate Asset Backed Certificates, Series 1996-1 ("Series 1996-1" and with respect to the certificates of such Series, the "Series 1996-1 Certificates"). See "Annex 1: Other Issuances of Investor Certificates" for a summary of the Series 1994-1 Certificates and the Series 1996-1 Certificates.

Allocations                     The Certificateholders' Interest will include
                                  the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement) varying percentages of Collections collected during each calendar month (a "Collection Period"). Collections and Defaulted Receivables for any Collection Period will be allocated to the Certificateholders' Interest as described below and as more fully described under "Description of the Certificates--Allocation Percentages." Collections and Defaulted Receivables not allocated to Series 1996-2 will be allocated to the Seller's Interest and the certificateholders' interests in other Series.

                                Non-Principal Collections and Defaulted
                                  Receivables will be allocated at all times to the Certificateholders' Interest based on the Floating Allocation Percentage applicable during the related Collection Period. The Floating Allocation Percentage for any Collection Period is the percentage obtained by dividing (a) the Invested Amount on the last day of the immediately preceding Collection Period by (b) the product of (i) the aggregate amount of the principal balances of the Receivables (exclusive of all Ineligible Receivables) on the last day of the immediately preceding Collection Period and
                                  (ii) 1 minus the Discount Factor (such
                                  product, the "Pool Balance").

                                During the Revolving Period, subject to certain
                                  limitations, Principal Collections allocable to the Certificateholders' Interest will be allocated and paid to the Seller or allocated to any other Series in exchange for the allocation to the Certificateholders' Interest of an equal interest in the Receivables balances that are new or that would otherwise be part of the Seller's Interest or the interest of the certificateholders of such other Series or, in certain circumstances, will be deposited into the Excess Funding Account. During the Accumulation Period and any Early Amortization Period, Principal Collections will be allocated to the Certificateholders' Interest based on the Principal Allocation Percentage. The Principal Allocation Percentage for a Collection Period during the Accumulation Period and any Early Amortization Period is the percentage equivalent of a fraction, the numerator of which is the Invested Amount on the last day of the Revolving Period and the denominator of which is the Pool Balance on the last day of the immediately preceding Collection Period. Unless an Early Amortization Event shall have occurred, monthly deposits of principal with respect to the Certificates to the Principal Funding Account will not exceed the Controlled Distribution Amount and, subject to certain limitations, any Principal Collections not required to be deposited in the Principal Funding Account will be paid to the Seller or allocated to any other Series as described herein. See "Description of the Certificates-- Allocation Percentages--Principal Collections for all Series."

Interest                        Interest on the respective outstanding principal
                                  balance of each class of Offered Certificates will accrue at the applicable Certificate Rate and will be payable quarterly to Certificateholders on the fifteenth day of each January, April, July and October (or, if such day is not a business day, on the next succeeding business day) (each, an "Interest Payment Date"); provided that following the occurrence of an Early Amortization Event (unless, in limited circumstances with respect to the addition of Accounts, such Early Amortization Event shall have been cured), the interest shall be paid monthly on the fifteenth of each month (or, if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date")[; provided further, however, that unless such an Early Amortization Event has occurred prior to the Distribution Date in ___________, 1997, the first Interest Payment Date will be __________, 1997]. Interest payable on an Interest Payment Date will accrue during each Interest Period following the preceding Interest Payment Date on the Certificates at the applicable Class A Certificate Rate, Class B Certificate Rate and Class C Certificate Rate. An "Interest Period" will be the period from and including a Distribution Date (or, in the case of the first Distribution Date, from and including ____________, 1996 (the "Closing Date")) to but excluding the next Distribution Date. Interest due but not paid on any Interest Payment Date will be due on the next Interest Payment Date together with, to the extent lawfully payable, interest on such amount at the applicable Certificate Rate to the extent described under "Description of the Certificates--Distributions from the
                                  Collection Account; Reserve Fund."

                                Interest on the outstanding principal balance of
                                  the Class A Certificates will accrue for each Interest Period at a rate per annum equal to the lesser of (i) LIBOR plus ____% per annum and (ii) the related Net Receivables Rate (the "Class A Certificate Rate"). Interest on the outstanding principal balance of the Class B Certificates will accrue for each Interest Period at a rate per annum equal to the lesser of (i) LIBOR plus ____% per annum and (ii) the related Net Receivables Rate (the "Class B Certificate Rate"). Interest on the outstanding principal balance of the Class C Certificates will accrue for each Interest Period at a rate per annum equal to the lesser of (i) LIBOR plus ____% per annum and (ii) the related Net Receivables Rate (the "Class C Certificate Rate" and, together with the Class A Certificate Rate and the Class B Certificate Rate, the "Certificate Rates").

                                Interest payments on the Certificates will be
                                  paid from Certificateholder Non-Principal
                                  Collections for the related Collection Period, withdrawals, if any, from the Reserve Fund, Investment Proceeds, if any, and, under certain circumstances, Available Seller's Collections to the extent of the Available Subordinated Amount.

Principal                       It is expected that the final principal payment
                                  with respect to the Offered Certificates will be made on the Distribution Date in ___________ (the "Expected Final Payment Date"). The final principal payment with respect to the Certificates may be paid earlier than the Expected Final Payment Date if an Early Amortization Event occurs, or later under certain circumstances described herein. See "Maturity and Principal Payment Considerations" and "Description of the Certificates--Optional Repurchase."

Excess Funding Account          On each Distribution Date during the Revolving
                                  Period, if (a) the Pool Balance at the end of the preceding Collection Period is less than the Pool Balance at the end of the second preceding Collection Period and (b) the Pool Balance at the end of the preceding Collection Period is less than the Required Participation Amount for such Distribution Date (calculated before giving effect to any deposits to the Excess Funding Account and any excess funding account for any other Series in their revolving periods to be made on such Distribution Date), then certain Available Certificateholder Principal Collections will be deposited in the Excess Funding Account on such Distribution Date. Except as provided herein, any funds on deposit in the Excess Funding Account will be withdrawn on a subsequent Distribution Date and paid to the Seller or allocated to one or more Series which are in amortization, early amortization or accumulation periods to the extent of any increases in the Invested Amount as a result of the addition of Receivables to the Trust or, in certain circumstances, the repayment of other Series. See "Description of the Certificates--Excess Funding Account" and "--Distributions." Upon the commencement of an Early Amortization Period or the Accumulation Period, funds on deposit in the Excess Funding Account will be deposited into the Principal Funding Account. No funds will be deposited into the Excess Funding Account during any Early Amortization Period. See "Description of the Certificates--Excess Funding Account" and "--Distributions."

Revolving Period                During the Revolving Period, Principal
                                  Collections allocable to the
                                  Certificateholders' Interest generally will be paid to the Seller, deposited to the Excess Funding Account or allocated to another Series (in effect, in exchange for the allocation to the Certificateholders' Interest of an equal interest in the Receivables balances that are new or that would otherwise be part of the Seller's Interest or the interest of the certificateholders of such other Series) in order to maintain the sum of the Invested Amount and the amount, if any, in the Excess Funding Account at a constant level. The "Revolving Period" will be the period beginning at the close of business on the Closing Date and ending on the earlier of (x) the day immediately preceding the Accumulation Period Commencement Date and (y) the business day immediately preceding the day on which an Early Amortization Event occurs (unless, in limited circumstances with respect to the addition of Accounts, such Early Amortization Event shall have been cured). See "Description of the Certificates--Early Amortization Events" for a discussion of certain events which might lead to the early termination of the Revolving Period.

Accumulation Period             Unless an Early Amortization Period commences,
                                  the Offered Certificates will have an
                                  accumulation period (the "Accumulation
                                  Period"), which will commence on the
                                  Accumulation Period Commencement Date, and continue until the earlier of (a) the commencement of an Early Amortization Period and (b) the Expected Final Payment Date. The Accumulation Period permits the accumulation of certain collections in installments over a specified period in anticipation of a full principal payment with respect to the Offered Certificates on the Expected Final Payment Date. During the Accumulation Period, Principal Collections allocable to the Certificateholders' Interest and certain other amounts allocable to the Certificateholders' Interest will be deposited on or before each Distribution Date in a trust account (the "Principal Funding Account") and, together with any amounts in the Excess Funding Account, used to make principal distributions to Certificateholders when due. The amount to be deposited in the Principal Funding Account on any Distribution Date will be limited to an amount equal to the Controlled Distribution Amount. See "Description of the Certificates-- Distributions from the Collection Account; Reserve Fund--Principal Collections."

                                The Accumulation Period with respect to the
                                  Certificates is scheduled to begin on the first day of the __________ Collection Period (the "Accumulation Period Commencement Date"), subject to postponement as described below in this paragraph. Upon written notice to the Trustee, the Servicer may elect to postpone the Accumulation Period Commencement Date, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than four months. On each Determination Date, beginning with the Determination Date occurring in the ____________ Collection Period, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required such that sufficient funds are on deposit in the Principal Funding Account no later than the Expected Final Payment Date to pay the outstanding principal balances of the Certificates, based on (a) the expected monthly collections of Receivables (other than interest and other non-principal charges and the portion equal to the product of the Discount Factor and the balance of the Receivables ("Principal Receivables")) expected to be distributable to the Certificateholders assuming a principal payment rate no greater than the lowest Monthly Payment Rate on the Receivables for the preceding three months and (b) the amount of principal expected to be distributable to certificateholders of Series which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than four months, the Servicer may, at its option, postpone the Accumulation Period Commencement Date such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length.

                                The effect of the foregoing calculation is to
                                  permit the reduction of the length of the Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the issuance date with respect to Series 1996-2. Notwithstanding the foregoing, the Accumulation Period Commencement Date may not be postponed beyond the first day of the _______________ Collection Period.

                                Funds on deposit in the Principal Funding
                                  Account will be available to pay the Class A
                                  Certificateholders the Class A Invested Amount on the Expected Final Payment Date. If the aggregate principal amount of deposits made to the Principal Funding Account is insufficient to pay the Class A Invested Amount on the Expected Final Payment Date, the Early Amortization Period will commence. Although it is anticipated that scheduled principal will be available for distribution to the Class A Certificateholders on the Expected Final Payment Date, no assurance can be given in that regard.

                                On the Expected Final Payment Date, provided
                                  that the Class A Invested Amount is paid in full on the Expected Final Payment Date and the Early Amortization Period has not commenced, Principal Collections will be payable to the Class B Certificateholders in respect of the Class B Invested Amount as described herein. See "Description of the Certificates--Distributions." If such
                                  Principal Collections are insufficient to pay the Class B Invested Amount in full on the Expected Final Payment Date, the Early Amortization Period will commence. Although it is anticipated that scheduled principal will be available for distribution to the Class B Certificateholders on the Expected Final Payment Date, no assurance can be given in that regard.

                                Other Series issued by the Trust may have either
                                  an accumulation period or an amortization period. Such accumulation periods or amortization periods may have different lengths and begin on different dates. Thus, certain Series may be in their revolving periods, while others are in periods during which Principal Collections are distributed to, or reserved for, such other Series.

Early Amortization Period       The Certificates will be subject to early
                                  payment following the occurrence of an Early
                                  Amortization Event through the monthly
                                  application of the Certificateholders'
                                  allocable share of Principal Collections.
                                  During the period beginning on the day on which an Early Amortization Event has occurred and ending on the earlier of (a) the payment in full of the outstanding principal balance of the Certificates, (b) the Termination Date and (c) if such Early Amortization Period has resulted from the occurrence of an Early Amortization Event caused by the failure of the Seller to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required by the Pooling and Servicing Agreement, the end of the first Collection Period during which such an Early Amortization would no longer be deemed to exist (the "Early Amortization Period"), the Revolving Period or the Accumulation Period, as the case may be, will terminate and Principal Collections and certain other amounts allocable to the Certificateholders' Interest will no longer be deposited in the Excess Funding Account or paid to the Seller or the holders of any other outstanding Series as described above but instead will be distributed to the Certificateholders monthly on each Distribution Date beginning with the Distribution Date following the Collection Period in which an Early Amortization Period commences. See "Description of the Certificates--Early Amortization Events" for a description of events that might result in the commencement of an Early Amortization Period. During an Early Amortization Period, distributions of principal on the Certificates will not be subject to the Controlled Distribution Amount. See "Description of the Certificates--Distributions from the
                                  Collection Account; Reserve Fund--Principal
                                  Collections." In addition, on the first
                                  Distribution Date during an Early Amortization Period (a) any amounts on deposit in the Interest Funding Account (as needed to pay accrued interest on the Certificates) will be paid to the Certificateholders and (b) any amounts on deposit in the Excess Funding Account, the Principal Funding Account and the Interest Funding Account (after the payment of accrued interest on such date) will be paid to the Certificateholders up to the excess of the outstanding principal balance of the Certificates over unreimbursed Investor Charge-Offs. See "Description of the Certificates--Distributions."

                                Other Series may have early amortization events
                                  that are different from the Early Amortization Events for Series 1996-2. Thus, certain Series may be in an early amortization period while other Series are in revolving, accumulation or amortization periods.

Reserve Fund                    An Eligible Deposit Account will be established
                                  and maintained in the name of the Trustee for the benefit of the Certificateholders (the "Reserve Fund"). On the Closing Date, the Seller will cause to be deposited with the Trustee, and the Trustee will deposit in the Reserve Fund, funds in an amount equal to 2% of the aggregate initial principal balance of the Certificates. Any amounts on deposit in the Reserve Fund will be withdrawn to make payments of interest on the Certificates and for certain other purposes, and funds withdrawn from the Reserve Fund may be replenished, in the circumstances described under "Description of the Certificates-- Distributions from the Collection Account; Reserve Fund." A withdrawal from the Reserve Fund will constitute an Early Amortization Event in the circumstances described under "Description of the Certificates--Early Amortization Events."

Servicing                       The Servicer (initially, DFS) is responsible for
                                  servicing, managing and making collections on the Receivables [and will, except as provided below, deposit such collections in the Collection Account within two business days following the date on which the Servicer records the collection thereof on its computer file of accounts, generally up to the amount of such collections required to be distributed to Certificateholders with respect to the related Collection Period. In certain circumstances, the Servicer will be permitted to use for its own benefit and not segregate collections on the Receivables received by it during each Collection Period until no later than the business day prior to the date on which such funds are required to be distributed to investors.] See "Description of the Certificates--Allocation of Collections; Deposits in Collection Account; Limited Subordination of Seller's Interest."

                                On the second business day preceding each
                                  Distribution Date (each a "Determination
                                  Date"), the Servicer will calculate the
                                  amounts to be allocated as described herein in respect of collections on Receivables received with respect to the related Collection Period to the Certificateholders, to the holders of other outstanding Series or to the Seller as described herein. See "Description of the Certificates--Allocation of Collections;
                                  Deposits in Collection Account; Limited
                                  Subordination of Seller's Interest."

                                In certain limited circumstances DFS may resign
                                  or be removed as Servicer, in which event either the Trustee, or, so long as it meets certain eligibility standards set forth in the Pooling and Servicing Agreement, a third-party servicer may be appointed as successor servicer. DFS is permitted to delegate any of its duties as Servicer to any of its affiliates, but any such delegation will not relieve the Servicer of its obligations under the Pooling and Servicing Agreement. The Servicer will receive a monthly servicing fee and certain other amounts as described herein as servicing compensation from the Trust. See "Description of the Certificates--Servicing Compensation and Payment of Expenses."

Mandatory Reassignment and
  Transfer of Certain
  Receivables                   The Seller has made certain representations and
                                  warranties in the Pooling and Servicing
                                  Agreement with respect to the Receivables in its capacity as Seller and DFS has made certain representations and warranties in the Pooling and Servicing Agreement in its capacity as Servicer. If the Seller breaches certain of its representations and warranties with respect to any Receivables and such breach remains uncured for a specified period and has a materially adverse effect on the Certificateholders' Interest or the interests of the holders of other outstanding Series therein, the Seller may, subject to certain conditions, be required to repurchase the Receivables to which such breach relates or, in certain cases, all of the Receivables. If DFS, as Servicer, fails to comply in all material respects with certain covenants or warranties with respect to any Receivables and such noncompliance is not cured within a specified period after DFS becomes aware or receives notice thereof from the Trustee and such noncompliance has a materially adverse effect on the Certificateholders' Interest or such other certificateholders' interests therein, all Receivables affected will be purchased by DFS. In the event of a transfer of servicing obligations to a successor Servicer, such successor Servicer, rather than DFS, would be responsible for any failure to comply with the Servicer's covenants and warranties arising thereafter.

Tax Matters                     In the opinion of special tax counsel for the
                                  Seller and the Trust, the Offered Certificates will be characterized as debt for federal income tax purposes and, in the opinion of Missouri counsel for the Seller and the Trust, the Offered Certificates will be characterized as debt for Missouri income tax purposes. Each Certificateholder, by the acceptance of an Offered Certificate, will agree to treat the Offered Certificates as debt for federal, state and local income tax purposes. The Offered Certificates may be issued with original issue discount. See "Federal Income Tax Considerations" and "State and Local Tax

                                  Consequences" for additional information concerning the application of federal and Missouri tax laws.

ERISA Considerations            Subject to considerations described below, the
                                  Class A Certificates are eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Class A Certificates if certain conditions are met, including that the Class A Certificates must be held, upon completion of the public offering made hereby, by at least 100 investors who are independent of the Trust and of one another. The Underwriters expect that the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition will be met with respect to the Class A Certificates. The Seller anticipates that the other conditions of the regulation will be met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 independent investor criterion is not satisfied), violations of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust's assets if such assets were treated for ERISA purposes as "plan assets" of employee benefit plan investors. Accordingly, fiduciaries or other persons contemplating purchasing the Class A Certificates on behalf of or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase.

                                The Underwriters currently do not expect that
                                  the Class B Certificates will be held by at least 100 such persons and, therefore, do not expect that the Class B Certificates will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Certificates may not be acquired by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B Certificate or an interest therein, each Class B Certificateholder and owner of a beneficial interest in the Class B Certificates will be deemed to have represented and warranted that it is not subject to the foregoing limitation. See "ERISA Considerations."

Amendments                      The Pooling and Servicing Agreement and any
                                  Supplement may be amended by the Seller, the Servicer and the Trustee in the circumstances described in the Pooling and Servicing Agreement. In certain circumstances, no consent of any Certificateholders will be required for such an amendment. In addition, the Pooling and Servicing Agreement or any Supplement may be amended by the Servicer and the Trustee at the direction of the Seller without the consent of any of the Certificateholders (a) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable the Seller or any of its affiliates (including Deutsche Bank
                                  AG) to minimize or avoid capital charges under any applicable law, rule, regulation or guideline relating to regulatory or risk-based capital, (b) to enable all or a portion of the Trust to qualify as a partnership for federal income tax purposes, and to modify or eliminate provisions of the Pooling and Servicing Agreement or any Supplement relating to the intended availability of such treatment, (c) to enable all or a portion of the Trust to qualify as a "financial asset securitization investment trust" (and to modify or eliminate provisions of the Pooling and Servicing Agreement or any Supplement in connection therewith), or (d) to enable the Seller or any of its affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, so long as in each case the Rating Agency Condition has been satisfied and, in the case of (b) or (c), the Seller and the Trustee have received an opinion of counsel to the effect that such amendment will not affect the characterization of the certificates of any outstanding Series or class as debt or as partnership interests. See "Risk Factors-- Amendments Without the Consent of Certificateholders" and "Description of the Certificates--Amendments."

Offered Certificate Ratings     It is a condition to the issuance of the Class A
                                  Certificates that they be rated in the highest long-term rating category by at least one nationally recognized rating agency (a "Rating Agency"). It is a condition to the issuance of the Class B Certificates that they be rated in one of the three highest rating categories by at least one Rating Agency. The rating of the Offered Certificates addresses the likelihood of the ultimate payment of principal and the timely payment of interest, at the applicable Certificate Rate, on the Offered Certificates. However, a Rating Agency does not evaluate, and the rating of the Offered Certificates will not address, the likelihood of payment of the outstanding principal of the Offered Certificates by any date, including the Expected Final Payment Date, other than the Termination Date, or the likelihood of the payment of any Carry-over Amount. A rating is based primarily on the credit underlying the Receivables and the level of subordination of the Seller's Interest and the subordination of the Class B Certificates and the Class C Certificates for the benefit of each class of Certificates with an earlier alphabetical designation.

                                A security rating is not a recommendation to
                                  buy, sell or hold securities and is subject to revision or withdrawal in the future by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Ratings of the Certificates."

Risk Factors                    Prospective investors should consider the
                                  factors set forth under "Risk Factors" on pages __ through __.

                                  RISK FACTORS

  Possible Prepayment of Certificates. Because an Early Amortization Event may occur which would initiate an Early Amortization Period, the Seller may exercise its option to repurchase the Certificateholders' Interest or the Seller may have to repurchase the Certificateholders' Interest upon the breach of certain representations and warranties, the final distribution of principal on a class of Certificates may be made prior to the scheduled termination of the Revolving Period or prior to the Expected Final Payment Date. See "Description of the Certificates--Early Amortization Events," "--Optional Repurchase" and "-- Representations and Warranties." Certificateholders will bear the risk of being able to reinvest principal received on the Certificates at a yield at least equal to their yield on the Certificates. If an investor acquires a Certificate at a discount, the repayment of principal of the Certificate later than on the Expected Final Payment Date will likely result in a lower than anticipated yield. In addition, if an investor acquires Certificates at a premium, repayment of principal at a rate that is faster than the rate anticipated by such investor will result in a yield to that investor that is lower than anticipated by that investor. See "Maturity and Principal Payment Considerations."

  Limited Liquidity. There is currently no market for the Certificates. The Underwriters currently intend to make a market in the Offered Certificates, but the Underwriters are not under an obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Offered Certificates.

  Limited Assets. The Trust will not have any significant assets or sources of funds other than the Receivables. The Certificates will be payable only from the assets of the Trust. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Fund. However, amounts to be deposited in the Reserve Fund are limited in amount. If the Reserve Fund is exhausted, the Trust will depend solely on current collections on the Receivables to make payments on the Certificates. If losses occur with respect to Receivables which are not covered by payments on other Receivables or by the Reserve Fund, Certificateholders may be unable to receive payment in full of principal and interest on their respective Certificates.

  Limited Obligations. The Certificates will not represent an interest in or obligation of the Seller, DFS, Deutsche Bank AG or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Receivables will be (i) the obligations (if any) of the Seller and Servicer, if applicable, pursuant to certain limited representations and warranties made with respect to the Receivables and (ii) the Servicer's servicing obligations under the Pooling and Servicing Agreement. Neither the Certificates nor the underlying Receivables will be guaranteed or insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, or by the Seller, DFS, Deutsche Bank AG, or any of their affiliates. PROCEEDS OF THE ASSETS INCLUDED IN THE TRUST (INCLUDING THE RECEIVABLES) WILL BE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES, AND THERE WILL BE NO RECOURSE TO THE SELLER, DFS, DEUTSCHE BANK AG, ANY OF THEIR AFFILIATES OR ANY OTHER ENTITY IN THE EVENT THAT SUCH PROCEEDS ARE INSUFFICIENT OR OTHERWISE UNAVAILABLE TO MAKE PAYMENTS PROVIDED FOR UNDER THE CERTIFICATES.

  Possible Prior Interests in Receivables. There are certain limited circumstances under the Uniform Commercial Code (the "UCC") and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. Claims of such transferees could reduce the amount of collections on the Receivables available for distribution to Certificateholders. See "Certain Legal Aspects of the Receivables--Transfer of Receivables." Under the Receivables Contribution and Sale Agreement, DFS has warranted to the Seller and, under the Pooling and Servicing Agreement, the Seller has warranted to the Trust that the Receivables have been or will be transferred free and clear of the lien of any third party (exclusive of any Participation of a third party). Each of DFS and the Seller has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Description of the Certificates--Supplemental Certificates," the Seller's Certificate (or any interest therein) other than to the Trust or in the form of a Participation. With respect to participations of third parties in the Receivables, see "The Dealer Floorplan Financing Business of DFS--Participation Arrangements."

  Certain Risks Relating to the Insolvency of DFS, Deutsche BSC or the Seller. Each of DFS and Deutsche BSC has warranted to the Seller in the Receivables Contribution and Sale Agreement that the initial contribution and subsequent sales of the Receivables by it to the Seller are valid sales of the Receivables to the Seller. In addition, DFS, Deutsche BSC and the Seller have and will treat the transactions described herein as a sale of the Receivables to the Seller and DFS and Deutsche BSC have and will take all actions that are required under Missouri law and Georgia law, respectively, to perfect the Seller's ownership interest in the Receivables. See "Certain Legal Aspects of the Receivables-- Transfer of Receivables." Notwithstanding the foregoing, if DFS or Deutsche BSC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) delays in such payments or reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is recharacterized as a pledge, a tax or government lien on the property of DFS or Deutsche BSC arising before any Receivables originated by it come into existence may have priority over the Seller's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy." If the transactions contemplated herein are treated as a sale, the Receivables would not be part of DFS's or Deutsche BSC's bankruptcy estate and would not be available to DFS's or Deutsche BSC's creditors.

  In addition, in Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the Tenth Circuit said, in effect, that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. If, following a bankruptcy of DFS, Deutsche BSC or the Seller, a court were to follow the reasoning of the Tenth Circuit, delays in distributions of collections on or in respect of the Receivables could occur, and reductions (which, in certain circumstances, could be substantial) in the amount of payments to Certificateholders could result.

  In addition, if DFS or Deutsche BSC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a bankruptcy court to order that DFS or Deutsche BSC, as applicable, be substantively consolidated with the Seller, delays in and reductions in the amount of distributions on the Certificates could occur.

  The Seller has warranted in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is a valid sale of the Receivables to the Trust. The Seller has agreed to take all actions that are required under Missouri law to perfect the Trust's interest in the Receivables and the Seller has warranted that the Trust will at all times have a first priority perfected ownership interest therein and, with certain exceptions, in the proceeds thereof. However, the transfer of the Receivables to the Trust could be deemed to create a security interest therein. If the transfer of the Receivables to the Trust were deemed to create a security interest therein under the UCC as in effect in Missouri, a tax or statutory lien on property of DFS, Deutsche BSC or the Seller arising before a Receivable is transferred to the Trust may have priority over the Trust's interest in such Receivables. If the Seller were to become a debtor in a bankruptcy case and a bankruptcy trustee or the Seller as debtor in possession or a creditor of the Seller were to take the position that the transfer of the Receivables from the Seller to the Trust should be recharacterized as a pledge of such Receivables, then delays in distributions on the Certificates or, should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor, delays and reductions in such distributions could result.

  If certain events relating to the bankruptcy of DFS or the Seller were to occur, then an Early Amortization Event would occur and, pursuant to the terms of the Pooling and Servicing Agreement, additional Receivables would not be transferred to the Trust and distributions of principal on the Certificates would not be subject to the Controlled Distribution Amount. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Bankruptcy of DFS, the Seller or Deutsche FRI."

  Payments made in respect of repurchases of Receivables by DFS or the Seller pursuant to the Pooling and Servicing Agreement may be recoverable by DFS or the Seller as debtor in possession or by a creditor or a trustee-in-bankruptcy of DFS or the Seller as a preferential transfer from DFS or the Seller if such payments are made within one year prior to the filing of a bankruptcy case in respect of DFS or the Seller.

  Risk of Commingling. The Servicer, no later than two business days after the processing date, will deposit all collections received with respect to the Receivables (excluding, with certain exceptions, certain portions thereof allocable to the Seller) in each Collection Period into the Collection Account. Notwithstanding the foregoing requirement for daily deposits, for so long as certain conditions are satisfied, DFS need not deposit collections into the Collection Account until the business day immediately preceding the related Distribution Date, at which time DFS will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions referred to in this sentence not applied.

  Until such payments on the Receivables collected by the Servicer are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit and will not be segregated from the assets of the Servicer, and the proceeds of any short-term investment of such funds will accrue to the Servicer. The Servicer will pay no fee to the Trust or any Certificateholder for any use by the Servicer of funds representing collections on the Receivables. See "Description of the Certificates--Allocation of Collections; Deposits to Collection Account; Limited Subordination of Seller's Interest." If the
Servicer became insolvent, the Certificateholders might incur a loss with respect to collections not deposited in the Collection Account.

  Effect of Insolvency Laws on Enforceability of Receivables. Application of federal and state bankruptcy and debtor relief laws could affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible or result in delays in payments due on such Receivables. See "Description of the Certificates--Defaulted Receivables and Recoveries."

  Lack of Security Interest in Certain Cases. The Seller has represented and warranted in the Pooling and Servicing Agreement that each Receivable, other than Unsecured Receivables, is at the time of creation generally secured by a first priority perfected security interest in the related product, account receivable or other asset; provided that such perfected security interest need not be of a first priority in the case of Receivables arising in an Account for which the payment terms are on a scheduled payment plan basis and whose maximum credit limit does not exceed $250,000, if such Account was designated for the Trust on or before March 23, 1994 (the "Series 1994-1 Closing Date"). Claims of secured parties with first priority perfected security interests in such accounts, accounts receivable or other assets could reduce the amount of collections on the related Receivables available for distribution to Certificateholders. Generally, under applicable state laws, a security interest in goods or accounts receivable which secure wholesale financing obligations may be perfected by the filing of UCC financing statements. DFS endeavors to take all actions necessary under applicable state laws to perfect DFS's security interest in the goods or accounts receivable. However, at the time a product is sold, DFS's security interest in the product will terminate. Therefore, if a Dealer is not required to remit, or fails to remit, to DFS amounts owed with respect to products that have been sold, the related Receivables will no longer be secured by such products, and delays or reductions in the amounts of collections on such Receivables could result.

  Effect of Timing of Origination of, and Payments on, Receivables on Payments on the Certificates. Receivables arising from the purchase of inventory financed by DFS are generally payable by Dealers either upon retail sale of the related product or, in some cases, in accordance with a predetermined schedule, whether or not the product has been sold. Such scheduled payment dates range, in substantially all cases, from 10 up to 180 days, but usually not more than 90 days, after the Dealer receives the product. The timing of sales of products is uncertain and varies depending on the product type. Moreover, the relative portions of the Trust's pool of Receivables made up of Receivables secured by products, Receivables secured by accounts receivable, Receivables secured by other assets and Unsecured Receivables may vary over time and cannot be predicted. The mix of products securing Receivables may also be expected to vary over time and cannot be predicted. As a result, it is possible that the credit quality of the Receivables in the Trust, as a whole, may decline as a result of the addition of additional Receivables. In addition, there is no assurance that there will be additional Receivables created under the Accounts or that any particular pattern of Dealer repayments will occur. The payment of principal on the Certificates is dependent on Dealer repayments, and Collections during the Accumulation Period may not be sufficient to fully amortize the Certificates on the Expected Final Payment Date. In addition, a significant decline in the amount of Receivables generated could cause an Early Amortization Event. However, a decline in the amount of Receivables generated would initially be absorbed by an increase in the Excess Funding Account. The Pooling and Servicing Agreement provides that the Seller will be required to transfer Receivables in Additional Accounts to the Trust in the event that the amount of the Pool Balance is not maintained at a certain minimum level. If an insolvency event relating to DFS or the Seller were to occur, then an Early Amortization Event would occur, additional Receivables would not be transferred to the Trust and distributions of principal on the Certificates would not be subject to the Controlled Distribution Amount. See "The Dealer Floorplan Financing Business of DFS" and "Maturity and Principal Payment Considerations" and see also "Description of the Certificates--Early Amortization Events" for a discussion of other events which might lead to the occurrence of an Early Amortization Period.

  In addition, because a portion of the Receivables do not bear interest until a period of time has elapsed from their origination, the Receivables will be sold to the Trust at a discount, which is received as Receivables are collected, in order to generate imputed interest collections. As a result, reductions in the payment rate will result in a reduction in the amount of imputed interest collections and the amounts available to pay interest on the Certificates and the Servicing Fee and to cover defaults and delinquencies on the Receivables. Under certain circumstances, typically those involving a Dealer in default or about to become in default, DFS may change the due date or offer the Dealer extended payment terms. See also "--Ability of the Servicer to Change Payment Terms" below.

  Addition of Trust Assets; Additional Product Types. The Seller expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include Accounts with Dealers originated by DFS under criteria different from those which were applied to the Dealers on previously designated Additional Accounts, because such Accounts were originated at a different date. Such Accounts may also provide financing for products of types different from those included in the Trust on the Closing Date. Consequently, there can be no assurance that Additional Accounts designated in the future will relate to the same types of products or will be of the same credit quality as previously designated Accounts or that new product types that, if applicable, secure the Receivables in new Accounts will provide security that is as favorable as that provided by existing product types. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Accounts."

  Basis Risk. The Receivables generally bear interest at prime rates announced by certain banks plus a margin. DFS may reduce the interest rates applicable to any of the Receivables, so long as DFS does not reasonably expect any such reduction to result in an Early Amortization Event. Certain Receivables are originated at a discount and do not bear interest for a specified period after their origination. It is possible that with respect to any Interest Period, LIBOR plus the margin used to compute the applicable Certificate Rate will exceed the Net Receivables Rate for the preceding Collection Period. In such event, interest will accrue on such Certificates during such Interest Period at a rate equal to the Net Receivables Rate. A reduction in interest rates on any Receivables, or the inclusion of a greater proportion of non-interest bearing Receivables in the Pool Balance, could have the effect of reducing or possibly eliminating the positive spread, if any, between the Net Receivables Rate and the applicable Certificate Rates based upon LIBOR, with a corresponding risk of a reduction in yield to Certificateholders. While the distribution of Carry-over Amounts would mitigate the effect of such reduction in yield, the Carry-over Amounts are distributable only to the extent of the funds available therefor as described under "Description of the Certificates--Distributions from the Collection Account; Reserve Fund" and there can be no assurance that Carry-over Amounts, if any, will be distributed. See "The Accounts--Yield Information."

  Trust's Relationship to DFS. DFS is not obligated to make any payments in respect of the Certificates or the Receivables (other than the obligation of DFS to purchase certain Receivables from the Trust due to the failure to comply with certain covenants or representations and warranties, as described under "Description of the Certificates--Servicer Covenants" and "Description of the Receivables Contribution and Sale Agreement--Representations and Warranties"). However, the Trust is completely dependent upon DFS for the generation of new Receivables. There can be no assurance that DFS will continue to generate Receivables at the same rate as in prior years. See "--Social, Economic and Other Factors; Competition" below.

  Moreover, if an insolvency event were to occur with respect to DFS, (i) Receivables would no longer be transferred to the Seller or the Trust and an Early Amortization Event would occur and (ii) any Delayed Funding Receivables that had not yet been funded may not become funded and may be executory contracts subject to disaffirmance by DFS's trustee-in-bankruptcy, in which case the related Dealers would no longer be obligated to pay such Delayed Funding Receivables, which the Trust has already paid for. In addition, if DFS were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders.

  Social, Economic and Other Factors; Competition. DFS's ability to generate new Receivables, and the Dealer's ability to make payments on the Receivables owned by the Trust, will depend upon the sales of the products relating to such Receivables. The level of sales of such products will be affected by a variety of social and economic factors, including national and regional unemployment levels and levels of economic activity in general, interest rates and consumer perceptions of economic conditions. In addition, DFS competes with various other financing sources, including independent finance companies, manufacturer-affiliated finance companies and banks, which are in the business of providing floorplan financing arrangements to dealers. If, for any reason, DFS were unable to or ceased to generate new Receivables, an Early Amortization Event would occur. See "Maturity and Principal Payment Considerations" below.

  Credit Enhancement. Credit enhancement of the Certificates will be provided by the subordination of the Seller's Interest to the extent of the Available Subordinated Amount as described herein and amounts in the Reserve Fund and by the subordination of the Class B Certificates and the Class C Certificates for the benefit of each class of Certificates with an earlier alphabetical designation. The amount of such credit enhancement is limited and will be reduced from time to time as described herein. If the amount available under such credit enhancement is reduced to zero, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and will be more likely to suffer a loss on their investment in the Certificates. See "Description of the Certificates--Allocation of Collections; Deposits in Collection Account; Limited Subordination of Seller's Interest" and "Risk Factors--Subordination of Class B Certificates." Credit enhancement provided to any other Series will not be available to the Series 1996-2 Certificates.

  Subordination of Class B Certificates. The Class B Certificates will be subordinated to fund payments of principal and interest on the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the Class A Invested Amount has been paid in full. Class B Monthly Interest accrued during the related Interest Period(s) will not be paid on an Interest Payment Date until accrued Class A Monthly Interest for such Interest Payment Date has been paid in full. Moreover, the Class B Invested Amount is subject to reduction on any Distribution Date if the Available Subordinated Amount is reduced to zero, the Class C Invested Amount is reduced to zero and the Deficiency Amount is greater than zero. If the Class B Invested Amount suffers such a reduction, there will be a reduction in the amount of collections allocable to the Class B Certificateholders, resulting in a possible delay or reduction in principal and interest payments on the Class B Certificates. Moreover, in the event of a sale of the Receivables in the Trust due to the occurrence of an insolvency event with respect to the Seller or due to the Invested Amount being greater than zero on the Termination Date, the portion of the net proceeds of such sale will be paid first to Class A Certificateholders until accrued and unpaid Class A Monthly Interest and all Class A Additional Interest is paid in full and the Class A Invested Amount is reduced to zero and then to Class B Certificateholders until accrued and unpaid Class B Monthly Interest and all Class B Additional Interest is paid in full and the Class B Invested Amount is reduced to zero. See "Description of the Certificates-- Allocation Percentages," "--Distributions from the Collection Account; Reserve Fund," "--Distributions" and "--Investor Charge-Offs."

  Negative Carry. If funds are deposited in the Excess Funding Account at any time, such funds are expected to be invested in Eligible Investments and, as a result, would be expected to earn a rate of return lower than the yield on a comparable amount of Receivables. Accordingly, any deposit of funds in the Excess Funding Account may be expected to reduce the amount of Non-Principal Collections available to the Trust, until DFS is able to generate sufficient Receivables to permit such funds to be released from the Excess Funding Account.

  Requirement of Consent of the Holders of Certificates of Other Series. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of all outstanding investor certificates of all outstanding Series will be required to direct certain actions, including amending the Pooling and Servicing Agreement in certain circumstances and directing a reassignment of the entire portfolio of Receivables. In addition, following the occurrence of an insolvency event with respect to the Seller, the holders of certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or each class of each Series (and any holder of a Supplemental Certificate) will be required to direct the Trustee not to sell or otherwise liquidate the Receivables.

  Amendments Without the Consent of Certificateholders. The Pooling and Servicing Agreement or any Supplement may be amended by the Seller, the Servicer and the Trustee, without certificateholder consent, so long as any such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders. Notwithstanding the foregoing, the Pooling and Servicing Agreement may be amended by the Servicer, the Seller and the Trustee without the consent of any of the Certificateholders to change in any manner the treatment of Delayed Funding Receivables under the Pooling and Servicing Agreement, but only upon satisfaction of the Rating Agency Condition. In addition, the Pooling and Servicing Agreement or any Supplement may be amended by the Servicer and the Trustee at the direction of the Seller without the consent of any of the Certificateholders (1) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable the Seller or any of its affiliates (including Deutsche Bank AG) to minimize or avoid capital charges under any applicable law, rule, regulation or guideline relating to regulatory or risk-based capital, (2) to enable all or a portion of the Trust to qualify as a partnership for federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Code adopted as final regulations after the date hereof, and to the extent that such regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of the Pooling and Servicing Agreement or any Supplement relating to the intended availability of partnership treatment of the Trust for federal income tax purposes, (3) to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust," as described in the provisions of the "Small Business Job Protection
Act of 1996," H.R. 3448 (and, in connection with any such election, to modify or eliminate existing provisions of the Pooling and Servicing Agreement or any Supplement relating to the intended Federal income tax treatment of the Certificates and the Trust in the absence of such election, which may include elimination of the sale of Receivables upon the occurrence of an insolvency event with respect to the Seller pursuant to the Pooling and Servicing Agreement and certain provisions of the Pooling and Servicing Agreement relating to the liability of the Seller), or (4) to enable the Seller or any of its affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, so long as in each case the Rating Agency Condition has been satisfied and, in the case of (2) or (3), the Seller and the Trustee have received an opinion of counsel to the effect that such amendment will not adversely affect the characterization of the certificates of any outstanding Series or class as debt or as partnership interests; provided, however, that if any such amendment occurs while Series 1994-1 is outstanding an opinion of counsel for the Seller, addressed and delivered to the Trustee, shall be required providing that such amendment will not adversely affect in an material respect the interests of any investor certificateholders of Series 1994-1. See "Description of the Certificates--Amendments."

  Additional Series. The Trust, as a master trust, is expected to issue additional Series (which may be represented by different classes within a Series) from time to time. A Supplement delivered in connection with the issuance of other Series will specify certain Principal Terms applicable to such Series. Such Principal Terms may include methods for determining applicable allocation percentages and allocating collections, provisions creating different or additional security or other credit enhancement, different classes of certificates (including subordinated classes of certificates) and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. The provisions of such a Supplement may give the holders of the related certificates or the provider of any

Enhancement for the related Series consent, approval or other rights that may cause the Seller, the Servicer or the Trustee to take or refrain from taking certain actions under the Pooling and Servicing Agreement, which may affect the interests of the Certificateholders. No such Supplement, however, may change the terms of the Certificates or the terms of the Pooling and Servicing Agreement as applied to the Certificates. See "Description of the Certificates--New Issuances". As long as the Offered Certificates are outstanding, satisfaction of the Rating Agency Condition will be a condition to the execution of any such Supplement. There can be no assurance, however, that the terms of any other Series might not have an impact on the timing or amount of payments received by a Certificateholder. The issuance of an additional Series does not require the consent of or notice to any Certificateholders.

  Ability of Servicer to Change Payment Terms. DFS, as Servicer, will have the right to change payment terms and various other terms with respect to the Receivables, subject to the conditions described below. In servicing the Receivables, DFS, as Servicer, will be required to service and administer the Receivables and collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing receivables owned by it and comparable to the Receivables. In addition, DFS, as Servicer, will covenant that it will only change the terms relating to the Receivables generally if, in its reasonable judgment, no Early Amortization Event will occur as a result of the change. Except as specified above, there are no restrictions on the ability of the Servicer to change the terms of the Receivables. While the Servicer has no current intention of taking actions which would change the payment or other terms of the Receivables, other than in accordance with its customary and usual procedures, there can be no assurances that changes in the marketplace or prudent business practice might not result in a determination to do so. Any such changes could impact the repayment of principal on the Certificates. See "Maturity and Principal Payment Considerations."

  Ability to Change Discount Factor. As described under "Description of the Certificates--Discount Factor," in order to create imputed interest in respect of those Receivables that have a non-interest-bearing period and for uniformity in accounting for collections, a portion of the Collections on each Receivable that are not part of the finance charges, if any, paid on that Receivable will be treated as Non-Principal Collections. The portion of the balance of a Receivable that will be treated as a Non-Principal Collection will be equal to the product of the balance of such Receivable times the Discount Factor. As of the Series 1996-2 Cut-off Date, the Discount Factor was 0.40%. The Discount Factor may be adjusted upwards or downwards, without the consent of Certificateholders, as described under "Description of the Certificates-- Discount Factor," but may in no event exceed 1%. Any increase in the Discount Factor will result in a higher amount of Non-Principal Collections on the Receivables and a lower amount of Principal Collections than would otherwise occur. Conversely, any decrease in the Discount Factor would result in a lower amount of Non-Principal Collections and a higher amount of Principal Collections than would otherwise occur.

  Ratings of the Certificates. It is a condition to the issuance of the Class A Certificates that they be rated in the highest long-term rating category by at least one nationally recognized rating agency (such rating agency and each other rating agency designated by the Seller in the related Supplement in respect of any outstanding Series or class, a "Rating Agency"). It is a condition to the issuance of the Class B Certificates that they be rated in one of the three highest rating categories by at least one Rating Agency. A rating is based primarily on the credit underlying the Receivables and the level of subordination of the Seller's Interest. The rating of the Offered Certificates addresses the likelihood of the ultimate payment of principal and the timely payment of interest, at the applicable Certificate Rate, on the Offered Certificates. However, a Rating Agency does not evaluate, and the rating of the Offered Certificates does not address, the likelihood that any Carry-over Amount will be paid or the likelihood that the outstanding principal amount of the Offered Certificates will be paid by any date, including the Expected Final Payment Date, other than the Termination Date. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances so warrant. A security rating is not a recommendation to buy, sell, or hold securities and is subject to revision or withdrawal in the future by the assigning rating agency. Each rating should be evaluated independently of any other rating.

  Book-Entry Registration. The Offered Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Class A or Class B Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Class A and Class B Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is used in the Pooling and Servicing Agreement). Consequently, until such time beneficial owners of the Offered Certificates ("Certificate Owners") will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel Bank, Euroclear and their participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive
Certificates."

                     DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
                   AND DEUTSCHE FLOORPLAN RECEIVABLES, INC.

DEUTSCHE FLOORPLAN RECEIVABLES, L.P.

  The Seller is a limited partnership formed under the laws of the State of Delaware, of which Deutsche Floorplan Receivables, Inc. ("Deutsche FRI") is the general partner and DFS is the limited partner. DFS's limited partnership interest in the Seller constitutes ninety-nine percent (99%) of the total partnership interests in the Seller, with the remaining one percent (1%) owned by the general partner. The Seller was formerly known as ITT Floorplan Receivables, L.P.; its general partner was formerly known as ITT Floorplan Receivables, Inc.; and its limited partner was formerly known as ITT Commercial Finance Corp. The Seller was organized for limited purposes, which include purchasing receivables from DFS and its affiliates and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832. The telephone number of such offices is (314) 523-3000.

  The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by DFS under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of DFS. These steps include the creation of Deutsche FRI as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of Deutsche FRI's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). Deutsche FRI's Certificate of Incorporation includes a provision that requires Deutsche FRI to have not less than two directors who qualify under the Articles of Incorporation as an "Independent Director." No assurance can be given, however, that such a consolidation will not occur. See "Risk Factors--Certain Legal Aspects."

  If Additional Accounts are added to the Trust, DFS may make additional contributions of capital to the Seller to fund a portion of the purchase price of the Receivables arising in Additional Accounts.

DEUTSCHE FLOORPLAN RECEIVABLES, INC.

  Deutsche Floorplan Receivables, Inc., a wholly-owned subsidiary of DFS, was incorporated in the State of Nevada on October 22, 1993. Deutsche FRI was formerly known as ITT Floorplan Receivables, Inc. Deutsche FRI was organized for limited purposes, which include acting as the general partner in a limited partnership engaged in purchasing receivables from DFS and its affiliates, transferring such receivables to third parties, acting as general partner in limited partnerships that acquire receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of Deutsche FRI are located at Bank of America Plaza, 300 South Fourth Street, Suite 1100, Las Vegas, Nevada 89101. The telephone number of such offices is (702) 385-1668.

                                   THE TRUST

  The Trust was formed in accordance with the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Seller has conveyed and will convey to the Trust, without recourse, the Receivables arising under the Accounts. The property of the Trust will consist of the Receivables existing in the Accounts on the Initial Cut-Off Date, all Receivables generated in the Accounts from time to time thereafter during the term of the Trust as well as Receivables generated in any Accounts added to the Trust from time to time (less Receivables paid or charged off and excluding (i) Receivables in any Accounts that are removed from the Trust from time to time after the Initial Cut-Off Date and (ii) any undivided interest in the Receivables in certain Accounts that has been transferred to a third party as described under "The Dealer Floorplan Financing Business of DFS--Participation Agreements"), an assignment of all the Seller's rights and remedies under the Receivables Contribution and Sale Agreement, all funds collected or to be collected in respect of the Receivables, all funds on deposit in certain accounts of the Trust including funds on deposit in the Excess Funding Account, the Principal Funding Account, the Interest Funding Account, the Reserve Fund and any other Enhancement issued with respect to any other Series, a security interest in the other Collateral Security and rights of the Seller with respect to the financed inventory under the Floorplan Agreements. See "Description of the Certificates--Addition of Accounts." See "Description of the Receivables Contribution and Sale Agreement" for a summary of certain terms of the Receivables Contribution and Sale Agreement.

  The property of the Trust may include Enhancements for the benefit of certificateholders of other Series. The Certificateholders will not have any interest in any Enhancements provided for the benefit of the certificateholders of other Series. Pursuant to the Pooling and Servicing Agreement the Seller will be allowed (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate from time to time Additional Accounts to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts, and to designate from time to time certain Accounts to be removed and to require the Trustee to convey receivables in such Removed Accounts to the Seller. The Seller may, but is not obligated to, cause the Trust to convey to it an interest in certain Receivables, which the Seller may transfer or participate to others.

  The Trust has been formed for this and like transactions pursuant to the Pooling and Servicing Agreement and prior to formation had no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Receivables and the other assets of the Trust and proceeds therefrom, issuing the Certificates and the Seller's Certificate (and any Supplemental Certificates), issuing additional Series and making payments thereon and related activities. As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Certificates will be paid to the Seller as consideration for the transfer of the Receivables to the Trust. The Seller will use such proceeds for general operating purposes (including the distribution thereof to its limited partner, DFS). DFS may use the proceeds it receives to repay inter-company debt and for other general corporate purposes.

                THE DEALER FLOORPLAN FINANCING BUSINESS OF DFS

GENERAL

  The Receivables sold or to be sold to the Seller have been or will generally be selected from extensions of credit made by DFS to (i) dealers, manufacturers and distributors ("Dealers") of certain consumer and commercial products in order to enable such Dealers to acquire inventory (the "Floorplan Business") and (ii) Dealers to finance their accounts receivable arising from the sales of their products (the "Accounts Receivable Business"). The products financed within the Floorplan Business may include, among others: computers and computer products, manufactured housing, recreation vehicles, boats and motors, consumer electronics and appliances, keyboards and other musical instruments, industrial and agricultural equipment, office automation products, snowmobiles, and motorcycles. The types of products financed may change over time. The receivables arising from the Floorplan Business are herein called the "Floorplan Receivables" and receivables arising from the Accounts Receivable Business are called the "A/R Receivables." Occasionally, specific transactions under the Accounts Receivable Business are documented as sales of receivables by the originator thereof to DFS. Asset Based Receivables and Unsecured Receivables, which have been sold to the Trust and may be sold, are described below.

  The Floorplan Receivables are generally secured by the products being financed and, in limited cases, by other personal property, personal guarantees, mortgages on real estate, assignments of certificates of deposit, or letters of credit. The amount of the advances are generally equal to 100% of the invoice price of the product. The A/R Receivables are secured by the accounts receivable owed to the Dealer against which such extension of credit was made and, in limited cases, by other personal property of such borrowers, mortgages on real estate, assignments of certificates of deposit or letters of credit. The accounts receivable which are pledged to DFS as collateral may or may not be secured by collateral. The amount advanced generally does not exceed 80%--85% of the amount of the eligible accounts receivable. Both Floorplan Receivables and A/R Receivables are generally full recourse obligations of the related Dealer.

  DFS originates and services its receivables from its principal office in St. Louis, Missouri and in branch offices located throughout the United States. Receivables originated in the State of Louisiana arise from extensions of credit to Dealers by Deutsche BSC, which Receivables are serviced by DFS. In the future, Receivables in the Trust may include Receivables originated by other affiliates of DFS, subject to satisfaction of the Rating Agency Condition. References in this Prospectus to originations by DFS will be deemed to include originations by Deutsche BSC and any such other affiliate.

CREDIT UNDERWRITING PROCESS

  A Dealer requesting the establishment of a credit line with DFS is required to submit an application and financial information, including audited or unaudited financial statements and, in some cases, tax returns. DFS attempts to talk to, or receive reference letters from, several of the applicant's current creditors and may also obtain a credit agency report on the applicant's credit history. In addition to such current financial information and historical credit information, DFS will consider the following factors: the reason for the request for the extension of credit; the need for the credit line; the products to be financed and the financial status of the manufacturer of such products, if any, that would enter into a related Floorplan Agreement; and the experience of the Dealer's management. The determination of whether to extend credit and of the amount to be extended is based upon a weighing of the above factors. The Dealer credit underwriting process of DFS also involves the use of its Expert Credit System ("ECS"), which employs artificial intelligence technology to simulate the analytical approach of senior underwriting personnel. By utilizing a standardized review process to analyze credit information, ECS adds greater consistency to underwriting decisions across geographic areas and product lines. While all Dealer applications are processed through ECS, DFS does not use ECS as a credit scoring system that results in a numerical score that approves or disapproves the extension of credit or that indicates what amount of credit may be extended.

  Extensions of credit lines in excess of $10,000,000 if secured and $5,000,000 if unsecured may be approved by management of Deutsche Financial Services Holding Corporation or Deutsche Bank AG. Extensions of credit up to $10,000,000 if secured and $5,000,000 if unsecured may be approved by the president of DFS; and extensions of credit up to $5,000,000 may be approved by DFS's director of portfolio control. A DFS Division President may approve extensions of credit in amounts which vary by program but do not exceed $1,500,000. Less senior officers have lower levels of approval authority. DFS reviews individual Dealer credit limits (i) prior to any increase in such credit limit, (ii) generally every 12 to 18 months and (iii) upon becoming aware that the Dealer is experiencing financial difficulties or is in default on its obligations under its agreement with DFS.

CREATION OF RECEIVABLES

  The Floorplan Business is typically documented by an agreement between DFS and the Dealer which provides for both the extension of credit and a grant of security interest. Such agreements are generally for an unspecified period of time and create discretionary lines of credit, which DFS may terminate at any time in its sole discretion, subject, however, to prevailing standards of commercial reasonableness and good faith, which may require commercially reasonable notice and other accommodations by DFS. Absent default by the Dealer, the outstanding Floorplan Receivables owed by such Dealer cannot be accelerated, even if the line of credit is terminated. After the effective date of termination, DFS is under no obligation to continue to provide additional financing, but the then current outstanding balance will be repayable in accordance with the Pay-as-Sold or Scheduled Payment Plan terms of such Dealer's program with DFS, as described below.

  With respect to the Floorplan Receivables, advances made for the purchase of inventory are most commonly arranged in the following manner: The Dealer will contact the manufacturer, distributor or other vendor (each, a "Manufacturer") and place a purchase order for a shipment of inventory. If the Manufacturer has been advised that DFS is the Dealer's inventory financing source, the Manufacturer will contact DFS to obtain an approval number with respect to such purchase order. Upon such request, DFS will determine whether (i) the Manufacturer is in compliance with its Floorplan Agreement, (ii) the Dealer is in compliance with its program with DFS and (iii) such purchase order is within the Dealer's credit limit. If so, DFS will issue an approval number to the Manufacturer. The Manufacturer will then ship the inventory and directly submit its invoice for such purchase order to DFS for payment. Interest or finance charges normally begin to accrue on the Dealer's accounts as of the invoice date. The proceeds of the loan being made by DFS to the Dealer are paid directly to the Manufacturer in satisfaction of the invoice price and will normally be funded at that time. In some cases, however, DFS will negotiate a delay in funding the advance for a period which in most cases ranges from a few days to up to 30 days, and in some cases ranges up to 90 days, after the date of the invoice. Any such receivable that is funded on a delayed basis (a "Delayed Funding Receivable") will be sold to and paid for by the Trust on the date of the invoice, even though such receivable is not funded by DFS until a later time (i.e., when DFS pays the advance to the Manufacturer in payment of the invoice price). DFS and the Manufacturer may also agree that DFS may discount the invoice price of the inventory ordered by the Dealer. Under this arrangement, the Manufacturer will deem itself paid in full upon receipt of such discounted amount. Typically, in exchange for the float permitted by the payment delay and/or the discount, DFS will agree to provide the Manufacturer's Dealers with reduced interest, or perhaps no interest, for some period of time. Thus, the Dealer's financing program may provide for so-called "interest free" or "free flooring" periods during which no interest or finance charges will accrue on their accounts.

  The creation of Asset Based Receivables and Unsecured Receivables is discussed under "--Asset Based Receivables" and "--Unsecured Receivables" below.

PAYMENT TERMS

  DFS's Floorplan Business provides two basic payment terms to Dealers: Pay-as-Sold financing programs or Scheduled Payment Plan. Under a "Pay-as-Sold" program, the Dealer is obligated to pay interest or finance charges monthly, but principal repayment with respect to any particular item of inventory financed by DFS is due and payable only upon the sale of such item by the Dealer or at a predetermined maturity date. On occasion, DFS may require particular Dealers to begin repaying principal in installments if the unit has not been sold within a specified period of time. These payments are referred to as "curtailments."
Even if a unit is subject to curtailment payments, the outstanding balance with respect to such unit will remain fully payable if such unit is sold. Pay-as-Sold programs are principally offered in the motorcycle, recreation vehicle, boat and motor, agricultural equipment, and other product lines in which the individual inventory price is high and the product inventory turn is relatively slow.

  "Scheduled Payment Plans", in contrast, require that principal be repaid in accordance with a particular schedule. Depending upon the product line and the particular inventory turns of the individual Dealer, the majority of these payment terms are generally no longer than ninety (90) days. Under a Scheduled Payment Plan, the Dealer is only obligated to make payments in accordance with an agreed upon schedule, regardless of when the item of inventory is actually sold.

  With respect to A/R Receivables, the Dealer is obligated to pay interest or finance charges monthly. Principal repayment is due in the amount of the collections on the underlying accounts receivable at the time of such collections. With respect to Asset Based Receivables, interest is payable monthly, while principal is payable upon the end of the term of the credit facility, or, if earlier, when and to the extent principal outstandings exceed eligible collateral at negotiated advance rates. With respect to Unsecured Receivables, interest is payable monthly, while principal may be payable either on Pay-as-Sold or Scheduled Payment Plan terms.

FLOORPLAN AGREEMENTS WITH MANUFACTURERS

  DFS will provide financing for products for a particular Dealer, in most instances, only if DFS has also entered into a floorplanning agreement (the "Floorplan Agreement") with the Manufacturer of such product. Pursuant to the Floorplan Agreement, the Manufacturer will agree, among other matters, to purchase from DFS those products sold by such Manufacturer to a Dealer and financed by DFS if DFS acquires possession of such products pursuant to repossession, voluntary surrender, or other circumstances. This arrangement reduces the time, expense and risk normally associated with a secured lender's disposition of collateral. The terms of such repurchase obligations may vary, both by industry and by Manufacturer. In some instances, the Manufacturer will be obligated to repurchase the product for a price equal to the unpaid principal balance owed by the Dealer for the product in question whenever DFS acquires possession thereof. On occasion, different terms may be negotiated. Such terms may provide for a smaller purchase price, or a purchase price which declines over time, or time periods beyond which no obligation to purchase by the Manufacturer shall apply. Certain Floorplan Agreements may also eliminate the repurchase obligation or reduce the purchase price payable by the Manufacturer, depending upon the condition of the inventory acquired by DFS.

  In determining whether to include a Manufacturer's products in its Floorplan Business, DFS considers the Manufacturer's financial status, its number of years in the business, the number of years the product has been sold and whether its products are sold nationally or in a limited area. In general, the more favorable DFS's determination of such factors, the larger the amount of Dealer outstanding payables to DFS that will be permitted. DFS generally reviews Manufacturers annually in the case of Manufacturers whose Dealers have outstanding payables to DFS in excess of $10,000,000 and less frequently in the case of other Manufacturers.

BILLING PROCEDURES

  At the beginning of each month DFS sends to each Account obligor a billing statement for the interest, if any, and any other non-principal charges accrued or arising in the prior month. Payment is generally due in respect of such statement by the 15th of such month.

DEALER MONITORING

  Inventory inspections are performed to physically verify the collateral used to secure a Dealer's loan, check the condition of the inventory, account for any missing inventory and collect funds due to DFS. The inventory inspection, or "floorcheck," is one of the key tools for monitoring inventory financed by DFS on Pay-as-Sold terms. Floorchecks are usually performed every 30--45 days, or every 60--75 days for industrial or agricultural equipment. These floorchecks are performed by field service representatives ("FSRs") who are specially trained to audit Dealer inventory.

DFS has developed the "Field Audit System," a computerized field audit communications network providing FSRs with timely and accurate inventory reports on the day of inspection. Any discrepancies in a Dealer's inventory or payment schedule, or other problems discovered by an FSR, are promptly reported to regional office management.

  Floorchecks generally are not performed on Dealers on Scheduled Payment Plans. However, DFS monitors these Dealers for payment delinquencies. The regional office makes telephone contact with delinquent Dealers after a Scheduled Payment Plan payment of $10,000 or more is 5 days past due in order to resolve any problems. If a Dealer is 10 days past due with a Scheduled Payment Plan payment in an amount greater than $100,000 or 15 days past due with a payment of $10,00 0--$100,000, FSRs will visit the Dealer to verify the related collateral and report their findings to the regional office.

  In addition to monitoring an A/R Receivables Dealer's weekly activity, one of the key control elements of the A/R Receivables program is the field audit, during which an accounts receivable auditor reviews certain books and records of an A/R Receivables Dealer. The audits are performed generally on a quarterly basis. Any deficiencies revealed during the audit are discussed with the Dealer and reported to regional office management.

REALIZATION ON RECEIVABLES

  Upon any default by a Dealer of its obligations to DFS under the related financing agreement and expiration of any and all applicable notice and cure periods that may have been agreed to between DFS and such Dealer, DFS may declare such Dealer's obligations immediately due and payable and enforce all of its legal rights and remedies, including commencement of proceedings to realize upon any collateral, subject to prevailing standards of commercial reasonableness and good faith. Upon learning of such a default, DFS makes contact with the Dealer to determine whether it can develop a workout arrangement with the Dealer to cure all defaults. If disputes with the Dealer exist, such disputes may be submitted to arbitration. If DFS determines that such an arrangement to cure a default cannot be successfully implemented, the Dealer's payment obligations are accelerated. DFS then attempts to obtain possession of the collateral, except in the case of Unsecured Receivables or A/R Receivables, and in the case of A/R Receivables, DFS attempts to collect directly from the obligors on the accounts receivable (with respect to certain Accounts relating to A/R Receivables, DFS will already control the collection of accounts receivable through the use of lockboxes). If a Manufacturer is obligated to repurchase the collateral under a Floorplan Agreement as described above under "--Floorplan Agreements with Manufacturers," the collateral is delivered to the related Manufacturer. DFS repossesses, stores and then attempts to sell all other salable collateral in a commercially reasonable manner. See "The Accounts--Loss Experience."

ASSET BASED RECEIVABLES

  Other receivables ("Asset Based Receivables") that may be sold to the Seller arise from asset based revolving credit facilities provided to certain Dealers. These facilities typically involve a revolving line of credit, often for a contractually committed period of time, pursuant to which the borrower may draw the lesser of the maximum amount of such line of credit or a specifically negotiated loan availability amount. The loan availability amount is determined by multiplying agreed upon advance rates against the value of certain types of assets. In these facilities, DFS will most typically lend against finished inventory and parts in the Dealer's possession which are free and clear of other liens and otherwise in compliance with specified standards. DFS will also lend in accordance with an advance rate against a borrower's eligible accounts receivable. DFS's asset based revolving credit facilities are usually secured by the assets which constitute the borrowing base against which the loan availability amount is calculated and, occasionally, by other personal property, mortgages or other assets of the borrower. Asset Based Receivables are not always supported by any Floorplan Agreement with a Manufacturer.

UNSECURED RECEIVABLES

  Certain receivables ("Unsecured Receivables") constitute unsecured advances to Dealers that are made in the same manner as in the case of Floorplan Receivables. As of ____________, 1996, __% of the total balance of Receivables in the Trust Portfolio were Unsecured Receivables.

PRIVATE LABEL PROGRAMS

  Under DFS's so-called "Private Label" programs, DFS will agree to provide inventory financing and accounts receivable financing for Dealers of a Manufacturer under the name of the Manufacturer. Presently DFS operates under the following names: Carrier Distribution Credit Corporation, to provide financing for Dealers of products manufactured or sold by Carrier Corporation (heating, ventilation and air conditioning); Resellers Credit Corporation, to provide financing to Dealers of products manufactured or sold by Ingram Micro, Inc. (computer products); IE Financial Services, to provide financing to Dealers of products manufactured or sold by Intelligent Electronics, Inc. (computer products); MicroAge Commercial Credit, to provide financing to Dealers of products manufactured or sold by MicroAge Computer Centers, Inc. (computer products); Snapper Finance Company, to provide financing to Dealers of products manufactured or sold by Snapper, Inc. (lawn mowers and other garden products); and Tracker Marine L.P., which provides financing to Dealers of products manufactured by Tracker Marine L.P. (boats and motors). The Manufacturer may or may not have an equity participation in certain of the receivables funded by such Private Label programs. Other private label programs may be developed from time to time.

PARTICIPATION ARRANGEMENTS

  From time to time DFS will enable other financing sources to participate in certain of its credit facilities ("Participations"). Pursuant to a typical Participation, the documentation for the underlying line of credit will remain in the name of DFS, as lender. In a separate contractual arrangement with DFS, the participant will agree to provide a portion of the funding for such facility in exchange for an agreed upon interest rate. Occasionally, fees and other charges may also be shared with the participant. In certain cases, DFS will advise a borrower that the size of its credit facility is expressly conditioned upon the availability of participants in the facility. In those situations, if no participants can be found, or if such participants cease to participate, the size of the credit facility may be reduced. In other circumstances, there will be no such condition and DFS may be obligated to maintain a credit facility notwithstanding its expectation that a portion of it would be participated. The Receivables to be sold by DFS to the Seller, and in turn by the Seller to the Trust, may include the non-participated portion of receivables from accounts which have been participated. In addition, subject to substantially the same limitations that apply to the removal of Accounts, the Seller may cause the Trust to transfer an interest in certain Receivables to the Seller, which may thereafter transfer such interest to another person in the form of a Participation. In addition, DFS may, from time to time, enter into syndicated credit facilities, pursuant to which multiple lenders, including DFS, will jointly establish a credit facility administered by a lender agent. Under these facilities, DFS and its co-lenders will agree, pursuant to the terms of the loan agreement with the borrower, to provide a portion of the overall credit facility up to their respective maximum commitment amounts. In return, DFS and its co-lenders generally share in the interest and principal payments and other fees and charges on a pro-rata basis.

                                 THE ACCOUNTS

GENERAL

  The Receivables arise in the Accounts. The Accounts have been selected from all the accounts that were Eligible Accounts (the "Eligible Portfolio") at the Initial Cut-Off Date. In order to be included in the Eligible Portfolio, each Account must be an account established by DFS in the ordinary course of business and meet certain other criteria provided in the Pooling and Servicing Agreement. See "Description of the Certificates--Representations and Warranties."

  Pursuant to the Pooling and Servicing Agreement, the Seller and, pursuant to the Receivables Contribution and Sale Agreement, DFS have the right (subject to certain limitations and conditions), and in some circumstances the Seller is obligated, to designate from time to time additional qualifying Accounts to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts, including Receivables thereafter created. These accounts must meet the eligibility criteria set forth above as of the date such accounts are designated as Additional Accounts. DFS will convey the Receivables then existing, with certain exceptions, or thereafter created under such Additional Accounts to the Seller, which will in turn convey them to the Trust. See "Description of the Certificates--Addition of Accounts."

  As of ____________, 1996, there was $_______ million of Receivables in the total U.S. portfolio of DFS of which $_______ million of Receivables were included in the Trust as of such date. The tables set forth below under the heading "--Description of the Trust Portfolio" contain information as of ____________, 1996 with respect to the Receivables in the Trust (collectively, the "Trust Portfolio").

  The sum in any column in the tables set forth below may not equal the indicated total due to rounding.

DESCRIPTION OF THE TRUST PORTFOLIO

  The following tables set forth the composition of the Trust Portfolio, as of
               1996, by business line and payment plan. Due to the variability --------------, and uncertainty with respect to the rates at which Receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

      COMPOSITION OF RECEIVABLES IN THE TRUST PORTFOLIO BY BUSINESS LINE
                                             1996
                              -------------,
                             (DOLLARS IN MILLIONS)


                                           PERCENTAGE OF     NUMBER      PERCENTAGE OF
                                           --------------   --------     --------------
BUSINESS LINE            RECEIVABLES       RECEIVABLES         OF        NUMBER OF
-------------            -----------       --------------   --------     --------------
                          BALANCES         BALANCES         ACCOUNTS     ACCOUNTS
                         -----------       --------------   --------     --------------
Floorplan Receivables    $                              %                             %
Accounts Receivable....
Asset Based Lending....
Unsecured..............
                         -----------       --------------   --------     --------------
       Total...........  $                         100.0%                        100.0%
                         ===========       ==============   ========     ==============

                  COMPOSITION OF FLOORPLAN RECEIVABLES IN THE
                        TRUST PORTFOLIO BY PAYMENT PLAN
                                             1996
                              -------------,
                             (DOLLARS IN MILLIONS)

                                           PERCENTAGE OF     NUMBER      PERCENTAGE OF
                                           --------------   --------     --------------
PAYMENT PLAN             RECEIVABLES       RECEIVABLES         OF        NUMBER OF
-------------            -----------       --------------   --------     --------------
                          BALANCES         BALANCES         ACCOUNTS     ACCOUNTS
                         -----------       --------------   --------     --------------

Pay-as-Sold............. $                              %                            %
Scheduled Payment Plan..
                         -----------       --------------   --------     --------------
       Total............ $                         100.0%                       100.0%
                         ===========       ==============   ========     ==============

  The following tables set forth the composition of the Receivables in the Trust Portfolio by account balance, product type and geographic distribution of such Receivables. Due to the variability and uncertainty with respect to the rates at which Receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

     COMPOSITION OF RECEIVABLES IN THE TRUST PORTFOLIO BY ACCOUNT BALANCE
                            AS OF           , 1996
                                 -----------
                             (DOLLARS IN MILLIONS)

                                            PERCENTAGE OF    NUMBER   PERCENTAGE OF
                               RECEIVABLES   RECEIVABLES       OF       NUMBER OF
ACCOUNT BALANCE RANGE            BALANCE       BALANCES     ACCOUNTS     ACCOUNTS
---------------------          -----------  -------------   --------  -------------

$1 to $999,999.99              $                       %                        %
$1,000,000 to $2,499,999.99..
$2,500,000 to $4,999,999.99..
$5,000,000 to $9,999,999.99..
Over $10,000,000.00..........
                               -----------  -------------   --------  -------------
       Total.................  $                   100.0%                    100.0%
                               ===========  =============   ========  =============

       COMPOSITION OF RECEIVABLES IN THE TRUST PORTFOLIO BY PRODUCT TYPE
                            AS OF          , 1996
                                 ----------
                             (DOLLARS IN MILLIONS)

                                                       PERCENTAGE OF    NUMBER   PERCENTAGE OF
                                          RECEIVABLES   RECEIVABLES       OF       NUMBER OF
PRODUCT TYPE                                BALANCE       BALANCES     ACCOUNTS     ACCOUNTS
------------                              -----------  -------------   --------  -------------

Computers and Computer Products           $                       %                         %
Manufactured Housing....................
Accounts Receivable(1)..................
Recreation Vehicles.....................
Boats and Motors........................
Industrial and Agricultural Equipment...
Motorcycles.............................
Snowmobiles.............................
Other(2)................................
Consumer Electronics and Appliances.....
Keyboard and Other Musical Instruments..
                                          -----------  -------------   --------  -------------
       Total............................  $                   100.0%                    100.0%
                                          ===========  =============   ========  =============

--------------

(1)  Accounts Receivable includes Asset Based Receivables of $      million.

(2) Includes, among other products, heating, ventilating, and air-conditioning equipment, and irrigation systems.

         GEOGRAPHIC DISTRIBUTION OF RECEIVABLES IN THE TRUST PORTFOLIO
                            AS OF             1996
                                 ------------,
                             (DOLLARS IN MILLIONS)

                                PERCENTAGE OF    NUMBER   PERCENTAGE OF
                   RECEIVABLES   RECEIVABLES       OF       NUMBER OF
STATE                BALANCE       BALANCES     ACCOUNTS     ACCOUNTS
-----              -----------  -------------   --------  -------------

California         $                      %                         %
Texas............
Florida..........
Georgia..........
Oregon...........
Washington.......
New York.........
North Carolina...
Michigan.........
Virginia.........
Minnesota........
New Jersey.......
Other States(1)..                         %
                   ---------    -----------     -------   -----------
       Total.....  $                 100.0%                    100.0%
                   =========    ===========     =======   ===========

--------------

(1) The percentage of the Receivables Balance represented by Receivables in each state not specifically listed is less than 3% of the Receivables Balance.


YIELD INFORMATION

  The Receivables bear interest in their accrual periods at rates generally equal to a prime rate selected in the related financing agreement plus a margin. Certain Receivables do not bear interest for a specified period after their origination. For 1995, the receivables in DFS's U.S. portfolio had a yield of 11.48% per annum, of which (i) approximately 7.80% was attributable to yield from the payment of interest accruing on those receivables and (ii) approximately 3.68% was attributable to the payment of the discounted portion of the receivables balances and other income. For the first 9 months of 1996, the receivables in DFS's U.S. portfolio had a yield of _____% per annum, of which
(i) approximately ____% was attributable to yield from the payment of interest accruing on those receivables and (ii) approximately ____% was attributable to the payment of the discounted portion of the receivables balances and other income. The reduction of yield for the first nine months of 1996 compared to 1995 reflects competitive pricing pressures as well as seasonality in DFS's U.S. portfolio. With respect to the Receivables in the Trust, the Trust will receive the yield attributable to the payment of interest accruing on the Receivables (i.e., the type of yield referred to in clause (i) in the preceding sentence), but not the yield attributable to the payment of the discounted portion of the receivable balance attributable to DFS's funding the receivable at a discount at the origination of the receivable (i.e., the type of yield referred to in clause
(ii) of the preceding sentence). However, in order to create imputed interest, the Trust has been and will be purchasing all of the Receivables from the Seller at the Discount Factor (0.40% as of the Series 1996-2 Cut-off Date) and will receive the interest payments on the Receivables in accordance with their terms. If the receivables in DFS's U.S. portfolio during 1995 were originated at a discount equal to a Discount Factor of 0.40% and had a Monthly Payment Rate of 50% and the collection of such discount amounts were treated as interest, during 1995 the yield on such receivables would have been 10.20%. If the receivables in DFS's U.S. portfolio during the first 9 months of 1996 were originated at a discount equal to a Discount Factor of 0.40% and had a Monthly Payment Rate of 50% and the collection of such discount amounts were treated as interest, during the first 9 months of 1996 the yield on such receivables would have been _____%. The Trust's yield on its Receivables will be affected by the interest rates borne by Receivables, the Discount Factor and the rate at which the Receivable balances are paid.


MAJOR CUSTOMERS; MAJOR MANUFACTURERS

  At __________, 1996 no one Dealer accounted for more than 5% of the aggregate balance of the Receivables in the Trust. At __________, 1996 no one Manufacturer was obligated under Floorplan Agreements relating to Receivables in the Trust aggregating more than 10% of the aggregate balance of such Receivables. No prediction can be made as to what percentage of the Receivables in the future may be obligations of a single Dealer or be related to a single Manufacturer under its Floorplan Agreements. See "Description of the Certificates-- Ineligible Receivables and the Overconcentration Amounts."


DELINQUENCY EXPERIENCE

  The following table sets forth the delinquency experience as of the dates indicated for the entire U.S. portfolio. Because the Eligible Accounts from which the Receivables in the Trust will be generated constitute only a portion of DFS's entire U.S. portfolio, the actual delinquency experience with respect to the Eligible Accounts may be different. There can be no assurance that the delinquency experience for the Receivables in the future will be similar to the experience shown below.


                DELINQUENCY EXPERIENCE FOR TOTAL U.S. PORTFOLIO
                             RECEIVABLES BALANCES
                             (DOLLARS IN MILLIONS)


                                                                               AS OF DECEMBER 31,
                                                              -----------------------------------------------------
                                                 AS OF
                                           ____________,        1995       1994       1993       1992       1991
                                                 1996         ---------  ---------  ---------  ---------  ---------
                                           -----------------
Aggregate Principal Balance..............  $                  $4,124.0   $3,560.3   $2,924.6   $2,757.4   $2,186.1
SAU/NSF 31 days or more(1)...............                          2.4        1.2        1.9        5.4        7.7
Scheduled Payment Plan past due 31 days
   or more(2)............................                         13.7        2.7        0.8        1.3        3.6
                                                              --------   --------   --------   --------   --------
       Total.............................  $                  $   16.1   $    3.9   $    2.7   $    6.7   $   11.3
                                           ================   ========   ========   ========   ========   ========
SAU/NSF 31 days or more/Aggregate
   Principal Balance.....................                 %       0.06%      0.03%      0.06%      0.20%      0.35%
Scheduled Payment Plan past due 31 days
                                           ----------------   --------   --------   --------   --------   --------
   or more/Aggregate Principal Balance...                 %       0.33%      0.08%      0.03%      0.05%      0.16%
                                                              --------   --------   --------   --------   --------
Total/Aggregate Principal Balance........                 %       0.39%      0.11%      0.09%      0.24%      0.52%
                                           ================   ========   ========   ========   ========   ========

--------------

(1) A "SAU/NSF" Account is one that is deemed delinquent when (i) in the case of a Pay-as-Sold receivable, there is an unpaid receivable balance as to which the related product has been sold and such receivable balance not paid by the related Dealer or (ii) a check from the related Dealer has been returned because of insufficient funds.

(2) Includes an immaterial amount of Canadian receivables, which are not part of the U.S. portfolio.


LOSS EXPERIENCE

  The following table sets forth DFS's average principal receivables balance and loss experience for each of the periods shown with respect to its U.S. portfolio. Because the Eligible Accounts will be only a portion of the entire U.S. portfolio, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the U.S. portfolio. The historical experience set forth below includes the effect of the financial obligations of Manufacturers in respect of repossessed products as described above under "The Dealer Floorplan Financing Business of DFS--Floorplan Agreements with Manufacturers." If Manufacturers are not able to perform such obligations in the future, the loss experience in respect of the U.S. portfolio and the Receivables may be adversely affected. See "Risk Factors--Trust's Relationship to DFS."

                    Loss Experience for the U.S. Portfolio
                             (Dollars in Millions)

                            Year Ended December 31,
              --------------------------------------------------

                                 ____ Months
                                     Ended
                                     1996         1995       1994       1993       1992       1991
                                 -----------   --------   --------   --------   --------   --------
Average Principal Receivables
   Balance(1)..................  $             $4,014.1   $3,135.4   $2,712.1   $2,321.6   $1,826.5
Gross Losses...................                    13.5       12.5       14.6       29.1       24.5
Net Losses(2)..................                     7.9        7.1       10.2       24.3       17.3
Net Losses/Liquidations........             %      0.03%      0.03%      0.06%      0.20%      0.20%
Net Losses/Average Principal
   Receivables Balance(3)......             %      0.20%      0.23%      0.38%      1.05%      0.95%

--------------

(1) Average Principal Receivables Balance is the average weekly principal balances for the twelve months ending on the last day of the period.

(2) Net Losses in any period are gross losses less recoveries for such period. Recoveries include recoveries from collateral security in addition to recoveries from the products.

(3) The percentage indicated for the _____ months ended ____________, 1996 is not annualized.


AGING EXPERIENCE

  The following table provides the age distribution of inventory for all dealers in the U.S. portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire U.S. portfolio, actual age distribution with respect to the Eligible Accounts may be different.


                  AGE DISTRIBUTION FOR THE U.S. PORTFOLIO(1)
                             (DOLLARS IN MILLIONS)

                              Receivable Balances

                As of           As of                   As of December 31,
            ____________,   ____________,      --------------------------------------
Days             1996            1995            1995       1994      1993       1992
----------  ------------    ------------       --------   --------   --------   --------
1-30                 $              $          $1,052.3   $1,158.2   $  932.2   $  801.5
31-60                                             767.3      615.2      440.9      488.2
61-90                                             364.6      293.0      213.0      277.5
91-120                                            275.6      249.0      170.8      205.7
121-180                                           291.6      243.4      171.1      166.5
181-270                                           222.6      169.5      125.8      129.6
Over 270                                          391.3      239.3      192.8      250.6
                                                           -------    -------
Total                                          $3,365.3   $2,967.6   $2,246.6   $2,319.6
                                    ====       ========   ========   ========   ========

                       PERCENTAGE OF RECEIVABLES BALANCE

                As of            As of             As of December 31,
            ____________,   ____________,    ------------------------------
Days             1996            1995         1995    1994    1993    1992
----------  -------------   -------------    ------  ------  ------  ------
1-30                %                %        31.3%   39.0%   41.5%   34.6%
31-60                                         22.8    20.7    19.6    21.0
61-90                                         10.8     9.9     9.5    12.0
91-120                                         8.2     8.4     9.5     8.9
121-180                                        8.7     8.2     7.6     7.2
181-270                                        6.6     5.7     5.6     5.6
Over 270                                      11.6     8.1     8.6    10.8
                                             -----   -----   -----   -----
Total          100.0%           100.0%       100.0%  100.0%  100.0%  100.0%
               =====            =====        =====   =====   =====   =====

--------------

(1) Excludes asset based receivables and receivables secured by accounts receivable. Age distribution is not available prior to March 31, 1992.

                    DEUTSCHE FINANCIAL SERVICES CORPORATION

  DFS was incorporated in Nevada in 1975. It is an indirect, wholly-owned subsidiary of Deutsche Bank AG. DFS was formerly known as ITT Commercial Finance Corp. The stock of ITT Commercial Finance Corp. was acquired by Deutsche Financial Services Holding Corporation, a wholly owned subsidiary of Deutsche Bank North America Holding Corporation, on May 2, 1995. Effective January 1, 1997, Deutsche Financial Services Holding Corporation will be merged into DFS. DFS will be the surviving corporation. Following the aforementioned merger, Melvin F. Brown, President and Chief Executive Officer of DFS will become its Vice Chairman; Robert M. Martin, currently President and Chief Executive Officer of Deutsche Financial Services Holding Corporation, will become President and Chief Executive Officer of DFS; and Geoffrey D. Lyon, Executive Vice President of DFS, will become President of the inventory finance group of DFS. DFS is a financial services company which primarily provides inventory financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. Industries served by DFS include, but are not limited to: computers and computer products, manufactured housing, recreation vehicles, boats and motors, consumer electronics and appliances, keyboards and other musical instruments, industrial and agricultural equipment, office automation products, snowmobiles, and motorcycles. As of __________, 1996, none of the Dealers were affiliates of DFS and none of the products being financed by the Receivables were made or distributed by affiliates of DFS. In addition to owning the stock of DFS, Deutsche Financial Services Holding Corporation is in the business of providing equipment loans and leases, franchisee loans, vendor finance programs and private label retail finance programs. Following the aforementioned merger, DFS will continue to engage in such businesses of Deutsche Financial Services Holding Corporation.

  As of __________, 1996, DFS was providing inventory or accounts receivable financing to over 13,000 dealers in the United States and its approved U.S. manufacturer/distributor list exceeded 1,100.

  DFS has offices in major metropolitan areas of the United States. Its principal executive offices are located at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832. The telephone number of such office is (314) 523-3000.


                                DEUTSCHE BANK AG

  Deutsche Bank AG is the largest banking institution in the Federal Republic of Germany, with total assets at December 31, 1995 in excess of $500 billion. The Deutsche Bank group has operations in over 50 countries and employs over 70,000 people. With a presence in all of the world's major financial centers, the Deutsche Bank group offers a full range of financial services including private banking, commercial and institutional banking, and investment banking through Deutsche Morgan Grenfell Inc. ("Deutsche Morgan Grenfell").

  DFS and Deutsche Morgan Grenfell are each indirect, wholly-owned subsidiaries of Deutsche Bank AG. DFS is the limited partner of the Seller and the parent of Deutsche FRI, the general partner of the Seller.


                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

  Principal with respect to the Certificates will not be payable until the Distribution Date in ___________ (the "Expected Final Payment Date"), unless an Early Amortization Event has occurred. Full amortization of the Certificates by the Expected Final Payment Date depends on, among other things, repayment by Dealers of the Receivables and may not occur if Dealer payments are insufficient therefor. Because the Receivables are, in large part, paid upon retail sale of the related product, the timing of such payments is uncertain. In addition, there is no assurance that DFS will generate additional Receivables under the Accounts or that any particular pattern of payments will occur. See "Description of the Certificates--Interest" and "--Principal" and "The Dealer Floorplan Financing Business of DFS."

  The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in product sales and inventory levels, retail incentive programs provided by product manufacturers and various economic factors affecting product sales generally. The following table sets forth the highest and lowest monthly payment rates for DFS's U.S. portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal plus non-cash reductions in the principal balances of the Receivables in the U.S. portfolio during the period and the denominator of which is the average aggregate principal balances of such Receivables for such period. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. Because the Eligible Accounts will be only a portion of the entire U.S. portfolio, actual monthly payment rates with respect to the Eligible Accounts may be different.

DFS believes that the increase in payment rates since 1991 is due in part to Dealers maintaining lower levels of inventory as well as to an increasing percentage in the U.S. portfolio of Receivables which liquidate more frequently.


                  MONTHLY PAYMENT RATES FOR THE U.S. PORTFOLIO

                                         ___ MONTHS              YEAR ENDED DECEMBER 31,
                                            ENDED       ----------------------------------------
                                       __________,
                                       ------------
                                            1996        1995   1995   1994   1993   1992   1991
                                       ------------     -----  -----  -----  -----  -----  -----
Highest Month........................          %          57%    62%    61%    53%    46%    44%
Lowest Month.........................          %          49%    49%    43%    35%    37%    33%
Average of the Months in the Period..          %          53%    55%    53%    48%    42%    40%

  Because (i) an Early Amortization Event may occur which would initiate an Early Amortization Period, (ii) the Seller may exercise its option to repurchase the Certificateholders' Interest, or (iii) the Seller may have to repurchase the Certificateholders' Interest upon the breach of certain representations and warranties, the final distribution of principal on a class of Certificates may be made prior to the scheduled termination of the Revolving Period or prior to the Expected Final Payment Date. See "Description of the Certificates--Early Amortization Events," "--Optional Repurchase" and "--Representations and Warranties." Certificateholders will bear the risk of being able to reinvest principal received on the Certificates at a yield at least equal to their yield on the Certificates. If an investor acquires a Certificate at a discount, the repayment of principal of the Certificate later than on the Expected Final Payment Date will likely result in a lower than anticipated yield. In addition, if an investor acquires Certificates at a premium, repayment of principal at a rate that is faster than the rate anticipated by such investor will result in a yield to that investor that is lower than anticipated by that investor.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, as supplemented by the Supplement relating to the Certificates (as so supplemented and as further supplemented or amended from time to time, the "Pooling and Servicing Agreement"), among the Seller, as Seller of the Receivables, DFS, as Servicer of the Receivables, and the Trustee, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Copies of the Pooling and Servicing Agreement will be filed with the Luxembourg Stock Exchange following the issuance of the Certificates. The Trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) to Certificateholders of record on written request. See "--The Trustee" below.
The following summary describes certain terms of the Pooling and Servicing Agreement, but it does not purport to be complete and is qualified in its entirety by reference to the Pooling and Servicing Agreement.

  The Certificates will evidence undivided beneficial interests in the assets of the Trust allocated to the Certificateholders' Interest representing the right to receive pari passu from such Trust assets funds up to (but not in excess of) the amounts required to make payments of interest on and principal of the Certificates pursuant to the Pooling and Servicing Agreement as described under "--Allocation Percentages." The Certificates and the Pooling and Servicing Agreement provide that they will be governed by and construed in accordance with the laws of the State of New York. The Seller has submitted for any legal action or proceeding relating to the Pooling and Servicing Agreement to the non-exclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York.

  The Offered Certificates will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"), except as set forth below. The Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Seller has been informed by DTC that DTC's nominee will be Cede & Co.
("Cede"). Accordingly, Cede is expected to be the holder of record of the Offered Certificates. No Certificate Owner will be entitled to receive a certificate representing such person's beneficial interest in the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Class A or Class B Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Class A and

Class B Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Offered Certificates. See "--Book-Entry Registration" and "--Definitive Certificates" below.


INTEREST

  Interest on the respective outstanding principal balance of each class of Offered Certificates will accrue at the applicable Certificate Rate for such class and will be payable to the Certificateholders on each Interest Payment Date; provided, however, that during an Early Amortization Period, interest will be paid on each Distribution Date[; provided further, however, that unless an Early Amortization Period has occurred prior to the Distribution Date in ___________, 1997, the first Interest Payment Date will be __________, 1997].
Certificateholder Non-Principal Collections will be deposited into the Interest Funding Account and used to make interest payments to the Certificateholders on each Interest Payment Date. Interest to be deposited into the Interest Funding Account on each Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date (each such period, an "Interest Period"). Interest for any Distribution Date will be calculated on the basis of the actual number of days in the related Interest Period divided by 360 and interest due but not deposited into the Interest Funding Account on any Distribution Date will be deposited into the Interest Funding Account on the next Distribution Date. Interest payable but not paid to Certificateholders on an Interest Payment Date will be payable on the next Interest Payment Date together with, to the extent lawfully payable, interest on such amount at the applicable Certificate Rate to the extent described under "Description of the Certificates--Distributions from the Collection Account; Reserve Fund." Interest payments on the Offered Certificates will be derived from Certificateholder Non-Principal Collections for the related Collection Period, withdrawals, if any, from the Reserve Fund, Investment Proceeds, if any, and, under certain circumstances, collections allocable to the Seller.

  Interest on the outstanding principal balance of the Class A Certificates will accrue for each Interest Period at a rate per annum equal to the lesser of (i) LIBOR (calculated as described below) plus ____% per annum and (ii) the related Net Receivables Rate (as described below) (the "Class A Certificate Rate"). Interest on the outstanding principal balance of the Class B Certificates will accrue for each Interest Period at a rate per annum equal to the lesser of (i) LIBOR plus ____% per annum and (ii) the related Net Receivables Rate (the
"Class B Certificate Rate"). Interest on the outstanding principal balance of the Class C Certificates will accrue for each Interest Period at a rate per annum equal to the lesser of (i) LIBOR plus ____% per annum and (ii) the related Net Receivables Rate (the "Class C Certificate Rate" and, together with the Class A Certificate Rate and the Class B Certificate Rate, the "Certificate Rates"). The "Net Receivables Rate" with respect to each Distribution Date immediately following an Interest Period is (i) the weighted average of the interest rates borne by the Receivables during the second Collection Period preceding such Distribution Date (interest payments on the Receivables at such rates will be due and payable in the Collection Period preceding such Distribution Date), plus (ii) the product of (x) the Monthly Payment Rate for the Collection Period preceding such Distribution Date, (y) the Discount Factor for such Distribution Date and (z) twelve, less (iii) 2% per annum, unless the Servicing Fee has been waived for such Collection Period. The "Monthly Payment Rate" for a Collection Period is the percentage equivalent of a fraction, the numerator of which is the Principal Collections (without deducting therefrom the discount portion) collected during such Collection Period and the denominator of which is the average daily aggregate principal balance of the Receivables (without deducting therefrom the discount portion) for such Collection Period.

  If the applicable Certificate Rate for a class of Certificates for any Distribution Date is based on the Net Receivables Rate, the "Carry-Over
Amount" for such class, which equals the excess of (a) Class A Monthly
Interest, Class B Monthly Interest or Class C Monthly Interest, as applicable, for such Distribution Date determined as if the applicable Certificate Rate were based on the LIBOR formula set forth below over (b) the actual Class A Monthly Interest, Class B Monthly Interest or Class C Monthly Interest, as applicable, for such Distribution Date, will be paid to the holders of the applicable class of Certificates on subsequent Interest Payment Dates to the extent available from Non-Principal Collections and Investment Proceeds after distribution of the Monthly Interest for such Interest Payment Date. The ratings of the Offered Certificates do not address the likelihood of the payment of any Carry-Over Amount.

  The Class B Certificates will be subordinated to fund payments of interest (and principal) on the Class A Certificates. See "Description of the Certificates--Distributions."

  "Adjustment Date" shall mean with respect to any Interest Period, the second London Business Day prior to the Interest Payment Date preceding such Interest Period (and with respect to an Interest Period commencing on an Interest Payment Date, the second London Business Day preceding such Interest Payment Date); provided that with respect to the first Interest Period and each other Interest Period prior to the first Interest Payment Date, the Adjustment Date will be a date determined prior to the Closing Date.

  "LIBOR" shall mean, with respect to any Interest Period, the offered rates for deposits in United States dollars having a maturity of three months (the "Index Maturity") commencing on the related Adjustment Date which appears on Telerate Page 3750 as of approximately 11:00 A.M., London time, on such date of calculation as determined by the Trustee. If at least two such offered rates appear on Telerate Page 3750, LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Interest Period will be determined at approximately 11:00 A.M., London time, on such Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Trustee and in a principal amount equal to an amount of not less than US $1,000,000 and that is representative for a single transaction in such market at such time. The Trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded upwards as aforesaid) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Period will be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such Adjustment Date by three major banks in New York, New York selected by the Trustee for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than US $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period; provided further, however, that on any Adjustment Date during the Early Amortization Period, the "Index Maturity" shall equal one month. For so long as the Offered Certificates are listed on the Luxembourg Stock Exchange, the applicable LIBOR rate will be provided to Banque Generale du Luxembourg S.A. on the first day of each applicable Interest Period and published as described under "Listing and General Information."

  "London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.


PRINCIPAL

  In general, no principal payments will be made to the Certificateholders until the Expected Final Payment Date or, upon the occurrence of an Early Amortization Event, until the first Distribution Date following such event. On each Distribution Date with respect to the Revolving Period, Principal Collections allocable to the Certificateholders' Interest, subject to certain limitations, will either be (a) allocated to the Excess Funding Account as described herein,
(b) allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the investor certificateholders of any such Series or which provide for excess funding accounts or similar arrangements or (c) if no such Series is then amortizing or accumulating principal or otherwise does not provide for excess funding accounts or similar arrangements, paid to the Seller to maintain the Certificateholders' Interest or held as Unallocated Principal Collections.
See "--Allocation Percentages--Principal Collections for all Series" and "--Distributions from the Collection Account; Reserve Fund--Principal Collections" below.

  Unless and until an Early Amortization Event shall have occurred and until the outstanding principal balance of the Certificates is paid in full, on each Distribution Date with respect to the Accumulation Period, Principal Collections allocable to the Certificateholders' Interest plus certain other amounts comprising Monthly Principal will no longer be paid for the benefit of another Series or to the Seller as described above but instead an amount thereof up to the Controlled Distribution Amount for each such Distribution Date will be deposited in the Principal Funding Account. The funds on deposit in the Principal Funding Account (including any amounts deposited therein from the Excess Funding Account) will be used to pay the outstanding principal balance of the Certificates on the Expected Final Payment Date. If on such date the amount in the Principal Funding Account is less than the outstanding principal balance of the Certificates, the amounts in such accounts will nevertheless be distributed to Certificateholders on such date, the Early Amortization Period will commence and on each Distribution Date thereafter the Certificateholders will receive distributions of Monthly Principal and Monthly Interest until the outstanding principal balance of the Certificates has been paid in full or the Termination Date has occurred.

  It is expected that the final principal payment with respect to the Offered Certificates will be made on the Expected Final Payment Date, but the principal of the Certificates may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described under "Risk Factors--Effect of Timing of Origination of, and Payments on, Receivables on Payments on the Certificates." If the Receivables are sold or repurchased as described below, principal payments on the Certificates will be made on the Distribution Date following such sale or repurchase. See "--Allocation Percentages--Principal Collections for all Series" and "--Distributions from the Collection Account; Reserve Fund-- Principal Collections."

  The Class B Certificates will be subordinated to fund payments of principal (and interest) on the Class A Certificates. See "Description of the Certificates--Distributions."

  Distributions on the Certificates will be made on each applicable Distribution Date to the holders of Certificates in whose names the Certificates were registered (expected to be Cede, as nominee of DTC, with respect to the Offered Certificates) at the close of business on the day preceding such Distribution Date (or, if Definitive Certificates are issued, on the last day of the preceding calendar month) (each a "Record Date"). However, the final distribution on the Certificates will be made only upon presentation and surrender of the Certificates. Distributions will be made to DTC in immediately available funds.


BOOK-ENTRY REGISTRATION

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Offered Certificates under the DTC system must be made by or through Participants, which will receive a credit for the Offered Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Offered Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Offered Certificates, except in the event that use of the book-entry system for the Offered Certificates is discounted.

  To facilitate subsequent transfers, all Offered Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede. The deposit of Offered Certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the Participants to whose accounts such Offered Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede will consent or vote with respect to the Offered Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those Participants to whose accounts the Offered Certificates are credited on the record date (identified in a listing attached thereto).

  Principal and interest payments on the Offered Certificates will be made to DTC. DTC's practice is to credit Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Certificate Owners shall be the responsibility of Participants and Indirect Participants.

  Under a book-entry format, Class A and Class B Certificateholders will receive payments after the applicable Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Class A or Class B Certificateholders. It is anticipated that the only Class A and Class B Certificateholder (as such terms are used in the Pooling and Servicing Agreement) will be Cede, as nominee of DTC, and that Certificate Owners will not be recognized by the Trustee as Class A or Class B Certificateholders under the Pooling and Servicing Agreement.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

  DTC may discontinue providing its services as securities depository with respect to the Offered Certificates at any time by giving reasonable notice to the Seller or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered.

  Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Cedel Bank provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to the Offered Certificates held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Considerations" and "State and Local Tax Consequences." Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Class A or Class B Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel

Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Holders of Offered Certificates may hold their Offered Certificates through DTC (in the United States) or Cedel Bank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

  The Offered Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel Bank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Cedel Bank and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

  Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time zone differences, credits of securities received in Cedel Bank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Offered Certificates, see "Federal Income Tax Considerations--Foreign Investors."

  Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


DEFINITIVE CERTIFICATES

  Class A and Class B Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Class A and Class B Certificates, as applicable, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC with respect to such class or (iii) after the occurrence of a Servicer Default, Class A or Class B Certificateholders, as applicable, representing not less than 50% of the aggregate unpaid principal amount of such Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such Certificateholders.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Class A or Class B Certificates, as applicable. Upon surrender by DTC of the certificate or certificates representing such Class A or Class B Certificates and instructions for re-registration, the Trustee will issue such Class A or Class B Certificates, as applicable, in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Class A or Class B Certificateholders under the Pooling and Servicing Agreement ("Holders"). In the event that Definitive

Certificates are issued or DTC ceases to be the clearing agency for the Class A or Class B Certificates, the Pooling and Servicing Agreement provides that the Class A or Class B Certificateholders will be notified of such event.

  Distributions of principal of and interest on the Offered Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. See "--Distributions from the Collection Account; Reserve Fund" and "--Distributions" below. Distributions on each Distribution Date or Interest Payment Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final distribution on any Certificate (whether Definitive Certificates or the certificate or certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate on the final payment date at such office or agency as is specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of the final distribution. The Trustee shall pay to the Seller any monies held by it for the payment of principal or interest that remain unclaimed for two years after such notice. After such payment to the Seller, Certificateholders entitled to the money must look to the Seller for payment as general creditors unless an applicable abandoned property law designates another person.

  Definitive Certificates will be transferable or exchangeable at the offices of the Trustee, which shall initially be 450 West 33rd Street, New York, New York 10001. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


SUPPLEMENTAL CERTIFICATES

  The Pooling and Servicing Agreement provides that the Seller may exchange a portion of the certificate evidencing the Seller's Interest (the "Seller's Certificate") for another certificate (a "Supplemental Certificate") for transfer or assignment to a person designated by the Seller upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement); provided that (a) the Seller shall after giving effect thereto have an interest in the Pool Balance of not less than 2% of the Pool Balance, (b) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Provider a Tax Opinion (as defined below) with respect to such exchange and (c) the Seller shall have delivered to the Trustee evidence of satisfaction of the Rating Agency Condition. Any subsequent transfer or assignment of a Supplemental Certificate is also subject to the conditions described in clauses (b) and (c) in the preceding sentence.


NEW ISSUANCES

  The Pooling and Servicing Agreement provides that the Trust will issue two types of certificates: (i) one or more Series of investor certificates (including the Certificates) which are transferable and have the characteristics described below and (ii) the Seller's Certificate (and any Supplemental Certificate) which will evidence the Seller's Interest and will be transferable only upon the satisfaction of certain conditions described above under "--Supplemental Certificates." The Pooling and Servicing Agreement provides that, pursuant to one or more Supplements, the Seller may cause the Trustee to issue one or more new Series. Under the Pooling and Servicing Agreement, the Seller may specify, among other things, with respect to any Series: (a) its name or designation, (b) its initial principal amount, (c) its certificate rate (or the method for determining its certificate rate), (d) a date on which it will begin its amortization period or controlled amortization period, if any, (e) the method for allocating principal and interest to certificateholders, (f) the percentage used to calculate monthly servicing fees, (g) the issuer and terms of any Enhancement with respect thereto or the level of subordination provided by the Seller's Interest, (h) the terms on which the certificates of such Series may be exchanged for certificates of another Series, be subject to repurchase, optional redemption or mandatory redemption by the Seller or be remarketed by any remarketing agent, (i) the series termination date and (j) any other terms permitted by the Pooling and Servicing Agreement (all such terms, the "Principal Terms" of such Series). The Seller may offer any Series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents. There is no limit to the number of Series that may be issued under the Pooling and Servicing Agreement.

  The Pooling and Servicing Agreement provides that the Seller may specify Principal Terms of a new Series such that each Series has an amortization period or accumulation period which may have a different length and begin on a different date than the amortization period or accumulation period for any other Series. Further, one or more Series may be in their early amortization periods or accumulation periods while other Series are not. Thus, certain Series may be amortizing or accumulating principal, while other Series are not amortizing or accumulating principal. Moreover, different Series may have the benefits of different forms of Enhancement issued by different entities. Under the Pooling and Servicing Agreement, the Trustee will hold each form of Enhancement only on behalf of the Series (or a particular class within a Series) to which it relates. The Pooling and Servicing Agreement also provides that the Seller may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular class within a Series). In addition, the Seller has the option under the Pooling and Servicing Agreement to vary between Series (or classes within a Series) the terms upon which a Series (or classes within a Series) may be repurchased by the Seller.

  Under the Pooling and Servicing Agreement and pursuant to a Supplement, a new Series may be issued only upon the satisfaction of certain specified conditions. The Seller may cause the issuance of a new Series by notifying the Trustee at least five business days in advance of the applicable Series Issuance Date. The Pooling and Servicing Agreement provides that the Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by the Seller and the Servicer and specifying the Principal Terms of such Series, (ii) the form of any Enhancement and any related agreement, (iii) an opinion of counsel to the effect that, for federal income and Missouri income tax purposes, (x) such issuance will not adversely affect the characterization of the certificates (including the Certificates) of any outstanding Series or class as debt or as partnership interests, (y) such issuance will not cause a taxable event to any certificateholders (including the Certificateholders) (an opinion of counsel to the effect referred to in clauses
(x) and (y) with respect to any action is referred to herein as a "Tax
Opinion") and (z) such new Series will be characterized as debt or as partnership interests and (iv) evidence of satisfaction of the Rating Agency Condition. Such issuance is also subject to the conditions that (a) the Seller shall have represented and warranted that such issuance shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur and
(b) after giving effect to such issuance, the Seller's interest in the Pool Balance shall not be less than 2% of the Pool Balance. In addition, it will be a condition to the issuance of any new Series that all of the conditions listed in the preceding sentence would be satisfied if the Delayed Funding Receivables in the Trust were not in the Trust; provided that this condition will be eliminated if the Seller has received evidence of satisfaction of the Rating Agency Condition. Upon satisfaction of all such conditions, the Trustee will issue such Series.


CONVEYANCE OF RECEIVABLES AND COLLATERAL SECURITY

  On the date on which the initial Series was issued by the Trust (the "Initial Closing Date"), the Seller sold and assigned to the Trust all of its right, title and interest in and to the Receivables and the related Collateral Security as of the Initial Cut-Off Date, all receivables thereafter created in the Accounts and its interests in the related Collateral Security and the Receivables Contribution and Sale Agreement, and the proceeds of all of the foregoing. See "The Trust."

  In connection with the contribution and sale of the Receivables to the Seller by DFS and the transfer of the Receivables by the Seller to the Trust, DFS indicated in their books and records, which may include computer records, that the Receivables in the Accounts and the related Collateral Security had been conveyed to the Trust. In addition, the Seller provided to the Trustee a computer file or microfiche or written list containing a true and complete list showing for each Account, as of the Initial Cut-Off Date, (i) its account number and (ii) the outstanding balance of Principal Receivables in such Account. DFS has retained and will retain and will not deliver to the Trustee any other records or agreements relating to the Receivables. Except as set forth above, the records and agreements relating to the Receivables have not been and will not be segregated from those relating to other accounts of DFS, and the physical documentation relating to the Receivables has not and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. The Seller filed one or more financing statements in accordance with Missouri law (and, with respect to Deutsche BSC, Georgia law) to perfect the Trust's interest in the Receivables, the Collateral Security, the Receivables Contribution and Sale Agreement and the proceeds thereof. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."


REPRESENTATIONS AND WARRANTIES

  The Seller has made and will make representations and warranties to the Trustee and the Trust relating to the Accounts, the Receivables and the Collateral Security to the effect, among other things, that (a) as of the Initial Cut-Off Date, the Closing Date and the date of issuance of any other Series (a "Series Issuance Date") (or, in the case of an Additional Account, as of the cut-off date for such Additional Account (the "Additional Cut-Off Date") and the date the related Receivables are transferred to the Trust (an "Addition Date")), each Account or Additional Account was or is an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement, (b) as of the Initial Cut-Off Date (or as of the Additional Cut-Off Date, in the case of any Additional Accounts) or as of the date any future Receivable is generated (a "Transfer Date"), each Receivable conveyed to the Trust is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust as described below under "--Eligible Accounts and Eligible Receivables," (c) each Receivable and all Collateral Security conveyed to the Trust on the Initial Closing Date and on each Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the Seller's right, title and interest in the Receivables Contribution and Sale Agreement, have been conveyed to the Trust free and clear of any liens, and (d) all appropriate consents and governmental authorizations required to be obtained by the Seller in connection with the conveyance of each such Receivable or Collateral Security have been duly obtained. If the Seller breaches any representation and warranty described in this paragraph and such breach remains uncured for 30 days or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by the Seller or the Servicer or receipt of written notice of such breach by the Seller or the Servicer, and such breach has a material adverse effect on the Certificateholders' Interest or the interests of the holders of other outstanding Series in any Receivable or Account, the Certificateholders' Interest and such other certificateholders' interests in such Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account ("Ineligible Receivables") will be reassigned to the Seller on the terms and conditions set forth below and such Account shall no longer be included as an Account.

  Each such Receivable shall be reassigned to the Seller on or before the end of the Collection Period in which such reassignment obligation arises by the Seller directing the Servicer to deduct the principal balance of such Receivable (discounted by the Discount Factor for the Collection Period preceding such Determination Date) from the Pool Balance. In the event that such deduction would cause the Pool Balance to be less than the Required Participation Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), on the date on which such reassignment is to occur the Seller will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Pool Balance would be less than the Required Participation Amount (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount"), provided that if the Transfer Deposit Amount is not so deposited, the principal balance of the related Receivables will be deducted from the Pool Balance only to the extent the Pool Balance is not reduced below the Required Participation Amount and any principal balance not so deducted will not be reassigned and will remain part of the Trust. The reassignment of any such Receivable to the Seller and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

  The Seller will also make representations and warranties to the Trust to the effect, among other things, that as of the Closing Date and each Series Issuance Date (a) it is duly organized as a limited partnership and in good standing, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Pooling and Servicing Agreement constitutes a valid, binding and enforceable agreement of the Seller and (b) the Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in or under (i) the Receivables and the Collateral Security, whether then existing or thereafter created, (ii) the Receivables Contribution and Sale Agreement, and (iii) the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders) and upon the filing of financing statements under the UCC as then in effect in the State of Missouri, which is effective as to each Receivable existing on the Closing Date (or as of the Addition Date, if applicable) or, as to each Receivable arising thereafter, upon the creation thereof the Trust, shall have a perfected ownership interest in such property. In the event that the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the Certificateholders' Interest or the interests of the holders of other outstanding Series in the Receivables, then either the Trustee or the holders of certificates of all outstanding Series (including the Certificates) evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Seller and the Servicer (and to the Trustee and any issuer or provider of any Enhancement (an "Enhancement Provider") if given by certificateholders), may direct the Seller to accept the reassignment of the Certificateholders' Interest and the certificateholders' interests of other Series within 60 days of such notice, or within such longer period specified in such notice. The Seller will be obligated to accept the reassignment of the Certificateholders' Interest and such other certificateholders' interests on a Distribution Date occurring within such 60-day period. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any material adverse effect caused by such breach shall have been cured. The portion of the price for such reassignment in respect of the Certificates will be equal to the sum of (i) the Invested Amount of the Certificates on the Determination Date preceding the Distribution Date on which the purchase is scheduled to be made and (ii) accrued and unpaid interest on the unpaid principal amount of the Certificates at the applicable Certificate Rates (together with interest on overdue interest, to the extent lawfully payable). The payment of the reassignment price for all outstanding Series, in immediately available funds, will be considered a payment in full of the Certificateholders' Interest and such other certificateholders' interests. The portion of such funds allocable to the Certificateholders' Interest will be distributed upon presentation and surrender of the Certificates. If the Trustee or the certificateholders give a notice as provided above, the obligation of the Seller to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to certificateholders or the Trustee on behalf of the certificateholders.


ELIGIBLE ACCOUNTS AND ELIGIBLE RECEIVABLES

  As stated elsewhere in this Prospectus, references to DFS in connection with the origination or conveyance of Receivables include Deutsche BSC in its origination and conveyance of Receivables and each other affiliate of DFS that may originate or convey Receivables in the future (subject to satisfaction of the Rating Agency Condition).

  An "Eligible Account" is defined to mean each arrangement to provide a revolving extension of credit by DFS to a Dealer (i) in order to finance the purchase by a Dealer of consumer and commercial product inventory, (ii) as a credit facility secured by the accounts receivable owned by such Dealer, (iii) as a line of credit secured by unencumbered assets of such Dealer or (iv) as an unsecured line of credit, which extension of credit, as of the date of determination thereof (a) is established by DFS in the ordinary course of business pursuant to a floorplan, accounts receivable, asset based or unsecured lending financing agreement, (b) is in favor of a Dealer doing business in the United States which is an eligible Dealer (which excludes Dealers subject to voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation), (c) is in existence and maintained and serviced by DFS and (d) in respect of which no amounts have been charged off as uncollectible. Eligible Accounts include Accounts in which another lender participates. See "The Dealer Floorplan Financing Business of DFS--Participation Arrangements." Receivables arising in Accounts in which another lender participates include only DFS's undivided interest in the related advance and not the undivided interest therein of the other lender.

  An "Eligible Receivable" is defined to mean each Receivable: (a) which was originated or acquired by DFS in the ordinary course of business, (b) which arose under an Account that at such time was an Eligible Account, (c) which is owned by DFS at the time of sale or contribution by DFS to the Seller, (d) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer, (e) which at the time of creation and at the time of transfer to the Trust is, except in the case of an Unsecured Receivable, secured, to the extent required by the related financing agreement, by a perfected first priority security interest (whether by prior filing, purchase money security interest statutory priority, or subordination agreement from prior filers) in the products, accounts receivable or other collateral relating thereto (except that such security interest need not be a first priority security interest in the case of a Receivable arising in an Account for which the payment terms are on a Scheduled Payment Plan basis and the maximum credit line is $250,000 or less, but only if such Account was designated as an Account as of the Series 1994-1 Closing Date) and the perfection of such security interest is governed by the laws of one or more of the States of the United States, the District of Columbia or, if acceptable to each Rating Agency, a territory or possession of the United States, (f) which was created in compliance in all respects with all requirements of law applicable thereto and pursuant to a floorplan, accounts receivable, asset based lending or unsecured receivable financing agreement which complies in all respects with all requirements of law applicable to any party thereto, (g) with respect to which all consents and governmental authorizations required to be obtained by DFS or the Seller in connection with the creation of such Receivable or the transfer thereof to the Trust or the performance by DFS of the floorplan, accounts receivable, asset based lending or unsecured receivable financing agreement pursuant to which such Receivable was created, have been duly obtained and are in full force and effect, (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Pooling and Servicing Agreement, (i) which has been the subject of a valid transfer and assignment from the Seller to the Trust of all the Seller's interest therein (including any proceeds thereof), (j) which will at all times be the legal and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws, (k) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer, (l) as to which, at the time of transfer of such Receivable to the Trust, DFS and the Seller have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time, (m) as to which, at the time of transfer of such Receivable to the Trust, neither DFS nor the Seller has taken or failed to take any action which would impair the rights of the Trust or the certificateholders therein, (n) which constitutes "chattel paper," an "account" or a "general intangible" as defined in Article 9 of the UCC as then in effect in the State of Missouri (the financing agreement giving rise to said Receivable may, however, be subject by its terms, or by judicial interpretation, to the laws of other states), (o) which was transferred to the Trust with all applicable governmental authorizations and (p) if such Receivable has the benefit of a Floorplan Agreement with a Manufacturer, such Floorplan Agreement provides, subject to the specific terms thereof and any limitations therein (which may vary among Floorplan Agreements), that the Manufacturer is obligated to repurchase the products securing the Receivable upon the Servicer's repossession thereof upon the related Dealer's default. For a description of the various terms of the Floorplan Agreements, see "The Dealer Floorplan Financing Business of DFS--Floorplan Agreements." Notwithstanding the foregoing, together with the Ineligible Receivables referred to under "--Representations and Warranties" above, (i) all Receivables that, at the time of its transfer to the Trust, have been SAU or NSF for more than 30 days will also be "Ineligible Receivables," and (ii) the aggregate of Receivables that, at the time of transfer of each such Receivable to the Trust, have been SAU or NSF for a period of one to 30 days will also be "Ineligible Receivables" to the extent that such aggregate amount exceeds 0.75% of the Pool Balance at the end of such Collection Period. All Ineligible Receivables will be transferred to the Trust, but the "Pool Balance" will for all purposes be calculated by excluding all Ineligible Receivables from the Receivables. Delayed Funding Receivables, as described under "The Dealer Floorplan Financing Business of DFS--Creation of Receivables," will be Eligible Receivables, but, unless the required statement from each Rating Agency is received as described under "--New Issuances" above, Delayed Funding Receivables will be deemed not to be part of the Pool Balance for purposes of determining whether a new Series of certificates may be issued. Once a Receivable that was initially a Delayed Funding Receivable is funded by DFS, then such Receivable will no longer be considered to be a Delayed Funding Receivable for purposes of the Pooling and Servicing Agreement. In addition, Delayed Funding Receivables (including any Collections thereon and Defaulted Amounts in respect thereof) will cease to be included in the Trust on the day, if any, on which an Insolvency Event in respect of DFS occurs.

  It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Seller or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties, the observation of its obligations under the Pooling and Servicing Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before April 30 of each calendar year a certificate with respect to its performance under the Pooling and Servicing Agreement and each Supplement.


THE OVERCONCENTRATION AMOUNTS

  The Available Subordinated Amount shall be adjusted to reflect, on each Determination Date, the aggregate principal amount of Receivables in the Trust on such Distribution Date which are A/R Receivable Overconcentrations, Asset Based Receivable Overconcentrations, Dealer Overconcentrations, Manufacturer Overconcentrations, Product Line Overconcentrations and Unsecured Receivable Overconcentrations (the "Overconcentration Amount") allocable to the Certificateholders' Interest.

  "A/R Receivable Overconcentration" on any Determination Date means the excess of (a) the aggregate of all amounts of Principal Receivables in accounts created pursuant to Accounts Receivable Financing Agreements on the last day of the Collection Period immediately preceding such Determination Date over (b) 20% of the Pool Balance on the last day of such immediately preceding Collection Period.

  "Asset Based Receivable Overconcentration" on any Determination Date means the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Asset Based Lending Financing Agreements on the last day of the Collection Period immediately preceding such Determination Date over (b) 15% of the Pool Balance on the last day of such immediately preceding Collection Period.

  "Dealer Overconcentration" on any Determination Date means, (i) with respect to any Account with a Dealer other than a Specified Dealer, the excess of (a) the aggregate amount of Principal Receivables in such Account on the last day of the Collection Period immediately preceding such Determination Date over (b) 2% of the Pool Balance on the last day of such immediately preceding Collection Period; and (ii) with respect to any Account with a Specified Dealer, the excess of (a) the aggregate amount of Principal Receivables in such Account on the last day of the Collection Period immediately preceding such Determination Date over
(b) 3% of the Pool Balance as of such immediately preceding Collection Period. As used in this paragraph, "Specified Dealer" means, with respect to a Dealer, that on the last day of such immediately preceding Collection Period any Account with such Dealer is among one of the fifteen Accounts having the largest amount of all Principal Receivables in all of the Accounts as of such last day.

  "Manufacturer Overconcentration" on any Determination Date means the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Floorplan Agreements with a single Manufacturer on the last day of the Collection Period immediately preceding such Determination Date over (b) 15% of the Pool Balance on the last day of such immediately preceding Collection Period.

  "Product Line Overconcentration" on any Determination Date means, with respect to Accounts created pursuant to Wholesale Financing Agreements, the excess of (a) the aggregate of all amounts of Principal Receivables in such Accounts that represent financing for a single product line on the last day of the Collection Period immediately preceding such Determination Date over (b) 25% (40% in the case of computer products) of the Pool Balance on the last day of such immediately preceding Collection Period.

  "Unsecured Receivable Overconcentration" on any Determination Date means, without duplication, the sum of (i) the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Unsecured Receivable Financing Agreements on the last day of the Collection Period immediately preceding such Determination Date over (b) 3% of the Pool Balance on the last day of such immediately preceding Collection Period and (ii) the aggregate of the Individual Unsecured Receivable Overconcentrations for such Determination Date. The "Individual Unsecured Receivable Overconcentration" on any Determination Date means, with respect to any Account for Unsecured Receivables, the excess of (i) the aggregate of all amounts of Principal Receivables in such Account on the last day of the Collection Period immediately preceding such Determination Date over (ii) (a) in the case of a Dealer whose unsecured debt is rated at least A- or its equivalent, 1% of the Pool Balance on the last day of such immediately preceding Collection Period and (b) in the case of a Dealer whose unsecured debt is rated less than A- or its equivalent or is not rated, 0.5% of such Pool Balance.

Notwithstanding the above, in the case of each such Overconcentration, the percentage in clause (b) (in the case of an Individual Unsecured Receivable Concentration, both clause (a) and clause (b) and in the case of a Dealer Overconcentration, the percentage in clause (i)(b) or (ii)(b)) may be increased by the Seller, without the consent of any Certificateholder, to a level acceptable to each Rating Agency as long as the Rating Agency Condition is satisfied. See "--Allocation of Collections; Deposits in Collection Account; Limited Subordination of Seller's Interest--Available Subordinated Amount."


ADDITION OF ACCOUNTS

  Subject to the conditions described below, the Seller has the right to designate from time to time additional accounts to be included as Accounts (the "Additional Accounts"). In addition, the Seller is required to add the Receivables of Additional Accounts if either (i) the Pool Balance (exclusive of Delayed Funding Receivables) on the last day of any Collection Period is less than the Required Participation Amount as of the following Distribution Date or
(ii) the Seller's Participation Amount (exclusive of Delayed Funding Receivables) as of the following Distribution Date multiplied by the portion of the Seller's Interest (exclusive of Delayed Funding Receivables) represented by the Seller's Certificate is less than 5% of the Pool Balance (exclusive of Delayed Funding Receivables) on such last day. In either case, unless certain insolvency events have occurred with respect to the Seller, the Seller under the Pooling and Servicing Agreement will be required to transfer and assign to the Trust, within 10 business days after the end of such Collection Period, interests in all Receivables arising in such Additional Accounts, whether such Receivables are then existing or thereafter created. Any designation of Additional Accounts is subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account; (ii) the Seller shall represent and warrant that the addition of such Additional Accounts shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur; (iii) the Seller shall not select such Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any Enhancement Provider; (iv) the Seller shall deliver a Tax Opinion, other than in the case of a required addition, and certain other opinions of counsel with respect to the addition of such Additional Accounts to the Trustee and any Enhancement Provider and (v) if the Automatic Addition Condition is not satisfied, the Rating Agency Condition has been satisfied. If the Automatic Addition Condition is satisfied and the Account being added will contain Receivables which represent a type of product not previously financed by DFS or is supported by a Manufacturer that is not an Existing Manufacturer, then such addition is subject to satisfaction of the Rating Agency Condition.

  Each Additional Account must be an Eligible Account at the time of its addition. However, since Additional Accounts may not have been a part of the initial portfolio of DFS, they may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by DFS at a later date using credit criteria different from those which were applied to the initial Accounts.

  "Automatic Addition Condition" shall mean, with respect to the addition of Accounts that (i) during the calendar quarter in which such addition occurs, the number of new Accounts for Dealers that are financing products of the type already being financed by DFS and purchasing such products from Existing Manufacturers does not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter, (ii) during the twelve months ending at the beginning of such calendar quarter, the number of such new Accounts does not exceed 20% of the number of all Accounts at the beginning of such twelve month period, (iii) the average for the three months preceding the month of such addition of the aggregate balance of Receivables that have been SAU or NSF for more than 30 days does not exceed 1.25% of the Pool Balance at the end of the month preceding the month of such addition, and (iv) the annualized average for such three month period of the net losses incurred in respect of the Receivables does not exceed 1.75% of the Pool Balance at the end of the month preceding the month of such addition.

   "Existing Manufacturer" shall mean (i) each Manufacturer with which DFS has entered into a business arrangement, either through a Floorplan Agreement or another arrangement, on or prior to the Series 1994-1 Closing Date, (ii) each Manufacturer with which DFS enters into such a business arrangement after the Series 1994-1 Closing Date so long as the aggregate balances of the Receivables subject to such Floorplan Agreement do not exceed the lesser of (a) 1% of the Pool Balance at the beginning of the Collection Period in which the addition of the related Account occurs and (b) $25 million and (iii) each Manufacturer with which DFS enters into such a business arrangement after the Series 1994-1 Closing Date and as to which the Rating Agency Condition is satisfied.

  "Required Participation Amount" for any date will mean an amount equal to the sum of (a) the sum of the product for each Series of (i) the Required Participation Percentage for such Series times (ii) the initial invested amount of such Series minus the amount of any deposits into its excess funding account in connection with a reduction in the Pool Balance plus the amount of any withdrawals from its excess funding account in connection with an increase in the Pool Balance plus (b) the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date).

  "Required Participation Percentage" will mean, (a) with respect to Series 1996-2, [105%], (b) with respect to Series 1996-1, 105%, (c) with respect to Series 1994-1, 105% and (d) with respect to any future Series, the percentage specified therefor in the related Supplement; provided, however, that the Seller may, upon ten days' prior notice to the Trustee, each Rating Agency and any Enhancement Provider reduce the Required Participation Percentage to not less than 100%, so long as the Rating Agency Condition has been satisfied.


REMOVAL OF ACCOUNTS; TRANSFERS OF PARTICIPATIONS

  The Seller shall have the right at any time to require the removal from the Trust of Eligible Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Eligible Accounts to be removed. To remove any Eligible Account and such amounts, the Seller (or the Servicer on its behalf) shall, among other things, (a) on or before the fifth business day prior to the date of removal (the "Removal Date"), furnish to the Trustee, any Enhancement Provider, and each Rating Agency a written notice (the "Removal Notice") specifying the Removal Date; (b) on or before the fifth business day after the Removal Date, the Seller shall have furnished to the Trustee a computer file, microfiche list or other list of the Accounts (the "Removed Accounts") that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Receivables therein; (c) represent and warrant that the removal of any such Eligible Account on the Removal Date will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount; (d) represent and warrant that no selection procedures believed by the Seller to be adverse to the interest of the certificateholders were utilized in selecting the Removed Accounts; (e) obtain evidence that the Rating Agency Condition has been satisfied; and (f) on or before the related Removal Date, deliver to the Trustee and any Enhancement Provider an officers' certificate confirming the items set forth in clauses (c),
(d) and (e) above and a Tax Opinion with respect to such removal.

  All Receivables existing in the Removed Accounts will be assigned to the Seller as of the Removal Date. On or prior to the tenth business day following the date on which an Account becomes an Ineligible Account (which date will be deemed the Removal Date for such Account), the Seller will commence the removal of such Account from the Trust. However, all Receivables existing in any such Account (other than an Account that was an Ineligible Account at the time it was originally designated as an Account) as of the Removal Date will continue to be a Trust asset.

  The Seller may cause the Trust to transfer to the Seller a Participation in the Receivables in one or more Accounts subject to the same limitations described above with respect to the removal of Accounts, except that the removal will relate to an undivided percentage interest in the Receivables in an Account rather than a dollar amount. The Seller may thereafter transfer such Participation to other persons.

  Accounts that are terminated by their Dealers after they have paid the related Receivables in full will be deemed to be removed from the Trust without having to follow the procedures described above.


COLLECTION ACCOUNT

  The Servicer has established and is required to maintain, or cause to be established and maintained, an Eligible Deposit Account in the name of the Trustee, on behalf of the Trust, for the benefit of the Seller, certificateholders of all Series and any Enhancement Providers (the "Collection Account").
"Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Trustee or (b) a depository institution or trust company organized under the laws of the United States or any one of the states thereof (or a domestic branch of a foreign bank) which at all times (i) has either (x) a long-term unsecured debt rating acceptable to each Rating Agency or (y) a certificate of deposit rating acceptable to each Rating Agency and (ii) is a member of the FDIC. Funds in the Collection Account generally will be invested in investments acceptable to each such Rating Agency as being consistent with the then-current rating of the certificates (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be credited to the Collection Account. The Servicer will have the revocable power to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement.


EXCESS FUNDING ACCOUNT

  The Servicer has established and is required to maintain an Eligible Deposit Account in the name of the Trustee, on behalf of the Trust (the "Excess Funding Account"). On each Distribution Date during the Revolving Period, if (a) the Pool Balance at the end of the preceding Collection Period is less than the Pool Balance at the end of the second preceding Collection Period and (b) the Pool Balance at the end of the preceding Collection Period is less than the Required Participation Amount for such Distribution Date (calculated before giving effect to any deposits to the Excess Funding Account and any excess funding account for any other Series in its revolving period to be made on such Distribution Date), then certain Available Certificateholder Principal Collections will be deposited in the Excess Funding Account on such Distribution Date. If (i) on any Determination Date during the Revolving Period there are any funds in the Excess Funding Account and (ii) the Pool Balance at the end of the preceding Collection Period is greater than the Pool Balance at the end of the second preceding Collection Period, then, the Invested Amount and the invested amounts (but, in each case, not in excess of the initial principal amount of such Series) for all other outstanding Series that provide for an excess funding account or similar arrangement and are in their revolving periods shall be increased such that, after giving effect to such increases, the Required Participation Amount is at least equal to the Pool Balance. On such Determination Date, the Servicer shall notify the Trustee of the amount, if any, of such increase in the Invested Amount and the Trustee shall withdraw from the Excess Funding Account and pay to the Seller or allocate to one or more other Series, on the immediately succeeding Distribution Date, an amount equal to the amount of such increase in the Invested Amount. To the extent that the Invested Amount is increased by any payment to the Seller or any allocation to one or more other Series, the Seller's Interest or such other Series' invested amount, as applicable, shall be reduced by the amount of such payment. In addition, any increase in the Invested Amount is subject to the condition that after giving effect to such increase the Pool Balance equals or exceeds the sum of (A) the Required Participation Amount (exclusive of the amount in clause (b) of the definition thereof), (B) the sum of the Available Subordinated Amount and the sum of the required subordinated amounts for all other Series (or, if such other Series shall have no required subordinated amounts, the available subordinated amounts with respect to such Series) and (C) the sum of any subordinated amounts supporting any Enhancement for all other Series. Under certain circumstances, such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. The allocation of additional Receivables to increase the Invested Amount and the invested amounts of such other Series will be pro rata based on the proportion that the amount on deposit in the Excess Funding Account bears to the aggregate amounts in all of the Trust's excess funding accounts (including the Excess Funding Account) and similar arrangements for accommodating the fluctuation in the principal balances of the Receivables. The deposit of amounts into the Excess Funding Account and the excess funding accounts and such similar arrangements for other Series will be based on the proportion that the Invested Amount bears to the aggregate of the invested amounts (including the Invested Amount) for all Series.

  Any funds on deposit in the Excess Funding Account at the beginning of the Early Amortization Period or the Accumulation Period will be deposited in the Principal Funding Account. In addition, no funds will be deposited in the Excess Funding Account during the Accumulation Period or any Early Amortization Period.

  Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Servicer in investments rated in the highest short-term category of each Rating Agency or in such other investments that are acceptable to each Rating Agency. Such investments are required to mature by the next Distribution Date. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as described herein. See "--Distributions from the Collection Account; Reserve Fund" below.

ALLOCATION PERCENTAGES

  Allocation to the Certificateholders' Interest. The Servicer will allocate amounts to the Certificateholders' Interest for each Collection Period as follows:

  (i) Non-Principal Collections and the Defaulted Amount will be allocated to Certificateholders based on the Floating Allocation Percentage;

  (ii) during the Revolving Period, Principal Collections will be allocated to Certificateholders based on the Floating Allocation Percentage (subject to the following sentence);

  (iii) during the Accumulation Period and any Early Amortization Period, Principal Collections will be allocated to Certificateholders based on the Principal Allocation Percentage (subject to the following sentence); and

  (iv) Miscellaneous Payments will at all times be allocated to Certificateholders on the basis of the Series 1996-2 Allocation Percentage.

  With respect to Principal Collections among Series for any Collection Period, if the sum of (i) the sum of the floating allocation percentages (including the Floating Allocation Percentage, if applicable) for each Series in its revolving period and (ii) the principal allocation percentage (including the Principal Allocation Percentage, if applicable) for each Series in its amortization, accumulation or early amortization period exceeds 100%, then Principal Collections for such Collection Period will be allocated among the Series pro rata on the basis of such floating allocation percentages and principal allocation percentages. Amounts not allocated to the Certificateholders as described above will be allocated to the Seller and the other outstanding Series of certificates, if any.

  "Class A Initial Invested Amount" for any date means the initial principal amount of the Class A Certificates, which is $________________, plus (x) the product of (i) the Class A Percentage multiplied by (ii) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Pool Balance since the Closing Date, minus (y) the product of (i) the Class A Percentage multiplied by (ii) the amount of any additions to the Excess Funding Account in connection with a reduction in the Pool Balance since the Closing Date.

  "Class A Invested Amount" for any date means an amount equal to the sum of
(a)(i) the Class A Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus
(iii) the aggregate amount of all unreimbursed Class A Investor Charge-Offs.

  "Class A Percentage" means the percentage equivalent of a fraction the numerator of which is the outstanding principal balance of the Class A Certificates and the denominator of which is the outstanding principal balance of all Certificates.

  "Class B Initial Invested Amount" for any date means the initial principal amount of the Class B Certificates, which is $______________, plus (x) the product of (i) the Class B Percentage multiplied by (ii) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Pool Balance since the Closing Date, minus (y) the product of (i) the Class B Percentage multiplied by (ii) the amount of any additions to the Excess Funding Account in connection with a reduction in the Pool Balance since the Closing Date.

  "Class B Invested Amount" for any date means an amount equal to the sum of
(a)(i) the Class B Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus
(iii) the aggregate amount of all unreimbursed Class B Investor Charge-Offs.

  "Class B Percentage" means the percentage equivalent of a fraction the numerator of which is the outstanding principal balance of the Class B Certificates and the denominator of which is the outstanding principal balance of all Certificates.

  "Class C Initial Invested Amount" for any date means the initial principal amount of the Class C Certificates, which is $____________, plus (x) the product of (i) the Class C Percentage multiplied by (ii) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Pool Balance since the Closing Date, minus (y) the product of (i) the Class C Percentage multiplied by (ii) the amount of any additions to the Excess Funding Account in connection with a reduction in the Pool Balance since the Closing Date.

  "Class C Invested Amount" for any date means an amount equal to the sum of
(a) (i) the Class C Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to Class C Certificateholders prior to such date, minus
(iii) the aggregate amount of all unreimbursed Class C Investor Charge-Offs.

  "Class C Percentage" means the percentage equivalent of a fraction the numerator of which is the outstanding principal balance of the Class C Certificates and the denominator of which is the outstanding principal balance of all Certificates.

  "Floating Allocation Percentage" for any Collection Period means the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Pool Balance as of such last day; provided, however, that, with respect to the first Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the sum of the initial principal balances of the Certificates and the denominator of which is the Pool Balance on the Series 1996-2 Cut-Off Date.

  "Invested Amount" means for any date the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

  "Miscellaneous Payments" for any Collection Period means the sum of (a) Adjustment Payments and Transfer Deposit Amounts received with respect to such Collection Period and (b) Unallocated Principal Collections on such Distribution Date available to be treated as Miscellaneous Payments as described below under "--Principal Collections for all Series."

  "Principal Allocation Percentage" for any Collection Period means the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the Pool Balance as of the last day of the immediately preceding Collection Period; provided, however, that with respect to that portion of any Collection Period that falls after the date on which any Early Amortization Event occurs (unless, in limited circumstances with respect to the addition of Accounts, such Early Amortization Event shall have been cured), the Principal Allocation Percentage shall be reset using the Pool Balance as of the close of business on the date on which such Early Amortization Event shall have occurred and Principal Collections shall be allocated for such portion of such Collection Period using such reset Principal Allocation Percentage.

  "Series 1996-2 Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Trust Invested Amount as of such last day.

  "Trust Available Subordinated Amount" means the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding Series.

  "Trust Invested Amount" means, with respect to any Collection Period, the sum of the Invested Amount and the invested amounts for all other outstanding Series.

  The Floating Allocation Percentage and the Principal Allocation Percentage will be adjusted for any Collection Period in which Additional Accounts are designated to reflect the additional Receivables added to the Trust.

  Principal Collections for all Series. Principal Collections allocated to the Certificateholders' Interest, for any Collection Period with respect to the Accumulation Period or any Early Amortization Period, will first be allocated to make required payments of principal to the Principal Funding Account during the Accumulation Period and to the Certificateholders during the Early Amortization Period. See "--Distributions from the Collection Account; Reserve Fund-- Principal Collections" and "--Distributions." The Servicer will determine the amount of Available Certificateholder Principal Collections for any Collection Period remaining after such required payments or deposits into the Excess Funding Account (with respect to the Revolving Period) and the amount of any similar excess for any other Series ("Excess Principal Collections"). The Servicer will allocate Excess Principal Collections to cover any principal distributions to certificateholders for any Series which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such Series ("Principal Shortfalls").
Excess Principal Collections will generally not be used to cover investor charge-offs for any Series. Any such reallocation will not result in a reduction in the invested amount of the Series to which such collections were initially allocated. This feature permits amounts that may otherwise be payable to the holder of the Seller's Certificate to be used for the benefit of Series of certificates that would otherwise experience a shortfall or delay in the payment of principal thereon. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will be paid to the Seller if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Required Participation Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date). Any amount not allocated to the Seller because the Pool Balance does not exceed the Required Participation Amount will be held unallocated ("Unallocated Principal Collections") until the Pool Balance exceeds the Required Participation Amount, at which time such amount will be allocated to the Seller, or until an early amortization event occurs or an amortization period commences for any Series, after which such amount will be treated as a Miscellaneous Payment.

DISCOUNT FACTOR

  While finance charges are payable on the Receivables generally, finance charges will not begin to accrue on a portion of the Receivables until a certain period of time has elapsed after their origination. Therefore, in order to create imputed interest in respect of such Receivables for their non-interest bearing period and for administrative uniformity in accounting for Collections, a portion of the Collections on each Receivable that is not part of the finance charges, if any, paid on that Receivable will be treated as Non-Principal Collections. The portion of the balance of a Receivable that will be treated as a finance charge when such Receivable is collected will be equal to the product of the balance of such Receivable times the discount factor (the "Discount Factor") in effect at the time of the collection of such Receivable.

  As of the Series 1996-2 Cut-Off Date, the Discount Factor was 0.40% and will be adjusted as described in this paragraph. If on any Distribution Date the Net Receivables Rate for such Distribution Date less (i) the weighted average of the certificate rates (as determined below in this paragraph) for all outstanding Series of certificates for such Distribution Date less (ii) the annualized Net Loss Rate (as defined in the Pooling and Servicing Agreement) for the preceding twelve Collection Periods is less than 1%, then the Discount Factor for such Distribution Date shall be adjusted upwards, rounded up to the nearest 0.1% (but in no event will the Discount Factor exceed 1%), so that the Net Receivables Rate less the rate in clause (i) less the rate in clause (ii) shall be equal to 1%; and the Discount Factor shall remain at such adjusted percentage amount until it is further adjusted by the terms of this sentence or either of the following two sentences. Notwithstanding the foregoing, the Seller, at its discretion, may increase or decrease the Discount Factor, but in no event shall the Discount Factor exceed 1% or be less than the percentage amount required by the immediately preceding sentence or be greater than the percentage amount required by the next sentence. Notwithstanding the foregoing, if the application of the Discount Factor would cause the Pool Balance to be less than the Required Participation Amount, then the Discount Factor shall be the percentage (which shall in no event be less than 0%), rounded down to the nearest 0.1%, which, when applied, will cause the Pool Balance to at least equal the Required Participation Amount. For purposes of this definition, (i) if a certificate rate is calculated as the lesser of (x) a fixed rate or a formula rate and (y) the Net Receivables Rate, then such certificate rate shall be the rate in clause (x) and (ii) if an interest rate swap agreement provides the interest distributable on a Series or Class of certificates then the certificate rate for such Series or Class of certificates shall be the interest rate payable to the related swap counterparty.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT; LIMITED SUBORDINATION OF SELLER'S INTEREST

  [The Servicer, no later than two business days after the processing date, will deposit all collections received with respect to the Receivables (excluding, with certain exceptions, certain portions thereof allocable to the Seller) in each Collection Period into the Collection Account. Notwithstanding the foregoing requirement for daily deposits, for so long as (i) DFS remains the Servicer under the Pooling and Servicing Agreement, (ii) no Servicer Default has occurred and is continuing and (iii) (x) DFS arranges for and maintains a letter of credit or other form of Enhancement in respect of the Servicer's obligation to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or (y) DFS otherwise obtains each Rating Agency confirmation described below, then, subject to any limitations in the confirmations referred to below, DFS need not deposit collections into the Collection Account on the day indicated in the preceding sentence until the business day immediately preceding the date on which such funds are required to be distributed to investors, at which time DFS will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied; provided, however, that prior to ceasing daily deposits as described above the Seller shall have delivered to the Trustee evidence that the Rating Agency Condition has been satisfied.] Until such Collections are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds collections and is permitted to use such funds for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer will pay no fee to the Trust or any Certificateholder for any use by the Servicer of funds representing collections on the Receivables.

  In addition, during any Collection Period the Servicer will generally be required to deposit Non-Principal Collections and Principal Collections into the Collection Account only to the extent of, without duplication, the distributions required to be made to certificateholders, the amounts required to be deposited into any deposit, trust, reserve or similar account maintained for the benefit of certificateholders and the amounts required to be paid to any Enhancement Provider on the Distribution Date relating to such Collection Period and if, at any time prior to such Distribution Date, the amount of collections deposited in the Collection Account exceeds the amount required to be deposited, the Servicer will be permitted to withdraw such excess from the Collection Account. In addition, as an administrative convenience, the Servicer will be permitted to make the deposit of Non-Principal Collections, Principal Collections and other amounts net of distributions or payments to be made to the Servicer on such date. However, the Servicer will account for such deposits, distributions and payments as if they were made individually.

  In respect of any date on which collections are made, the Servicer will distribute directly to the Seller an amount equal to (a) the Excess Seller's Percentage for the related Collection Period of Non-Principal Collections for such date and (b) the Excess Seller's Percentage for the related Collection Period of Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date). In addition, during the Revolving Period, subject to certain limitations, the Servicer will distribute directly to the Seller in respect of each such date an amount equal to the Available Seller's Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such date).

  "Available Seller's Collections" for any date means the sum of (a) the Available Seller's Non-Principal Collections for such date and (b) the Available Seller's Principal Collections for such date; provided, however, that the Available Seller's Collections will be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

  "Available Seller's Non-Principal Collections" for any date means an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Non-Principal Collections for such date.

  "Available Seller's Principal Collections" for any date means an amount equal to the product of (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period and (b) Principal Collections for such date.

  "Excess Seller's Percentage" for any Collection Period means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) when used with respect to Non-Principal Collections and Defaulted Receivables, 100% minus the sum of (i) the aggregate of the floating allocation percentages for each outstanding Series with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the aggregate of the available subordinated amounts for each outstanding Series as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), and the denominator of which is the Pool Balance as of the last day of the immediately preceding Collection Period and (b) when used with respect to Principal Collections, 100% minus the sum of (i) the sum of the aggregate of the principal allocation percentages for each outstanding Series in its amortization, accumulation or early amortization period with respect to such Collection Period and the aggregate of the floating allocation percentages for each outstanding Series in its revolving period with respect to such Collection Period and (ii) the percentage described in clause (a) (ii) above for such Collection Period.

  "Seller's Participation Amount" for any date means an amount equal to the Pool Balance on such date minus the aggregate of invested amounts for all outstanding Series on such date minus certain adjustments by the Servicer to Receivables described in the first sentence of the last paragraph under "--Defaulted Receivables and Recoveries" below.

  "Seller's Percentage" means 100% minus (a) when used with respect to Non-Principal Collections and Defaulted Receivables, the aggregate of the floating allocation percentages for each outstanding Series (including the Certificates), and (b) when used with respect to Principal Collections, the sum of (i) the aggregate of the floating allocation percentages for each outstanding Series (including the Certificates, if applicable) in its revolving period and (ii) the aggregate of the principal allocation percentages for each outstanding Series (including the Certificates, if applicable) in its amortization, accumulation or early amortization period, but in each case shall not be less than 0%.

  Deficiency Amount. On each Determination Date, the Servicer will determine for the Certificates the amount (the "Deficiency Amount"), if any, by which (a) the sum of (i) Monthly Interest for the following Distribution Date, (ii) any Monthly Interest for any prior Distribution Dates required to be but not deposited in the Interest Funding Account on a prior Distribution Date, (iii) Additional Interest, if any, for such Distribution Date and any Additional Interest for any prior Distribution Dates required to be but not deposited into the Interest Funding Account on a prior Distribution Date, but only to the extent permitted by applicable law, (iv) the Monthly Servicing Fee for such Distribution Date, (v) the Investor Default Amount for such Distribution Date, and (vi) the amount of any Adjustment Payment allocated to the Certificates for such Distribution Date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement exceeds (b) the sum of Investor Non-Principal Collections for such Distribution Date plus any Investment Proceeds, if any, with respect to such Distribution Date. The lesser of the Deficiency Amount and the Available Subordinated Amount is the "Required Subordination Draw Amount."

  Monthly Interest. "Monthly Interest" for any Distribution Date shall mean an amount equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest.

  "Class A Monthly Interest" on any Distribution Date shall be an amount equal to the product of (i) the Class A Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (iii) (A) the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class A Certificateholders on such preceding Distribution Date, if any) or (B) with respect to the first Distribution Date, the initial principal amount of the Class A Certificates.

  "Class B Monthly Interest" on any Distribution Date shall be an amount equal to the product of (i) the Class B Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (iii) (A) the outstanding principal balance of the Class B Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class B Certificateholders on such preceding Distribution Date, if any) or (B) with respect to the first Distribution Date, the initial principal amount of the Class B Certificates.

  "Class C Monthly Interest" on any Distribution Date shall be an amount equal to the product of (i) the Class C Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (iii) (A) the outstanding principal balance of the Class C Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class C Certificateholders on such preceding Distribution Date, if any) or (B) with respect to the first Distribution Date, the initial principal amount of the Class C Certificates.

  Additional Interest. "Additional Interest" for any Distribution Date shall mean an amount equal to the sum of the Class A Additional Interest, the Class B Additional Interest and the Class C Additional Interest.

  On the Determination Date preceding each Interest Payment Date, the Servicer shall determine the excess, if any (the "Class A Interest Shortfall"), of (x) the sum of (i) the Class A Monthly Interest for the Interest Period applicable to such Interest Payment Date plus (ii) the Class A Monthly Interest for each Interest Period applicable to each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date) over (y) the amount which will be available to be paid to the Class A Certificateholders from the Interest Funding Account on such Interest Payment Date in respect thereof pursuant to the Supplement relating to Series 1996-2. If, as of any Interest Payment Date, an amount covering any Class A Interest Shortfall for any prior Distribution Date shall not have been deposited into the Interest Funding Account, then an additional amount ("Class A Additional Interest") equal to the product of (i) the Class A Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the period from and including such prior Interest Payment Date to but excluding the current Interest Payment Date and the denominator of which is 360, and (iii) such Class A Interest Shortfall (or the portion thereof which has not been paid or deposited in the Interest Funding Account) shall be payable as described herein with respect to the Class A Certificates. See "--Distribution from the Collection Account; Reserve Fund-- Non-Principal Collections" below. Class A Additional Interest shall be payable to the Interest Funding Account or distributed to Class A Certificateholders only to the extent permitted by applicable law.

  On the Determination Date preceding each Interest Payment Date, the Servicer shall determine the excess, if any (the "Class B Interest Shortfall"), of (x) the sum of (i) the Class B Monthly Interest for the Interest Period applicable to such Interest Payment Date plus (ii) the Class B Monthly Interest for each Interest Period applicable to each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date) over (y) the amount which will be available to be paid to the Class B Certificateholders from the Interest Funding Account on such Interest Payment Date in respect thereof pursuant to the Supplement relating to Series 1996-2. If, as of any Interest Payment Date, an amount covering any Class B Interest Shortfall for any prior Distribution Date shall not have been deposited into the Interest Funding Account, then an additional amount ("Class B Additional Interest") equal to the product of (i) the Class B Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the period from and including such prior Interest Payment Date to but excluding the current Interest Payment Date and the denominator of which is 360, and (iii) such Class B Interest Shortfall (or the portion thereof which has not been paid or deposited in the Interest Funding Account) shall be payable as described herein with respect to the Class B Certificates. See "--Distribution from the Collection Account; Reserve Fund-- Non-Principal Collections" below. Class B Additional Interest shall be payable to the Interest Funding Account or distributed to Class B Certificateholders only to the extent permitted by applicable law.

  On the Determination Date preceding each Interest Payment Date, the Servicer shall determine the excess, if any (the "Class C Interest Shortfall"), of (x) the sum of (i) the Class C Monthly Interest for the Interest Period applicable to such Interest Payment Date plus (ii) the Class C Monthly Interest for each Interest Period applicable to each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date) over (y) the amount which will be available to be paid to the Class C Certificateholders from the Interest Funding Account on such Interest Payment Date in respect thereof pursuant to the Supplement relating to Series 1996-2. If, as of any Interest Payment Date, an amount covering any Class C Interest Shortfall for any prior Distribution Date shall not have been deposited into the Interest Funding Account, then an additional amount ("Class C Additional Interest") equal to the product of (i) the Class C Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the period from and including such prior Interest Payment Date to but excluding the current Interest Payment Date and the denominator of which is 360, and (iii) such Class C Interest Shortfall (or the portion thereof which has not been paid or deposited in the Interest Funding Account) shall be payable as described herein with respect to the Class C Certificates. See "--Distribution from the Collection Account; Reserve Fund-- Non-Principal Collections" below. Class C Additional Interest shall be payable to the Interest Funding Account or distributed to Class C Certificateholders only to the extent permitted by applicable law.

  Available Subordinated Amount. The "Available Subordinated Amount" for a Determination Date is equal to (i) the result of (x) a fraction, the numerator of which is the Invested Amount on the last day of the immediately preceding Collection Period (or with respect to the first Determination Date with respect to Series 1996-2, the Invested Amount on the issuance date for Series 1996-2), and the denominator of which is the Pool Balance on such last day multiplied by
(y) the Trust Incremental Subordinated Amount, minus (ii) with certain limitations, the aggregate of the Required Subordination Draw Amounts for all preceding Distribution Dates.

  "Incremental Default Amount" on any Determination Date equals (a) the Overconcentration Default Amount on such Determination Date minus (b) the full amount of any Defaulted Receivables included in the definition of Overconcentration Default Amount which are subject to a reassignment or assignment to the Seller or the Servicer in accordance with the terms of the Pooling and Servicing Agreement (but not less than zero); provided, however, that, if certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller, the amount of such Defaulted Receivables which are subject to reassignment to the Seller will not be so subtracted and, if certain events of bankruptcy, insolvency or receivership have occurred with respect to the Servicer, the amount of such Defaulted Receivables which are subject to assignment to the Servicer will not be so subtracted.

  "Overconcentration Default Amount" on any Determination Date means the lesser of (a) the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period and which arose in an Account that is included in the calculation of the Overconcentration Amount and (b) the Overconcentration Amount on such Determination Date.

  "Trust Incremental Subordinated Amount" on any Determination Date equals the excess, if any, of (a) the Overconcentration Amount on such Determination Date over (b) the Incremental Default Amount for such Determination Date.

DISTRIBUTIONS FROM THE COLLECTION ACCOUNT; RESERVE FUND

  Non-Principal Collections. On each Distribution Date, the Trustee will apply Certificateholder Non-Principal Collections and Investment Proceeds, if any, deposited into the Collection Account in respect the related Collection Period to make the following distributions in the following order of priority:

  (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest for any prior Distribution Dates not deposited in the Interest Funding Account or distributed on such prior Distribution Dates (plus, but only to the extent permitted under applicable law, the amount of any Class A Additional Interest for the immediately preceding Interest Payment Date that has not been deposited in the Interest Funding Account and, without duplication, any Class A Additional Interest previously due but not deposited in the Interest Funding Account or distributed), shall be deposited to the Interest Funding Account;

  (ii) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest for any prior Distribution Dates not deposited in the Interest Funding Account or distributed on such prior Distribution Dates (plus, but only to the extent permitted under applicable law, the amount of any Class B Additional Interest for the immediately preceding Interest Payment Date that has not been deposited in the Interest Funding Account and, without duplication, any Class B Additional Interest previously due but not deposited in the Interest Funding Account or distributed), shall be deposited to the Interest Funding Account;

  (iii) an amount equal to Class C Monthly Interest for such Distribution Date, plus the amount of any Class C Monthly Interest for any prior Distribution Dates not deposited in the Interest Funding Account or distributed on such prior Distribution Dates (plus, but only to the extent permitted under applicable law, the amount of any Class C Additional Interest for the immediately preceding Interest Payment Date that has not been deposited in the Interest Funding Account and, without duplication, any Class C Additional Interest previously due but not deposited in the Interest Funding Account or distributed), shall be deposited to the Interest Funding Account;

  (iv) an amount equal to the Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account as described above or waived as described below);

  (v) an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

  (vi) an amount equal to the Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Available Certificateholder Principal Collections for such Distribution Date;

  (vii) an amount required to reimburse unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs (as described below) shall be treated as a portion of Investor Principal Collections for such Distribution Date;

  (viii) any Class A Carry-over Amount, Class B Carry-over Amount or Class C Carry-over Amount not previously distributed shall be deposited to the Interest Funding Account; and

  (ix) the balance, if any, shall constitute "Excess Servicing".

  If Certificateholder Non-Principal Collections and Investment Proceeds are not sufficient to make the entire distributions required by clauses (i), (ii),
(iii), (iv) and (vi), the Servicer will direct the Trustee to withdraw funds from the Reserve Fund and apply such funds, to the extent available, to complete the distributions pursuant to such clauses in the numerical order thereof.

  If there is a Required Subordination Draw Amount for such Distribution Date, the Servicer will apply or direct the Trustee to apply the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, but only up to the amount of the Required Subordination Draw Amount, to make up the shortfall in the distributions required by clauses (i)--(iv) and (vi) above and that have not been made through the applications of funds from the Reserve Fund described above. Any such Available Seller's Collections remaining after the application thereof pursuant to the preceding sentence will be treated as a portion of Available Certificateholder Principal Collections for such Distribution Date and applied as described under "--Principal Collections" below, but only up to the amount of unpaid Adjustment Payments allocated to Series 1996-2. If the Required Subordination Draw Amount exceeds Available Seller's Collections for such Distribution Date, the Available Subordinated Amount will be further reduced in accordance with clause (ii) of the definition of Available Subordinated Amount in an amount equal to such Available Seller's Collections. If for such Distribution Date the sum of the Required Subordination Draw Amount and the aggregate of the required subordination draw amounts for all other Series outstanding exceeds the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, then such Available Seller's Collections will be allocated to such Series (including Series 1994-1, Series 1996-1 and Series 1996-2) pro rata on the basis of such required subordination draw amounts (including the Required Subordination Draw Amount).

  "Certificateholder Non-Principal Collections" for any Distribution Date means the portion of Non-Principal Collections for the related Collection Period allocated to the Certificateholders' Interest as described under "--Allocation Percentages--Allocation to the Certificateholders' Interest."

  "Excess Servicing" for any Distribution Date means the amount described in clause (ix) above.

  "Investment Proceeds" for any Distribution Date means an amount equal to the sum of (a) the net investment earnings credited to the Collection Account on the related Determination Date with respect to funds held in the Interest Funding Account, the Principal Funding Account, the Excess Funding Account and the Reserve Fund and (b) the Series 1996-2 Allocation Percentage of net investment earnings credited to the Collection Account on the related Determination Date with respect to funds held in the Collection Account.

  Reserve Fund. An Eligible Deposit Account will be established and maintained in the name of the Trustee for the benefit of the Certificateholders (the ''Reserve Fund''). On the Closing Date, the Seller will cause to be deposited with the Trustee, and the Trustee will deposit in the Reserve Fund, funds in an amount equal to 2% of the aggregate initial principal balance of the Certificates. The ''Reserve Fund Required Amount'' means an amount which upon any Distribution Date will equal the product of 2% and the aggregate outstanding balance of the Certificates as of such Distribution Date (after giving effect to any change therein on such Distribution Date). If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under "--Non-Principal Collections," the amount in the Reserve Fund is less than the Reserve Fund Required Amount, the Trustee shall deposit any remaining Certificateholder Non-Principal Collections and Investment Proceeds (to the extent available pursuant to clause (v) under "--Non-Principal Collections" above) for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. The "Reserve Fund Deposit Amount" is the amount, if any, by which the Reserve Fund Required Amount exceeds the amount on deposit in the Reserve Fund. Funds in the Reserve Fund will be invested in the same manner in which funds in the Collection Account may be invested. On each Determination Date, the Servicer will credit to the Collection Account any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund. After the earlier of the payment in full of the outstanding principal balance of the Certificates and the Termination Date, any funds remaining on deposit in the Reserve Fund will be paid to the Seller.

  Excess Servicing. On each Distribution Date, the Servicer will allocate Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date, in the following order of priority:

  (a) an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described under "--Servicing Compensation and Payment of Expenses" will be distributed to the Servicer; and

  (b) the balance, if any, shall be distributed to the Seller.

  Principal Collections. On each Distribution Date, the Servicer will allocate Available Certificateholder Principal Collections as follows:

  (a) for each Distribution Date with respect to the Revolving Period, all Available Certificateholder Principal Collections will be allocated, first, if
(i) the Pool Balance at the end of the preceding Collection Period is less than the Pool Balance at the end of the second preceding Collection Period and (ii) the Pool Balance at the end of the preceding Collection Period is less than the Required Participation Amount for such Distribution Date (calculated before giving effect to any deposits to the Excess Funding Account and any excess funding account for any other Series in their revolving periods to be made on such Distribution Date), then the Servicer will cause to be deposited into the Excess Funding Account an amount which will reduce the Invested Amount such that, together with the deposits to the excess funding accounts (and the resulting reductions in the invested amounts) for other outstanding Series in their revolving periods for such Distribution Date, the Pool Balance is equal to the Required Participation Amount and, second, to Excess Principal Collections as described under "--Allocation Percentages--Principal Collections for all Series"; and

  (b) for each Distribution Date (x) with respect to the Accumulation Period or
(y) any Early Amortization Period (if a responsible officer of the Trustee has actual knowledge thereof): (i) an amount equal to Monthly Principal for such Distribution Date will be deposited to the Principal Funding Account; and (ii) during the Accumulation Period, the balance, if any, will be allocated to Excess Principal Collections.

  In the event that the Invested Amount is greater than zero on the Termination Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "--Non-Principal

Collections") will be treated as a portion of Available Certificateholder Principal Collections for the Distribution Date occurring on the Termination Date.

  "Available Certificateholder Principal Collections" for any Distribution
Date means the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Accumulation Period or any Early Amortization Period, for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (ii) Principal Collections for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period), (b) the amount, if any, of Non-Principal Collections, funds in the Reserve Fund as described above, Excess Servicing and Available Seller's Collections, allocated in each case to cover the Investor Default Amount or reimburse Investor Charge-Offs and (c) the Series 1996-2 Allocation Percentage of Miscellaneous Payments with respect to such Distribution Date.

  "Controlled Amortization Amount" means an amount equal to the Invested
Amount as of the Determination Date on which the Accumulation Period Length is determined (after giving effect to any changes therein on such date) divided by the number of months comprising the Accumulation Period Length.

  "Controlled Distribution Amount" for a Distribution Date means the excess, if any, of (i) the product of the Controlled Amortization Amount and the number of Distribution Dates with respect to the Accumulation Period through and including such Distribution Date over (ii) the amount on deposit in the Excess Funding Account and the Principal Funding Account (including any amounts deposited therein from the Excess Funding Account), before giving effect to any withdrawals from or deposits to such accounts on such Distribution Date.

  "Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or any Early Amortization Period will equal Available Certificateholder Principal Collections for such Distribution Date; provided, however, that for each Distribution Date with respect to the Accumulation Period, Monthly Principal may not exceed the Controlled Distribution Amount for such Distribution Date; and provided, further, that Monthly Principal will not exceed the aggregate outstanding principal balances of the Certificates.

INTEREST FUNDING ACCOUNT

  The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders (the "Interest Funding Account"). On each Distribution Date Monthly Interest will be deposited in the Interest Funding Account as provided above under "--Distributions from the Collection Account; Reserve Fund."

  All amounts on deposit in the Interest Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Interest Funding Account Balance") will be invested from the date of their deposit to a date on or prior to the next succeeding Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date, the interest and other investment income on the Interest Funding Account Balance will be paid to the Collection Account and distributed on such Distribution Date.

PRINCIPAL FUNDING ACCOUNT

  The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders (the "Principal Funding Account"). On each Distribution
Date with respect to the Accumulation Period, Monthly Principal will be deposited in the Principal Funding Account as provided above under "--Distributions from the Collection Account; Reserve Fund"; provided that if an Early Amortization Event occurs during the Accumulation Period (unless, in limited circumstances with respect to the required addition of Accounts, such Early Amortization Event shall have been cured), the Principal Funding Account Balance (as defined below) shall be paid to the Certificateholders on the first Distribution Date thereafter.

  All amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Principal Funding Account Balance") will be invested from the date of their deposit to a date on or prior to the succeeding Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date, the interest and other investment income on the Principal Funding Account Balance will be applied as provided above under "--Distributions from the Collection Account; Reserve Fund."

DISTRIBUTIONS

  Payments to Certificateholders will be made from the Interest Funding Account, the Principal Funding Account and the Excess Funding Account. The Servicer shall instruct the Trustee to apply the funds on deposit in the Interest Funding Account, the Principal Funding Account and the Excess Funding Account and shall instruct the Trustee to make, without duplication, the following distributions:

  (a) On each Distribution Date which is an Interest Payment Date, available amounts on deposit in the Interest Funding Account shall be distributed in the following order of priority:

   (i) to the Class A Certificateholders, an amount equal to (x) the sum of Class A Monthly Interest for such Distribution Date, plus the Class A Monthly Interest for any prior Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date), plus (y) any amount determined on any prior Interest Payment Date pursuant to clause (x) that was not distributed on any prior Interest Payment Date, plus (z) to the extent permitted under applicable law, the amount of any Class A Additional Interest for the current Interest Payment Date and, without duplication, any Class A Additional Interest previously due but not distributed;

  (ii) to the Class B Certificateholders, an amount equal to (x) the sum of Class B Monthly Interest for such Distribution Date, plus the Class B Monthly Interest for any prior Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date), plus (y) any amount determined on any prior Interest Payment Date pursuant to clause (x) that was not distributed on any prior Interest Payment Date, plus (z) to the extent permitted under applicable law, the amount of any Class B Additional Interest for the current Interest Payment Date and, without duplication, any Class B Additional Interest previously due but not distributed;

  (iii) to the Class C Certificateholders, an amount equal to (x) the sum of Class C Monthly Interest for such Distribution Date, plus the Class C Monthly Interest for any prior Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date), plus (y) any amount determined on any prior Interest Payment Date pursuant to clause (x) that was not distributed on any prior Interest Payment Date, plus (z) to the extent permitted under applicable law, the amount of any Class C Additional Interest for the current Interest Payment Date and, without duplication, any Class C Additional Interest previously due but not distributed;

  (iv) to the Class A Certificateholders, the sum of any Class A Carry-over Amount for such Interest Payment Date plus any Class A Carry-over Amount for each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date);

  (v) to the Class B Certificateholders, the sum of any Class B Carry-over Amount for such Interest Payment Date plus any Class B Carry-over Amount for each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date); and

  (vi) to the Class C Certificateholders, the sum of any Class C Carry-over Amount for such Interest Payment Date plus any Class C Carry-over Amount for each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date).

  (b) On each Distribution Date during an Early Amortization Period (if a responsible officer of the Trustee has actual knowledge of such Early Amortization Period) and on any other Distribution Date after the end of the Accumulation Period, the amount on deposit in the Excess Funding Account, the Principal Funding Account and (after the payment of accrued interest and Carry-over Amounts on the Certificates as described in paragraph (a) above) any amounts in the Interest Funding Account shall be distributed to the Certificateholders in the following order of priority: (A) first, to the Class A Certificateholders until the outstanding principal balance of the Class A Certificates has been reduced to zero; (B) second, to the Class B Certificateholders until the outstanding principal balance of the Class B Certificates has been reduced to zero; and (C) third, to the Class C Certificateholders until the outstanding principal balance of the Class C Certificates has been reduced to zero; provided, however, that the maximum amount distributed pursuant to this paragraph on any such date shall not exceed the excess of (x) the sum of the outstanding principal balance of the Class A, Class B and Class C Certificates, as applicable, over (y) the sum of unreimbursed Class A, Class B and Class C Investor Charge-Offs, each on such date.

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

DEFAULTED RECEIVABLES AND RECOVERIES

   "Defaulted Receivables" on any Determination Date are (i) all Receivables (other than all Ineligible Receivables) which were charged off as uncollectible in respect of the immediately preceding Collection Period and (ii) all Receivables which were Eligible Receivables when transferred to the Trust, which arose in an Account which became an Ineligible Account after the date of transfer of such Receivables to the Trust and which remained outstanding for any six consecutive Determination Dates thereafter. DFS's charge-off policy is based on SAU/NSF aging. For pay-as-sold accounts, receivables which are coded as SAU/NSF are charged off at the end of the month in which such receivables had been so coded for at least 181 days. For delinquent scheduled payment accounts, DFS performs inventory inspections to evaluate its collateral position with the related Dealer as DFS deems necessary. If the inspection reveals an uncollateralized position, the shortage is coded SAU. The SAU will be charged off on or before 181 days. "SAU" is the code on DFS's servicing records representing the unpaid portion of a receivable balance as to which the related Product has been sold but not paid in full. DFS's "NSF" code represents checks from customers returned for insufficient funds. DFS's charge off policy may change over time.

  The "Defaulted Amount" for any Determination Date will be an amount (which shall not be less than zero) equal to (a) the principal amount (exclusive of the discounted portion that, if collected, would have been treated as a Non-Principal Collection) of Receivables that became Defaulted Receivables during the preceding Collection Period less (b) the full amount (exclusive of such discounted portion) of any Defaulted Receivables subject to reassignment to the Seller or purchase by the Servicer for such Collection Period unless certain events of bankruptcy, insolvency, or receivership have occurred with respect to either of the Seller or the Servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables. Receivables will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts. A portion of the Defaulted Amount equal to the product of (x) the Defaulted Amount for such Collection Period and (y) the Floating Allocation Percentage for such Collection Period will be allocated to the Certificateholders. The portion of the Defaulted Amount allocated to the Certificateholders is referred to as the "Investor Default Amount."

  If the Servicer adjusts the amount of any Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because such Receivable was created in respect of inventory which was refused or returned by a Dealer, the Seller's Participation Amount will be reduced by the amount of the adjustment. Furthermore, if following such reduction the Pool Balance would be less than the Required Participation Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), the Seller will be required to deposit a cash amount equal to such deficiency (up to the amount of such Adjustment) into the Collection Account in immediately available funds (an "Adjustment
Payment") on the day on which such adjustment occurs.

INVESTOR CHARGE-OFFS

  If on any Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date),
(i) the Available Subordinated Amount on the preceding Determination Date is zero, (ii) the balance of the Reserve Fund on such Distribution Date is zero and
(iii) the Deficiency Amount is greater than zero, then the Class C Invested Amount will be reduced by the amount of the excess of such Deficiency Amount over any remaining Available Subordinated Amount on such Determination Date, but not by more than the Investor Default Amount for the related Collection Period (a "Class C Investor Charge-Off"). In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be maintained at or reduced to zero, and the Class B Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining Investor Default Amount for such Collection Period (a "Class B Investor Charge-Off"). In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be maintained at or reduced to zero, and the Class A Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining Investor Default Amount for such Collection Period (a "Class A Investor Charge-Off"). Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs will thereafter be reimbursed (in that order) and the Class A Invested Amount, Class B Invested Amount and Class C Invested Amount increased (in that order) (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs, as the case may be) on any Distribution Date by the sum of (a) the Series 1996-2 Allocation Percentage of Miscellaneous Payments with respect to such Distribution Date and (b) the amount of Excess Servicing allocated and available for that purpose as described above.

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

OPTIONAL REPURCHASE

  On any Distribution Date occurring after the Invested Amount of the Certificates is reduced to 10% of the initial outstanding principal amount of the Certificates or less, the Seller will have the option, subject to certain conditions, to repurchase the Certificateholders' Interest. The purchase price will be equal to such outstanding Invested Amount plus accrued and unpaid interest on the Certificates through the day preceding the Distribution Date on which the repurchase occurs. The purchase price will be deposited in the Collection Account in immediately available funds on the Distribution Date on which the Seller exercises such option. Following any such purchase, the Certificateholders will have no further rights with respect to the Certificateholders' Interest, other than the right to receive the final distribution on the Certificates. In the event that the Seller fails for any reason to deposit such purchase price, payments will continue to be made to the Certificateholders as described under "--Distributions from the Collection Account; Reserve Fund."

EARLY AMORTIZATION EVENTS

  Commencing on the first Distribution Date following the Collection Period in which an Early Amortization Event has occurred, Principal Collections allocable to the Certificateholders' Interest will no longer be deposited in the Excess Funding Account or paid to the Seller or allocated to any other Series but instead will be distributed to Certificateholders monthly on each Distribution Date, except as described below, and the Controlled Distribution Amount will no longer apply to distributions of principal on the Certificates. An "Early Amortization Event" refers to any of the following events:

  1. failure by the Seller to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

  2. failure on the part of the Seller, the Servicer or DFS, as applicable, (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Contribution and Sale Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five business days after the date such payment or deposit is required to be made therein; or (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within ten business days after notice from the Trustee of such failure); (iii) to comply with its covenant not to create any lien on a Receivable which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice; provided, however, that an Early Amortization Event shall not be deemed to have occurred if the Seller shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or (iv) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Contribution and Sale Agreement, which failure has a materially adverse effect on the certificateholders and which continues unremedied for a period of 45 days after written notice of such failure;

  3. any representation or warranty made by DFS in the Receivables Contribution and Sale Agreement or by the Seller in the Pooling and Servicing Agreement or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the certificateholders are materially and adversely affected (excluding, however, any representation or warranty made by the Seller that the Pooling and Servicing Agreement constitutes, or the transfer of the Receivables to the Trust is, a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and the Collateral Security if the Pooling and Servicing Agreement constitutes the grant of a security interest in the Receivables and Collateral Security); provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Seller has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

  4. the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of DFS, the Seller or Deutsche Bank North America Holding Corporation (so long as DFS is a direct or indirect subsidiary of Deutsche Bank North America Holding Corporation);

  5. the Trust or the Seller becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

  6. any Servicer Default occurs;

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

  7. a Carry-over Amount is outstanding on six consecutive Distribution Dates (after giving effect to the distribution on each such Distribution Date);

  8. on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods, where the Monthly Payment Rate for a Collection Period is the percentage obtained by dividing the aggregate of the Receivables balances (without deducting therefrom the discount portion) collected during such Collection Period by the average daily aggregate Receivables balance (without deducting therefrom the discount portion) for such Collection Period, is less than 27.5%;

  9. the failure to pay the outstanding principal amount of the Certificates by the Expected Final Payment Date;

  10. the ratio (expressed as a percentage) of (i) the average for each month of the net losses on the Receivables (exclusive of the Ineligible Receivables) owned by the Trust (i.e., gross losses less recoveries on any such Receivables (including, without limitation, recoveries from collateral security in addition to recoveries from the products, recoveries from Manufacturers and insurance proceeds)) during any three consecutive calendar months to (ii) the average of the month-end aggregate balances of such Receivables (without deducting therefrom the discount portion) for such three-month period, exceeds 5% on an annualized basis; provided, that this clause (10) may be amended or waived with the consent of the Seller and each Rating Agency and without the consent of any Certificateholder;

  11. the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account and any excess funding accounts for any other Series represents more than 50% of the total assets of the Trust on each of six or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date; and

  12. on any Distribution Date, the balance of the Reserve Fund is less than 2% of the aggregate outstanding principal balance of the Certificates, in each case after giving effect to all deposits and distributions on such Distribution Date.

  Upon the occurrence of any event described above, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party immediately upon the occurrence of such event. The Early Amortization Period will commence as of the day on which the Early Amortization Event occurs. Monthly distributions of principal to the Certificateholders will begin on the first Distribution Date following the Collection Period in which an Early Amortization Period has commenced and will continue, to the extent described under "--Distributions" above, on subsequent Distribution Dates.

  In addition to the consequences of an Early Amortization Event discussed above, if an insolvency event occurs with respect to the Seller, or the Seller violates its covenant not to create any lien on any Receivable, in each case as provided in the Pooling and Servicing Agreement, on the day of such insolvency event or such violation, as applicable, the Seller will immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such insolvency event or violation, as applicable, and the Trust will be deemed to have terminated, subject to the liquidation, winding up and dissolution procedures described below. Under the terms of the Pooling and Servicing Agreement (unless the provisions of the Pooling and Servicing Agreement have been amended, as described under "--Amendments" below, to eliminate the provisions relating to the sale of Receivables upon the occurrence of an insolvency event with respect to the Seller), within 15 days the Trustee will publish a notice of such insolvency event or violation stating that the Trustee intends to sell, liquidate or otherwise dispose of the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time holders of Certificates and certificates of each other outstanding Series representing more than 50% of the aggregate outstanding principal amount of the certificates of each such Series (or, with respect to any Series with two or more classes, the certificates of each such class) and each person holding a Supplemental Certificate, instruct the Trustee not to sell, liquidate or dispose of the Receivables and to continue transferring Receivables as before such insolvency event or violation, as applicable. If the portion of such proceeds allocated to the Certificateholders' Interest and the proceeds of any collections on the Receivables in the Collection Account allocable to the Certificateholders' Interest are not sufficient to pay the aggregate unpaid principal balance of the Certificates in full plus accrued and unpaid interest thereon, Certificateholders will incur a loss. Notwithstanding the above, in the case of the violation of the covenant not to create a lien on any Receivable, the Trust will not sell the Receivables unless the proceeds allocable to the Certificateholders' Interest are sufficient to pay the aggregate unpaid principal balance of the Certificates in full plus accrued and unpaid interest thereon.

TERMINATION

  The Trust will terminate on the earlier to occur of (a) the day following the Distribution Date on which the aggregate Invested Amounts for all Series is zero, if the Seller elects to terminate the Trust at such time, and (b)

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

December 31, 2014. Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the Collection Account for the final distribution of principal and interest to certificateholders) will be conveyed and transferred to the Seller.

  In any event, the last payment of principal and interest on the Certificates will be due and payable no later than the ___________ Distribution Date (the "Termination Date"). In the event that the Invested Amount is greater than zero on the Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders) an interest in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement, in an amount equal to the sum of (a) 110% of the Invested Amount (after giving effect to deposits and distributions otherwise to be made on the Termination Date) and (b) the Available Subordinated Amount on the preceding Determination Date (after giving effect to allocations to be made on the Distribution Date following such Determination Date); provided, however, that in no event shall such amount exceed the Series 1996-2 Allocation Percentage of Receivables on such Termination Date. The net proceeds of such sale and any collections on the Receivables will be paid first to Class A Certificateholders, until the accrued and unpaid Class A Monthly Interest and all Class A Additional Interest is paid in full and the Class A Invested Amount is reduced to zero, second to Class B Certificateholders, until the accrued and unpaid Class B Monthly Interest and all Class B Additional Interest is paid in full and the Class B Invested Amount is reduced to zero, and third to Class C Certificateholders, until the accrued and unpaid Class C Monthly Interest and all Class C Additional Interest is paid in full the Class C Invested Amount is reduced to zero. Any remaining proceeds will be paid to the Seller.

INDEMNIFICATION

  The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts or omissions arising out of activities of the Trust, the Trustee or the Servicer pursuant to the Pooling and Servicing Agreement; provided that the Trust or the Trustee will not be so indemnified if such acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the Trustee. In addition, the Servicer will not indemnify the Trust, the Trustee or the certificateholders for any act taken by the Trustee at the request of the certificateholders or for any tax required to be paid by the Trust or the certificateholders or for any loss as an investor in the certificates.

  The Pooling and Servicing Agreement provides that, except as described above and with certain other exceptions, neither the Seller, the Servicer, Deutsche FRI nor any of their directors, officers, employees or agents will be under any liability to the Trust, the Trustee, the certificateholders or any other person for taking any action, or for refraining from taking any action, pursuant to the Pooling and Servicing Agreement. However, neither the Seller, the Servicer, Deutsche FRI nor any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

  In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

  Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing its own revolving credit line dealer wholesale loans, except where the failure to so act would not materially and adversely affect the rights of the Trust.

  DFS covenants that it may only change the terms relating to the Accounts if
(i) in the Servicer's reasonable judgment, no Early Amortization Event will occur as a result of the change and (ii) the change is made applicable to the comparable segment of the portfolio of revolving credit line dealer wholesale loan accounts with similar characteristics owned or serviced by DFS and not only to the Accounts.

  Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with dealers, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include

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

providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for certificateholders and on behalf of the Trustee.

SERVICER COVENANTS

  In the Pooling and Servicing Agreement the Servicer covenants that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and Accounts, will maintain in effect all qualifications required in order to service the Receivables and Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a material adverse effect on the certificateholders of any outstanding Series; (b) it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other government authority; (c) it will do nothing to impair the rights of the certificateholders in the Receivables; and (d) it will not reschedule, revise or defer payments due on any Receivable except in accordance with its guidelines for servicing revolving credit line dealer loans.

  Under the terms of the Pooling and Servicing Agreement, if the Seller or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 30 days thereafter (or such longer period as the Trustee may agree to) and has a material adverse effect on the interests of all certificateholders in any Receivable or Account, DFS, as Servicer, will purchase such Receivable or all Receivables in such Account, as applicable. Such purchase will be made on the Determination Date following the expiration of the 30 day cure period and the Servicer will be obligated to deposit into the Collection Account an amount equal to the amount of such Receivable plus accrued and unpaid interest thereon in the Collection Account. The amount of such deposit shall be deemed a "Transfer Deposit Amount." The purchase by the Servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such purchased Receivables shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer's compensation with respect to the Receivables for its servicing activities and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee") in an amount payable in arrears on each Distribution
Date prior to the Termination Date generally equal to one-twelfth of the product of (a) 2% or, if the Servicing Fee has been waived as described below, 0% for the Distribution Date in respect of which the Servicing Fee has been waived (the "Servicing Fee Rate" and (b) the Series 1996-2 Allocation Percentage of the
Pool Balance as of the last day of the second preceding Collection Period. The share of the Servicing Fee allocable to the Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") will generally be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the second preceding Collection Period. The remainder of the Servicing Fee shall be paid by the Seller and the certificateholders of other Series. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of the Pooling and Servicing Agreement.

  The Servicer will be permitted to waive its right to receive the Servicing Fee on any Distribution Date, so long as it believes that sufficient Non-Principal Collections will be available on a future Distribution Date to pay the Monthly Servicing Fee relating to such waived Servicing Fee, in which case the Servicing Fee and the Monthly Servicing Fee for such Distribution Date shall be deemed to be zero.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust or the certificateholders.


CERTAIN MATTERS REGARDING THE SERVICER

  The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become

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

effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

  Any person into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling and Servicing Agreement.

SERVICER DEFAULT

  In the event of any Servicer Default, the Trustee, by written notice to the Servicer, may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer"). The rights and interest of the Seller under the Pooling and Servicing Agreement in the Seller's Interest will not be affected by any Service Transfer. The Trustee shall as promptly as possible appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will review any bids obtained from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as successor Servicer for servicing compensation not in excess of the Servicing Fee plus certain excess amounts payable to the Seller.

  A "Servicer Default" refers to any of the following events:

  1. failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit or to take action under any Enhancement, on the date the Servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within five business days after written notice from the Trustee of such failure;

  2. failure on the part of the Servicer duly to observe or perform (i) its covenant not to create any lien on any Receivable which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice to it; provided, however, that a Servicer Default shall not be deemed to have occurred if the Seller or the Servicer shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the terms and provisions of the Pooling and Servicing Agreement or (ii) any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement (exclusive of breaches of covenants in respect of which the Servicer repurchases the related Receivables, as described under "--Servicer Covenants") which failure has a materially adverse effect on the certificateholders of any outstanding Series and which continues unremedied for a period of 30 days after written notice thereof to the Servicer;

  3. any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect when made, which has a materially adverse effect on the rights of the certificateholders of any outstanding Series, and which materially adverse effect continues for a period of 60 days after written notice; provided, however, that a Servicer Default shall not be deemed to have occurred if the Seller or the Servicer shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or

  4. the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

  Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clauses (2) or (3) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Seller and the certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

REPORTS

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

  On each Distribution Date (including the Expected Final Payment Date), the Trustee will forward (or cause to be forwarded) to each Certificateholder of record (which, in the case of Class A and Class B Certificateholders, is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement (the "Distribution Date Statement") prepared by the Servicer setting forth the following information: (a) the aggregate amount of collections, the aggregate amount of Non-Principal Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period and the amount on deposit in the Collection Account; (b) the Series 1996-2 Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage for such Collection Period; (c) the total amount, if any, distributed on the Certificates; (d) the amount of such distribution allocable to principal on each class of Certificates; (e) the amount of such distribution allocable to interest on each class of Certificates;
(f) the Investor Default Amount for such Distribution Date; (g) the Required Subordination Draw Amount, if any, for the preceding Collection Period; (h) the amount of the Class A, Class B and Class C Investor Charge-Offs and the amounts of reimbursements thereof for the preceding Collection Period; (i) the amount of the Monthly Servicing Fee for the preceding Collection Period; (j) the Controlled Distribution Amount; (k) the Invested Amount (separately stating the Class A, Class B and Class C Invested Amounts), the Excess Funding Account balance and the outstanding principal balance of each class of Certificates for such distribution (after giving effect to all distributions which will occur on such Distribution Date); (l) the "pool factor" for each class of Certificates as of the Determination Date with respect to such Distribution Date (consisting of an eleven-digit decimal expressing the Invested Amount of each class as of such Determination Date (determined after taking into account any reduction in the Invested Amount for such class which will occur on such Distribution Date) as a portion of the initial principal balance of such class); (m) the Available Subordinated Amount for such Determination Date; (n) the Reserve Fund balance for such date; and (o) the Principal Funding Account Balance and the Interest Funding Account Balance with respect to such date.

  On or before January 31 of each calendar year, the Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record (which, in the case of Class A and Class B Certificateholders, is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. Moreover, as long as the Class A and Class B Certificateholder of record is Cede, as nominee for DTC, Certificate Owners will receive tax and other information from Participants and Indirect Participants rather than from the Trustee. See "Federal Income Tax Considerations" and "State and Local Tax Consequences."


EVIDENCE AS TO COMPLIANCE

  The Pooling and Servicing Agreement provides that on or before April 30 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report relating to certain matters in connection with the servicing of the Receivables.

  The Pooling and Servicing Agreement provides for delivery to the Trustee on or before April 30 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has fully performed, or caused to be fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

  Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee. See "--The Trustee" below. For so long as the Offered Certificates are listed on the Luxembourg Stock Exchange, (i) copies of such statements, certificates and reports will be obtainable at the offices of Banque Generale du Luxembourg, (ii) notices to holders of the Offered Certificates will be given by publication and
(iii) the Trustee will maintain a paying agent in Luxembourg, in each case as described under "Listing and General Information."


AMENDMENTS

  The Pooling and Servicing Agreement or any Supplement may be amended by the Seller, the Servicer and the Trustee, without certificateholder consent, so long as any such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders. Notwithstanding the foregoing, the Pooling and Servicing Agreement may be amended by the Servicer, the Seller and the Trustee without the consent of any of the Certificateholders to change in any manner the treatment of Delayed Funding Receivables under the Pooling and Servicing Agreement, but only upon satisfaction of the Rating Agency Condition. In addition, the Pooling and Servicing

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

Agreement or any Supplement may be amended by the Servicer and the Trustee at the direction of the Seller without the consent of any of the Certificateholders
(1) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable the Seller or any of its affiliates (including Deutsche Bank
AG) to minimize or avoid capital charges under any applicable law, rule, regulation or guideline relating to regulatory or risk-based capital, (2) to enable all or a portion of the Trust to qualify as a partnership for federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Code adopted as final regulations after the date hereof, and to the extent that such regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of the Pooling and Servicing Agreement or any Supplement relating to the intended availability of partnership treatment of the Trust for federal income tax purposes, (3) to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust," as described in the provisions of the "Small Business Job Protection Act of 1996," H.R. 3448 (and, in connection with any such election, to modify or eliminate existing provisions of the Pooling and Servicing Agreement or any Supplement relating to the intended Federal income tax treatment of the Certificates and the Trust in the absence of such election, which may include elimination of the sale of Receivables upon the occurrence of an insolvency event with respect to the Seller pursuant to the Pooling and Servicing Agreement and certain provisions of the Pooling and Servicing Agreement relating to the liability of the Seller), or
(4) to enable the Seller or any of its affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, so long as in each case the Rating Agency Condition has been satisfied and, in the case of (2) or (3), the Seller and the Trustee have received an opinion of counsel to the effect that such amendment will not adversely affect the characterization of the certificates of any outstanding Series or class as debt or partnership interests; provided, however, that if any such amendment occurs while Series 1994-1 is outstanding an opinion of counsel for the Seller, addressed and delivered to the Trustee, shall be required providing that such amendment will not adversely affect in any material respect the interests of any investor certificateholders of Series 1994-1.

  The Pooling and Servicing Agreement or any Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of certificates evidencing more than 50% of the aggregate unpaid principal amount of the certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of certificateholders. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate, (b) change the definition of or the manner of calculating the interest of any certificateholder, (c) reduce the amount available under any Enhancement, (d) adversely affect the rating of any Series or class by any Rating Agency without the consent of all holders of certificates of such Series or class or (e) reduce the aforesaid percentage of the unpaid principal amount of certificates the holders of which are required to consent to any such amendment, in the case of (a), (b) and (c) without the consent of the holder of such certificate and, in the case of (e), without the consent of all certificateholders of the adversely affected Series. Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each certificateholder.

  The Pooling and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement Provider without its prior consent.


LIST OF CERTIFICATEHOLDERS

  Upon written request of any three or more certificateholders of record the Trustee will afford such certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Certificates."

  The Pooling and Servicing Agreement does not provide for any annual or other meetings of Certificateholders.


THE TRUSTEE

  The Chase Manhattan Bank, a New York banking corporation, will act as Trustee under the Pooling and Servicing Agreement. The Trustee is located at, and any request for copies of statements, certificates and reports furnished to the Trustee should be addressed to the Trustee at, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Advanced Structured Products Group. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee may hold Certificates in its own name with the same rights it would have if it were not the Trustee. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or

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

separate trustees of all or a part of the Trust. In the event of such appointments, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer may appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until the acceptance of the appointment by the successor Trustee.


         DESCRIPTION OF THE RECEIVABLES CONTRIBUTION AND SALE AGREEMENT

  The following summary describes certain terms of the Receivables Contribution and Sale Agreement, but it does not purport to be complete and is qualified in its entirety by reference to the Receivables Contribution and Sale Agreement. If other affiliates of DFS originate receivables and sell them to the Seller for transfer to the Trust, such other affiliates will become parties to the Receivables Contribution and Sale Agreement and make representations, warranties and covenants similar to those described below with respect to DFS and Deutsche BSC.


SALE OR TRANSFER OF RECEIVABLES

  Pursuant to the Receivables Contribution and Sale Agreement, DFS and Deutsche BSC have contributed or sold to the Seller all of their right, title and interest in and to all of the Receivables and the Collateral Security as of the Initial Cut-Off Date and all of the Receivables thereafter created with respect thereto. Pursuant to the Pooling and Servicing Agreement, the Seller has transferred to the Trust all of its right, title and interest in and to the Receivables Contribution and Sale Agreement.

  In connection with the contribution or sale of the Receivables to the Seller, DFS and Deutsche BSC have and will continue to indicate in their books and records, which may include their computer files, that the Receivables have been sold or transferred to the Seller, and that such Receivables have been transferred by the Seller to the Trust. In addition, DFS and Deutsche BSC provided to the Seller a computer file or microfiche or written list containing a true and complete list of all such Receivables, identifying the balances of the Receivables as of the Initial Cut-Off Date. The records and agreements relating to the Accounts and Receivables have not been, and will not be, segregated by DFS and Deutsche BSC from other documents and agreements relating to other accounts and receivables and have not been, and will not be, stamped or marked to reflect the sale or transfer of the Receivables to the Seller, but the books and records of DFS and Deutsche BSC which may include computer files, evidence such sale or transfer. DFS and Deutsche BSC filed UCC financing statements with respect to the Receivables meeting the requirements of Missouri and Georgia state law, respectively. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables--Transfer of Receivables."


REPRESENTATIONS AND WARRANTIES

  Each of DFS and Deutsche BSC has or will make certain representations and warranties to the Seller to the effect that, among other things, as of the Initial Closing Date, the Closing Date and each Series Issuance Date, it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Contribution and Sale Agreement.

  Each of DFS and Deutsche BSC has or will also make representations and warranties to the Seller relating to the Receivables to the effect, among other things, that (a) as of the Initial Cut-Off Date and each closing date, each of the Accounts is an Eligible Account and, in the case of Additional Accounts, on the applicable Additional Cut-Off Date and each subsequent closing date, such Additional Account is an Eligible Account and (b) on the Initial Closing Date, each Additional Cut-Off Date and on each Transfer Date, each Receivable conveyed on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Seller. In the event of a breach of any representation and warranty set forth in this paragraph which results in a transfer of such Receivable to the Seller pursuant to the Pooling and Servicing Agreement, then DFS or Deutsche BSC, as the case may be, shall repurchase such Receivable from the Seller on the date of such retransfer. The purchase price for such Ineligible Receivable shall be the face amount thereof plus any accrued and unpaid interest thereon.

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

  Each of DFS and Deutsche BSC has or will also make representations and warranties to the Seller to the effect, among other things, that as of the Initial Closing Date, the Closing Date and each Series Issuance Date (a) the Receivables Contribution and Sale Agreement constitutes a legal, valid and binding obligation of DFS or Deutsche BSC, as the case may be, and (b) the Receivables Contribution and Sale Agreement constitutes a valid sale or transfer to the Seller of all right, title and interest of DFS and Deutsche BSC in and to the Receivables, whether then existing or thereafter created in the Accounts, the Collateral Security and the proceeds thereof which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Seller under the Pooling and Servicing Agreement to accept retransfer of the Receivables, DFS and Deutsche BSC will be obligated to repurchase the Receivables retransferred to DFS for an amount of cash equal to the amount of cash the Seller is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

  DFS and Deutsche BSC will agree to indemnify the Seller and to hold the Seller harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Seller if the foregoing representations and warranties are materially false.


CERTAIN COVENANTS

  In the Receivables Contribution and Sale Agreement, each of DFS and Deutsche BSC has covenanted that it will perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures relating to the Receivables and the Accounts.

  Each of DFS and Deutsche BSC has covenanted further that, except for the sale and conveyances under the Receivables Contribution and Sale Agreement and the interests created under Participations, DFS and Deutsche BSC will not sell, pledge, assign or transfer any interest in the Receivables to any other person. Each of DFS and Deutsche BSC also has covenanted to defend and indemnify the Seller for any loss, liability or expense incurred by the Seller in connection with a breach by DFS or Deutsche BSC of any of its representations, warranties or covenants contained in the Receivables Contribution and Sale Agreement.

  In addition, DFS and Deutsche BSC have expressly acknowledged and consented to the Seller's assignment of its rights relating to the Receivables under the Receivables Contribution and Sale Agreement to the Trustee.


TERMINATION

  The Receivables Contribution and Sale Agreement will terminate immediately after the Trust terminates. In addition, if DFS or Deutsche BSC becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and is not dismissed within 60 days of its institution, DFS or Deutsche BSC, as the case may be, will immediately cease to sell or transfer Receivables to the Seller and will promptly give notice of such event to the Seller and to the Trustee.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  On the Initial Closing Date, DFS contributed, and Deutsche BSC sold, Receivables to the Seller, which Receivables were immediately sold and assigned to the Trust. The Seller has represented and warranted and will represent and warrant on the Closing Date that such sale to the Trust constituted a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the Receivables and that, under the UCC (as in effect in Missouri), there exists a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables, in existence at the time of the formation of the Trust or at the date of addition of any Additional Accounts, in favor of the Trust and a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables created thereafter in favor of the Trust on and after their creation. However, the transfer of Receivables by the Seller to the Trust could be deemed to create a security interest under the UCC. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "Description of the Certificates-- Representations and Warranties."

  Each of DFS, Deutsche BSC and the Seller has represented that the Receivables are "chattel paper", "accounts" or "general intangibles" for purposes of the UCC as in effect in Missouri (in the case of Deutsche BSC, Georgia). If the Receivables are deemed to be chattel paper and the transfer thereof by either DFS or Deutsche BSC to the Seller or by the Seller to the Trust is deemed either to be a sale or to create a security interest, the UCC as in effect in Missouri (in the case of Deutsche BSC, Georgia) applies and the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest therein. If the Receivables are treated as accounts and the transfer thereof by either DFS or Deutsche BSC to the Seller or by the Seller to the Trust is deemed either to be a sale or to create a security interest, the transferee must file an appropriate financing statement or statements in order to perfect its interest therein under the UCC in Missouri (in the case of Deutsche BSC, Georgia). If a transfer of general intangibles is deemed to create a security interest, filing an appropriate financing statement or statements is also required under the UCC as in effect in Missouri (in the case of Deutsche BSC, Georgia) in order to perfect the Trust's security interest. If a transfer of general intangibles is deemed to be a sale, then the UCC as in effect in Missouri (in the case of Deutsche BSC, Georgia) is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties. Financing statements covering the Receivables have been filed under the UCC as in effect in Missouri (in the case of Deutsche BSC, Georgia) by both the Seller and the Trust to perfect their respective interests in the Receivables and continuation statements will be filed as required to continue the perfection of such interests. The Receivables will not be segregated or stamped to indicate the interest of the Seller or the Trustee. Any interest in Receivables acquired by the Seller (and the Trust) will be subject to the rights and defenses (including rights of setoff) of the applicable Dealer against DFS or Deutsche BSC, as the case may be.

  There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables (i.e., the chattel paper) in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the Trust in the Receivables. A tax or other government lien on property of DFS, Deutsche BSC or the Seller arising prior to the time a Receivable is conveyed to the Trust may also have priority over the interest of the Trust in such Receivable. Under the Receivables Contribution and Sale Agreement, each of DFS and Deutsche BSC has warranted to the Seller, and under the Pooling and Servicing Agreement the Seller has warranted to the Trust, that the Receivables have been transferred free and clear of the lien of any third party. Each of DFS, Deutsche BSC and the Seller has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Description of the Certificates--Supplemental Certificates," the Seller's Certificate (or any interest therein) other than to the Trust. In addition, while DFS is the Servicer, cash collections on the Receivables may, under certain circumstances, be commingled with the funds of DFS prior to deposit in the Collection Account. If DFS became subject to bankruptcy proceedings, the Certificateholders might incur a loss with respect to collections not deposited in the Collection Account. See "Risk Factors--Risk of Commingling."

  The Seller has warranted to the Trust that the transfer of the Receivables to the Trust is a sale of the Receivables to the Trust. The Seller is required to take all actions that are required under Missouri law to perfect the Trust's ownership interest in the Receivables and the Seller has warranted to the Trust that the Trust will at all times have a first priority perfected ownership interest therein and, with certain exceptions, proceeds thereof. Nevertheless, a tax or government lien on property of DFS, Deutsche BSC or the Seller arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable.

  In administering the Receivables, the Servicer may exercise a right of set-off in a Floorplan Agreement against a Manufacturer that becomes insolvent. It is possible that such exercise of a right of set-off may take the form of not funding a Delayed Funding Receivable owned by the Trust and applying such funds toward an obligation of the Manufacturer in respect of a receivable owned by DFS or one of its affiliates. The Dealer obligated under such Delayed Funding Receivable may in turn take the position that DFS has failed to perform its obligation under the Delayed Funding Receivable and, consequently, that it is discharged from its obligation to pay such Delayed Funding Receivable.


CERTAIN MATTERS RELATING TO BANKRUPTCY OF DFS, THE SELLER OR DEUTSCHE FRI

  Each of DFS and Deutsche BSC has warranted to the Seller in the Receivables Contribution and Sale Agreement that the sale of the Receivables by it to the Seller is a valid sale of the Receivables to the Seller. In addition, DFS, Deutsche BSC and the Seller have agreed to treat the transactions described herein as a sale of the Receivables to the Seller, and DFS and Deutsche BSC have and will take all actions that are required under Missouri law (in the case of Deutsche BSC, Georgia law) to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if DFS or Deutsche BSC were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from such debtor to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

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

  In addition, if DFS or Deutsche BSC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a court to order that DFS or Deutsche BSC, as applicable, should be substantively consolidated with the Seller, delays in payments on the Certificates could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or such debtor, reductions in such payments could result.

  With respect to a Delayed Funding Receivable, if DFS were to become a debtor in a bankruptcy case prior to funding such Receivable, its trustee-in-bankruptcy or its creditors may assert that such Delayed Funding Receivable is an executory contract and such trustee-in-bankruptcy may disaffirm DFS's obligation to fund such Receivable. Such a disaffirmance would discharge the obligation of the Dealer on such Delayed Funding Receivable to pay such Receivable and the Trust would suffer a loss in respect of such Receivable.

  A limited partnership could become insolvent upon the insolvency of its general partner. Deutsche FRI's certificate of incorporation provides that, under certain circumstances, Deutsche FRI is required to have two independent directors (as defined therein) in which event it shall not file a voluntary application for relief under Title 11 of the United States Code (the
"Bankruptcy Code") without the affirmative vote of both independent directors. Pursuant to the Pooling and Servicing Agreement, the Trustee, all certificateholders and any Enhancement Provider will covenant that they will not at any time institute against the Seller any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the Seller's and Deutsche FRI's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Seller were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Seller or the Seller as debtor in possession or a creditor of the Seller were to take the position that the transfer of the Receivables from the Seller to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

  The Seller and Deutsche FRI do not intend to file, and DFS has agreed that it will not cause Deutsche FRI to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law so long as the Seller or Deutsche FRI, as applicable, is solvent and does not foresee becoming insolvent.

  If DFS or the Seller were to become a debtor in a bankruptcy case causing an Early Amortization Event to occur, then, pursuant to the Receivables Contribution and Sale Agreement, new Receivables would no longer be transferred to the Seller and, pursuant to the Pooling and Servicing Agreement, only collections on Receivables theretofore sold to the Seller and transferred to the Trust would be available to be applied to pay interest accruing on the Certificates and to pay the principal amount of the Certificates. Under such circumstances, the Servicer is obligated to allocate all Principal Collections to the oldest principal balance first. If such allocation method were to be altered by the bankruptcy court, the rate of payment on the Certificates might be adversely affected. In addition, distributions of principal on each Certificate would not be subject to the applicable Controlled Distribution Amount.

  The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent either the Trustee or the certificateholders from appointing a successor Servicer.

  In addition, under federal or state fraudulent transfer laws, a court could, among other things, subordinate the rights of the Certificateholders in the Receivables to the rights of creditors of DFS or Deutsche BSC, if a court were to find, among other things, that DFS or Deutsche BSC, as applicable, received less than reasonably equivalent value or fair consideration for such Receivables and at the time of any transfers were insolvent. However, each of DFS and Deutsche BSC believes that it will receive reasonably equivalent value or fair consideration for the Receivables and that it will not be insolvent at the time of such transfers.

  Payments made in respect of repurchases of Receivables by DFS or the Seller pursuant to the Pooling and Servicing Agreement may be recoverable by DFS or the Seller, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of DFS or the Seller as a preferential transfer from DFS or the Seller if such payments are made within one year prior to the filing of a bankruptcy case in respect of DFS.


                       FEDERAL INCOME TAX CONSIDERATIONS

  Set forth below is a discussion of the material federal income tax consequences generally applicable to holders of the Offered Certificates, which has been prepared based on the advice of Mayer, Brown & Platt ("Tax Counsel"). In the opinion of Tax Counsel such discussion, to the extent it includes matters of law or legal conclusions with respect thereto, is accurate in all material respects. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Offered Certificates in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of holding and disposing of the Offered Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

  Treatment of the Certificates as Debt. The Seller and the Certificateholders will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income tax purposes and franchise taxes (imposed on or measured by income), the Offered Certificates will be debt secured by the Receivables. The Seller, by initially entering into the Pooling and Servicing Agreement, and each Certificateholder, by the acceptance of an Offered Certificate, will agree to treat the Offered Certificates as debt for federal, state and local income tax purposes and franchise taxes (imposed on or measured by income). However, the Pooling and Servicing Agreement generally refers to the transfer of the Receivables as a "sale", and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Seller will treat the Pooling and Servicing Agreement, for certain non-tax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

  The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Tax Counsel is of the opinion that the Offered Certificates will properly be characterized for federal income tax purposes as debt that is secured by the Receivables and that the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation.

  Interest Income to Certificateholders. Assuming the Certificateholders are holders of debt obligations for federal income tax purposes, interest thereon will be taxable as ordinary income for federal income tax purposes when received by Certificateholders utilizing the cash basis method of accounting and when accrued by Certificateholders utilizing the accrual method of accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. In addition, a Certificateholder who buys an Offered Certificate for less than its principal amount (assuming the Offered Certificate is issued without OID) will be subject to the "market discount" rules of the Code, and a Certificateholder who buys an Offered Certificate for more than its principal amount will be subject to the premium amortization rules of the Code. See "--Original Issue Discount" below for a description of the federal income tax consequences if the Offered Certificates are issued with OID.

  The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificateholders and the IRS will receive tax and other information only from Participants and Indirect Participants rather than from the Trustee. Accordingly, each nonexempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing such holder's name, address, federal taxpayer identification number and a statement that such holder is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Trustee (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

  Original Issue Discount. The following summary is a general discussion of the United States federal income tax consequences to Certificateholders who are United States persons owning Offered Certificates issued with original issue discount ("OID Certificates" and "OID", respectively).

  In general, the OID with respect to any OID Certificate will equal the difference between the principal amount of the Certificate and its issue price (defined as the first price to the public at which a substantial amount of the OID Certificates have been sold), if such excess is 0.25% or more of the OID Certificate's principal amount multiplied by the number of complete years to its maturity (the "de minimis amount"). Even if such excess is less than the de minimis amount, because a failure to pay interest currently on the Offered Certificate is not a default, it is possible that all stated interest could be treated as principal for this purpose (and for purposes of the computations described below) with the result that the Offered Certificates could be viewed as OID Certificates. Tax Counsel is unable to opine as to whether the Offered Certificates will be treated as issued with OID. Holders of OID Certificates (including holders of Offered Certificates that report income on the cash method of accounting) must include OID in income for United States federal income tax purposes as it accrues under a method that takes account of the compounding of interest, in advance of receipt of the related cash payments.

  In general, each Certificateholder of an OID Certificate, whether such Certificateholder uses the cash or accrual method of accounting for tax purposes, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the Certificate for each day during the taxable year that the Certificateholder owns the Offered Certificate. The daily portion of OID on an OID Certificate is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to that accrual period. The term accrual period means the period between Distribution Dates or the shorter period from the date of issue to the first Distribution Date. In the case of an initial Certificateholder, the amount of original issue discount on an OID Certificate allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the Offered Certificate by a fraction, the numerator of which is the annual yield to maturity of such Certificate and the denominator of which is the number of accrual periods in a year, and (ii) subtracting from the product the amount of interest paid during that accrual period. The "adjusted issue price" of an OID Certificate at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, minus the amount of all payments (other than payments of interest) previously made with respect to the OID Certificate. As a result of such "constant yield" method of including OID income, the amounts so includible in income are lower in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

  If an Early Amortization Event occurs, the early payments of principal as a result of either such event could result in acceleration of income corresponding to a portion of the unaccrued OlD.

  In the event that a Certificateholder purchases an OID Certificate at an "acquisition premium," i.e., at a price in excess of the Certificate's issue price, plus the OID accrued prior to acquisition and minus any principal payments made with respect to the OID Certificate prior to acquisition, the amount includible in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year. Moreover, a Certificateholder who purchases an OID Certificate at a price less than the price described in the preceding sentence will be subject to the market discount rules of the Code.

  Sale or Exchange. A Certificateholder's tax basis in an Offered Certificate generally will be the Certificateholder's cost increased by any interest (including OID) included in income (and market discount, if any, if the Certificateholder has elected to include accrued market discount in income on a current basis) and decreased by the amount of any principal payment received with respect to the Certificate. Gain or loss on the sale, exchange or redemption of an Offered Certificate generally will be long-term capital gain or loss if the Offered Certificate has been held for more than a year (assuming that the Offered Certificate is held as a capital asset) except to the extent that such gain represents market discount not previously included in the Certificateholder's income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

  The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for long-term capital gains of individuals of 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

  Possible Classification of the Pooling and Servicing Agreement as a Partnership or Association. Although, as described above, it is the opinion of Tax Counsel that the Offered Certificates will properly be characterized as debt for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that the Offered Certificates were not debt for federal income tax purposes, the arrangement among the Seller, the Certificateholders and any other holder of investor certificates might be classified for federal income tax purposes as a partnership, an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation.

  If the Offered Certificates are treated as interests in such a partnership, the partnership could be treated as a "publicly traded partnership". Regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered Certificates are treated as holding debt. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business;" however, whether the income of the Trust would be so classified is unclear.

  Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Seller intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Seller expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Seller. As a result, there can be no assurance that the measures the Seller intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

  If the partnership were not taxable as a corporation (because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business) it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in the partnership (including the Certificateholders) according to their respective interests therein. Tax Counsel is unable to opine as to whether the Trust would qualify for the exception for an entity whose income is interest income not derived in the conduct of a financial business.

  The income reportable by the Certificateholder as partners in such a partnership could differ from the income reportable by the Certificateholders as holders of debt. If the Certificateholders were treated as partners, a cash basis Certificateholder might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. Moreover, if the Offered Certificates are interests in a partnership, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the individual's adjusted gross income (and are subject to certain other limitations), meaning that the individual might be taxed on a greater amount of income than the stated interest on the Certificates. Finally, if the Offered Certificates are interests in a partnership, any taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

  If, alternatively, the arrangement created by the Pooling and Servicing Agreement were treated as either an association or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the entity would probably not be deductible in computing the entity's taxable income and all or part of distributions to Certificateholders would probably be treated as dividend income to the Certificateholders. Such an entity-level tax could result in reduced distributions to Certificateholders and the Certificateholders could be liable for a share of such a tax.

  Because the Offered Certificates will be treated as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Offered Certificates.

  FASIT. In August, 1996, the United States Congress passed and President Clinton signed into law the "Small Business Job Protection Act of 1996,"
H.R. 3448 (the "Job Protection Act of 1996"). The Job Protection Act of 1996 creates a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." The effective date of the FASIT provisions of the Job Protection Act of 1996 is September 1, 1997. The Job Protection Act of 1996 enables certain arrangements similar to the Trust to elect to be treated as a FASIT. Under the FASIT provisions of the Job Protection Act of 1996, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates, and those securities would be treated as debt for federal income tax purposes. Upon satisfying certain conditions set forth in the Pooling and Servicing Agreement or the Supplement with respect to Series 1996-2, the Seller and Servicer will be permitted to amend the Pooling and Servicing Agreement or the Supplement with respect to Series 1996-2 in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the Pooling and Servicing Agreement or the Supplement with respect to Series 1996-2 as may be permitted by reason of the making of such an election. However, there can be no assurance that the Seller will or will not cause any permissible FASIT election to be made with respect to the Trust or amend the Pooling and Servicing Agreement or the Supplement with respect to Series 1996-2 in connection with any election. In addition, if such an election is made, it may cause a holder to recognize gain (but not loss) with respect to any Certificates held by it, even though Tax Counsel will deliver its opinion that an Offered Certificate will be treated as debt for federal income tax purposes without regard to the election and the Offered Certificate would be treated as debt following the election. Additionally, any such election and any related amendments to the Pooling and Servicing Agreement or the Supplement with respect to Series 1996-2 may have other tax and non-tax consequences to Certificateholders. Accordingly, prospective Certificateholders should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

  Foreign Investors. Tax Counsel has given its opinion that the Offered Certificates will properly be classified as debt for federal income tax purposes. If the Offered Certificates are treated as debt:

  (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of the Seller and is not a controlled foreign corporation with respect to the Seller). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of such Certificates stating that the holder is not a U.S. person and providing such holder's name and address,
(ii) IRS Form 1001 signed by the beneficial owner of such Certificates or such owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of such Certificates of such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

  (b) a holder of an Offered Certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Certificate, provided that
(i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and
(iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

  (c) an Offered Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death, (i) the individual did not actually or constructively own 10% or more of the voting stock of the Seller and (ii) the holding of such Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

  If the IRS were to contend successfully that the Offered Certificates are interests in a partnership (not taxable as a corporation), a Certificateholder that is a nonresident alien or foreign corporation or partnership might be adversely affected. If the Offered Certificates are recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on the Offered Certificates were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.


                        STATE AND LOCAL TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Receivables may be considered to take place in Missouri. The State of Missouri imposes a state income tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Missouri. This discussion is based upon present provisions of Missouri statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Missouri Department of Revenue.

  If the Offered Certificates are treated as debt for federal income tax purposes, in the opinion of Bryan Cave LLP ("Missouri Tax Counsel"), this treatment will also apply for Missouri income tax purposes. Pursuant to this treatment, the Trust will not be subject to the Missouri income tax and Certificateholders not otherwise subject to Missouri tax would not become subject to such tax solely because of their mere ownership of the Offered Certificates. Certificateholders already subject to taxation in Missouri, however, could be required to pay tax on the income generated from ownership of these Certificates.

  In the alternative, if the arrangement created by the Pooling and Servicing Agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Missouri Tax Counsel, the same treatment should also apply for Missouri income tax purposes. Certificateholders, whether Missouri residents or non-residents, who were partners in the constructive partnership would be subject to Missouri income tax on their distributive shares of the income from the constructive partnership. However, based on past and current practices of the Missouri Department of Revenue classification of the arrangement as a "partnership" would not cause a Certificateholder not otherwise subject to taxation in Missouri to pay Missouri income tax on income beyond that derived from the Offered Certificates.

  If the arrangement created by the Pooling and Servicing Agreement is treated as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity could be subject to the Missouri income tax. Such taxes could result in reduced distributions to Certificateholders. A Certificateholder not otherwise subject to tax in Missouri would not become subject to Missouri income tax as a result of its mere ownership of such an interest.

  Notwithstanding the foregoing, regardless of the treatment of the Offered Certificates or the arrangement for federal income tax purposes, a Certificateholder could be subject to Missouri income tax if such Certificateholder participated in the negotiation of the Pooling and Servicing Agreement or otherwise developed a taxable nexus to Missouri.

  In the opinion of Missouri Tax Counsel, if the Trust is not treated as an association taxable as a corporation for federal income tax purposes, the Trust will not be subject to any Missouri franchise tax imposed under Chapter 147 of the Revised Statutes of Missouri.

  Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

  DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.


                              ERISA CONSIDERATIONS

GENERAL

  Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such person. For example, a prohibited transaction would arise, unless an exemption (such as one of the class exemptions described below) were available, if the Seller were a disqualified person or party in interest with respect to a plan that acquired Certificates. By its acceptance of a Class A Certificate or an interest therein, each Class A Certificateholder and owner of any beneficial interest therein will be deemed to represent and warrant that its purchase and holding of the Certificate will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

  Moreover, additional prohibited transactions could arise if the assets of the Trust were deemed to constitute assets of any plan that owned Certificates. The Department of Labor ("DOL") has issued a final regulation (the "Plan Assets Regulation") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans").
Under the Plan Assets Regulation the assets and properties of certain corporations, partnerships and certain other entities in which a Benefit Plan acquires an "equity interest" could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets of such Benefit Plan unless one of the exceptions under the Plan Assets Regulation is applicable to the Trust.

  Purchasers which are insurance companies should consult with their counsel with respect to the recent United States Supreme Court decision interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Bank and Trust (114 S.Ct. 517). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances.
Prospective purchasers should determine whether that decision affects their ability to make purchases of the Certificates.


PLAN ASSETS AND THE AVAILABILITY OF EXEMPTIONS FOR CERTIFICATES

  The Plan Assets Regulation contains an exception (the "Publicly-Offered Securities Exception") that provides that if a Benefit Plan acquires a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is held, upon completion of the public offering made hereby, by 100 or more investors independent of the Trust and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

  It is anticipated that the Class A Certificates will meet the criteria of the Publicly-Offered Securities Exception as set forth above. The Underwriters expect that the Class A Certificates will be held by at least 100 independent persons at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition will be met with respect to the Class A Certificates; there are no restrictions imposed on the transfer of the Class A Certificates; and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

  If the Certificates fail to meet the criteria of the Publicly-Offered Securities Exception and the Trust's assets are deemed to include assets of Benefit Plans that are holders of Certificates, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an ERISA prohibited transaction exemption is applicable. Thus, for example, if a participant in any Benefit Plan is an obligor or guarantor of one of the Receivables, under DOL interpretations the purchase of the Certificates by such plan could constitute a prohibited transaction. There are five class exemptions issued by the DOL that may apply in such event: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and 96-23 (Class Exemption for Plan Asset Transactions Determined by an In-House Asset Manager). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

  The Underwriters currently do not expect that the Class B Certificates will be held by at least 100 such persons and, therefore, do not expect that the Class B Certificates will qualify as publicly-offered securities under the Publicly-Offered Securities Exemption. Accordingly, the Class B Certificates may not be acquired by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code or (c) any entity whose underlying assets include "plan assets" under the Publicly-Offered Securities Exemption by reason of any such plan's investment in the entity. By its acceptance of a Class B Certificate or an interest therein, each Class B Certificateholder and owner of a beneficial interest in the Class B Certificates will be deemed to have represented and warranted that it is not subject to the foregoing limitation.


REVIEW BY BENEFIT PLAN FIDUCIARIES

  Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any Benefit Plan fiduciary who proposes to cause a Benefit Plan to purchase Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Benefit Plan's acquisition and ownership of Certificates. Assets of a Benefit Plan should not be invested in the Certificates unless it is clear that the assets of the Trust will not be plan assets.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the underwriters listed below (the "Underwriters"), and each of the Underwriters for whom Deutsche Morgan Grenfell is acting as the representative (the "Representative"), has severally agreed to purchase the principal amount of Offered Certificates set forth opposite the name below.

                       AGGREGATE PRINCIPAL           AGGREGATE PRINCIPAL
                   ----------------------------  ----------------------------
                        AMOUNT OF CLASS A             AMOUNT OF CLASS B
                   ----------------------------  ----------------------------
    UNDERWRITER    CERTIFICATES TO BE PURCHASED  CERTIFICATES TO BE PURCHASED
    -----------    ----------------------------  ----------------------------


Deutsche Morgan
Grenfell Inc.

                   ----------------------------  ----------------------------
      Total......                                $
                   ============================  ============================

  In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any of the Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

  The Seller has been advised by the Representative that the several Underwriters propose initially to offer the Offered Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of ___% of the principal amount of the Class A Certificates and ___% of the principal amount of the Class B Certificates. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of ___% of the principal amount of the Class A Certificates and ___% of the principal amount of the Class B Certificates. After the initial public offering, such public offering price, concession and reallowance may be changed.

  The Underwriting Agreement provides that the Seller will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof. The Underwriting Agreement provides that DFS will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

  Deutsche Morgan Grenfell and DFS are each indirect, wholly-owned subsidiaries of Deutsche Bank AG. DFS is the limited partner of the Seller and the parent of Deutsche Floorplan Receivables, Inc., the general partner of the Seller. Any obligations of Deutsche Morgan Grenfell are the sole responsibility of Deutsche Morgan Grenfell and do not create any obligation on the part of any affiliate of Deutsche Morgan Grenfell.


                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Seller by Naran U. Burchinow, Esq., General Counsel of the Servicer, and by Mayer, Brown & Platt, Chicago, Illinois, and for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois. Certain federal income tax matters will be passed upon for the Seller and the Trust by Mayer, Brown & Platt, Chicago, Illinois, and certain Missouri income tax matters will be passed upon for the Seller and the Trust by Bryan Cave LLP, St. Louis, Missouri.


                        LISTING AND GENERAL INFORMATION

  1. Application is being made for listing the Offered Certificates on the Luxembourg Stock Exchange. There can be no assurance that such application will be accepted. In connection with the listing application made to the Luxembourg Stock Exchange, the Agreement of Limited Partnership of the Seller, the Pooling and Servicing Agreement and a legal notice relating to the issuance of the Offered Certificates will be deposited prior to the listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request.

  2. Copies of the Pooling and Servicing Agreement and the Receivable Contribution and Sale Agreement will be available for inspection during the term of the Offered Certificates, and for so long as the Offered Certificates are listed on the Luxembourg Stock Exchange, copies of the statements, certificates and reports furnished to the Trustee and copies of the reports to Certificateholders to be delivered by the Trustee will be obtainable, at the offices of Banque Generale du Luxembourg S.A., 50 Avenue J.F. Kennedy, L-2951, Luxembourg.

  3. The execution and delivery of the Pooling and Servicing Agreement and the sale of the Offered Certificates were authorized by Deutsche Floorplan Receivables, Inc., the general partner of the Seller, as of _________, 1996.

  4. There has been no material adverse change in the information provided herein with respect to the Receivables or the Trust since the Series 1996-2 Cut-off Date.

  5. Neither DFS nor any of its subsidiaries are involved in, nor are there any, legal or arbitration proceedings or claims pending or threatened of which DFS is aware which may have or have had during the 12 months prior to the date hereof a material effect on the financial position of the Seller or of DFS and its subsidiaries on a consolidated basis.

  6. The Offered Certificates have been accepted for clearance through the Cedel Bank and Euroclear systems. The Common Code for the Class A Certificates is _______ and for the Class B Certificates is _______, and the ISIN number for the Class A Certificates is ____________ and for the Class B Certificates is
____________.

  7. For so long as the Offered Certificates are listed on the Luxembourg Stock Exchange, notices to holders of the Offered Certificates will be given by publication in a leading daily newspaper of general circulation in Luxembourg or, if publication in Luxembourg is not practical, in Europe. Such publication is expected to be made in the Luxemburger Wort. In addition, if Definitive Certificates are issued, such notices will be mailed to the addresses of holders of Definitive Certificates at the addresses therefor as they appear in the register maintained by the Trustee prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing. The LIBOR rate applicable to each Interest Period will be published in accordance with this paragraph.

  8. For so long as the Offered Certificates are listed on the Luxembourg Stock Exchange, the Trustee will maintain a paying agent in Luxembourg. The initial paying agent will be Chase Manhattan Luxembourg S.A., 5 Rue Plaetis, L-2338, Luxembourg-Grund BP 240 L-2021. If Definitive Certificates are issued, they may be presented for payment, transfer or exchange at the offices of the paying agent.

  9. No action has been taken or will be taken by the Seller or the Underwriters that would permit a public offering of the Offered Certificates in any country or jurisdiction other than in the United States where action for that purpose is required. Accordingly, the Offered Certificates may not be offered or sold, directly or indirectly, and neither this Prospectus nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this Prospectus comes are required by the Seller and the Underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver Offered Certificates or have in their possession or distribute this Prospectus, in all cases at their own expense.

                           INDEX OF PRINCIPAL TERMS


A/R Receivable Overconcentration.....................................

A/R Receivables......................................................

Accounts.............................................................

Accounts Receivable Business.........................................

Accumulation Period..................................................

Accumulation Period Commencement Date................................

Accumulation Period Length...........................................

Addition Date........................................................

Additional Accounts..................................................

Additional Cut-Off Date..............................................

Additional Interest..................................................

Adjustment Date......................................................

Adjustment Payment...................................................

Asset Based Receivable Overconcentration.............................

Asset Based Receivables..............................................

Automatic Addition Condition.........................................

Available Certificateholder Principal Collections....................

Available Seller's Collections.......................................

Available Seller's Non-Principal Collections.........................

Available Seller's Principal Collections.............................

Available Subordinated Amount........................................

Bankruptcy Code......................................................

Benefit Plans........................................................

Carry-Over Amount....................................................

Cede.................................................................

Cedel Bank...........................................................

Cedel Participants...................................................

Certificate Owners...................................................

Certificate Rates....................................................

Certificateholder Non-Principal Collections..........................

Certificateholders...................................................

Certificateholders' Interest.........................................

Certificates.........................................................

Citibank.............................................................

Class A Additional Interest..........................................

Class A Certificate Rate.............................................

Class A Certificateholders...........................................

Class A Certificates.................................................

Class A Initial Invested Amount......................................

Class A Interest Shortfall...........................................

Class A Invested Amount..............................................

Class A Investor Charge-Off..........................................

Class A Monthly Interest.............................................

Class A Percentage...................................................

Class B Additional Interest..........................................

Class B Certificate Rate.............................................

Class B Certificateholders...........................................

Class B Certificates.................................................

Class B Initial Invested Amount......................................

Class B Interest Shortfall...........................................

Class B Invested Amount..............................................

Class B Investor Charge-Off..........................................

Class B Monthly Interest.............................................

Class B Percentage...................................................

Class C Additional Interest..........................................

Class C Certificate Rate.............................................

Class C Certificateholders...........................................

Class C Certificates.................................................

Class C Initial Invested Amount......................................

Class C Interest Shortfall...........................................

Class C Invested Amount..............................................

Class C Investor Charge-Off..........................................

Class C Monthly Interest.............................................

Class C Percentage...................................................

Closing Date.........................................................

Code.................................................................

Collateral Security..................................................

Collection Account...................................................

Collection Period....................................................

Commission...........................................................

Controlled Amortization Amount.......................................

Controlled Distribution Amount.......................................

Cooperative..........................................................

curtailments.........................................................

de minimis amount....................................................

Dealer Overconcentration.............................................

Dealers..............................................................

Defaulted Amount.....................................................

Defaulted Receivables................................................

Deficiency Amount....................................................

Definitive Certificates..............................................

Delayed Funding Receivable...........................................

Depositaries.........................................................

Depositary...........................................................

Depository...........................................................

Determination Date...................................................

Deutsche BSC.........................................................

Deutsche FRI.........................................................

Deutsche Morgan Grenfell.............................................

DFS..................................................................

Discount Factor......................................................

Distribution Date....................................................

Distribution Date Statement..........................................

DOL..................................................................

DTC..................................................................

Early Amortization Event.............................................

Early Amortization Period............................................

ECS..................................................................

Eligible Account.....................................................

Eligible Accounts....................................................

Eligible Deposit Account.............................................

Eligible Institution.................................................

Eligible Investments.................................................

Eligible Portfolio...................................................

Eligible Receivable..................................................

Eligible Receivables.................................................

Enhancement..........................................................

Enhancement Provider.................................................

ERISA................................................................

Euroclear............................................................

Euroclear Operator...................................................

Euroclear Participants...............................................

Excess Funding Account...............................................

Excess Principal Collections.........................................

Excess Seller's Percentage...........................................

Excess Servicing.....................................................

Exchange Act.........................................................

Existing Manufacturer................................................

Expected Final Payment Date..........................................

FASIT................................................................

Field Audit System...................................................

financial asset securitization investment trust......................

Floating Allocation Percentage.......................................

Floorplan Agreement..................................................

Floorplan Business...................................................

Floorplan Receivables................................................

FSRs.................................................................

Holders..............................................................

Incremental Default Amount...........................................

Independent Director.................................................

Index Maturity.......................................................

Indirect Participants................................................

Individual Unsecured Receivable Overconcentration....................

Ineligible Receivables...............................................

Initial Closing Date.................................................

Initial Cut-Off Date.................................................

Insolvency Laws......................................................

Interest Funding Account.............................................

Interest Funding Account Balance.....................................

Interest Payment Date................................................

Interest Period......................................................

Invested Amount......................................................

Investment Proceeds..................................................

Investor Default Amount..............................................

IRA..................................................................

IRS..................................................................

Job Protection Act of 1996...........................................

LIBOR................................................................

London Business Day..................................................

Manufacturer.........................................................

Manufacturer Overconcentration.......................................

Miscellaneous Payments...............................................

Missouri Tax Counsel.................................................

Monthly Interest.....................................................

Monthly Payment Rate.................................................

Monthly Principal....................................................

Monthly Servicing Fee................................................

Morgan...............................................................

Net Receivables Rate.................................................

New Issuance.........................................................

Non-Principal Collections............................................

NSF..................................................................

Offered Certificates.................................................

OID..................................................................

OID Certificates.....................................................

Overconcentration Amount.............................................

Overconcentration Default Amount.....................................

Participants.........................................................

Participations.......................................................

Pay-as-Sold..........................................................

plan assets..........................................................

Plan Assets Regulation...............................................

Pool Balance.........................................................

Pooling and Servicing Agreement......................................

Principal Allocation Percentage......................................

Principal Collections................................................

Principal Funding Account............................................

Principal Funding Account Balance....................................

Principal Receivables................................................

Principal Shortfalls.................................................

Principal Terms......................................................

Private Label........................................................

Product Line Overconcentration.......................................

prohibited transaction...............................................

Publicly-Offered Securities Exception................................

Rating Agency........................................................

Rating Agency Condition..............................................

Receivables..........................................................

Receivables Contribution and Sale Agreement..........................

Record Date..........................................................

Registration Statement...............................................

Regulations..........................................................

Removal Date.........................................................

Removal Notice.......................................................

Removed Accounts.....................................................

Representative.......................................................

Required Participation Amount........................................

Required Participation Percentage....................................

Required Subordination Draw Amount...................................

Reserve Fund.........................................................

Reserve Fund Deposit Amount..........................................

Reserve Fund Required Amount.........................................

Revolving Period.....................................................

SAU..................................................................

Scheduled Payment Plans..............................................

Securities Act.......................................................

Seller...............................................................

Seller's Certificate.................................................

Seller's Interest....................................................

Seller's Participation Amount........................................

Seller's Percentage..................................................

Series...............................................................

Series 1994-1........................................................

Series 1994-1 Certificates...........................................

Series 1994-1 Closing Date...........................................

Series 1996-1........................................................

Series 1996-1 Certificates...........................................

Series 1996-2........................................................

Series 1996-2 Allocation Percentage..................................

Series 1996-2 Cut-off Date...........................................

Series Issuance Date.................................................

Service Transfer.....................................................

Servicer.............................................................

Servicer Default.....................................................

Servicing Fee........................................................

Servicing Fee Rate...................................................

Specified Dealer.....................................................

Supplement...........................................................

Supplemental Certificate.............................................

Tax Counsel..........................................................

Tax Opinion..........................................................

Termination Date.....................................................

Terms and Conditions.................................................

Transfer Date........................................................

Transfer Deposit Amount..............................................

Trust................................................................

Trust Available Subordinated Amount..................................

Trust Incremental Subordinated Amount................................

Trust Invested Amount................................................

Trust Portfolio......................................................

Trustee..............................................................

UCC..................................................................

Unallocated Principal Collections....................................

Underwriters.........................................................

Underwriting Agreement...............................................

Unsecured Receivable Overconcentration...............................

Unsecured Receivables................................................

                                    ANNEX 1

                   OTHER ISSUANCES OF INVESTOR CERTIFICATES


This Annex 1 sets forth certain characteristics of Series 1994-1 and Series 1996-1.

SERIES 1994-1
-------------


Initial principal balance           $1,000,000,000

Scheduled interest payment dates    The fifteenth day of each month (or, if such
                                      day is not a business day, the next
                                      succeeding business day)

Current outstanding principal       $1,000,000,000
 balance


Revolving Period                    February 28, 1994 to the earlier of
                                      (i) the day immediately preceding the
                                      Accumulation Period Commencement Date
                                      (which day could be October 1, 1998) and
                                      (ii) the business day immediately
                                      preceding an Early Amortization Period

Expected Final Payment Date         February 1999 Distribution Date

Termination Date                    February 2001 Distribution Date

SERIES 1996-1
-------------

Initial principal balance           Class A: $1,000,000,000

                                    Class B:    $31,747,000
                                    Class C:    $26,456,000

Scheduled interest payment dates    The fifteenth day of each January, April,
                                      July and October (or, if such day is not a
                                      business day, the next business day); in
                                      certain circumstances, the scheduled
                                      interest payment dates will be the
                                      fifteenth day of each month (or, if such
                                      business day is not a business day, the
                                      next succeeding business day)

Current outstanding principal       Class A: $1,000,000,000
 balance                            Class B: $   31,747,000
                                    Class C: $   26,456,000

Revolving Period                    October 16, 1996 to the earlier of (i) the
                                      close of business on the day immediately preceding the Accumulation Period Commencement Date (which day could be June 1, 1999) and (ii) the close of business on the day an Early Amortization Period commences

Expected Final Payment Date         October 1999 Distribution Date

Termination Date                    October 2001 Distribution Date

                                                                       EXHIBIT B

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank or Euroclear. The Global
Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.


Secondary market trading between investors holding Global Securities through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).


Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset backed certificates issues.


Secondary cross-market trading between Cedel Bank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel Bank and Euroclear (in such capacity) and as DTC Participants.


Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT


All Global Securities will be held in book-entry form by DTC in the name of CEDE & CO. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel Bank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.


Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.


Investors electing to hold their Global Securities through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING


Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset backed certificates issues in same-day funds.


Trading between Cedel Bank and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.


Trading between DTC seller and Cedel Bank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel Bank or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank or Euroclear cash debt will be valued instead as of the actual settlement date.


Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Securities are credited to their accounts one day later.


As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.


Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.


Trading between Cedel Bank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Bank or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel Bank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:


(a) borrowing through Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;


(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel Bank or Euroclear account in order to settle the sale side of the trade; or


(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS


A beneficial owner of Global Securities holding securities through Cedel Bank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original interest discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons (and each of which does not actually or constructively own 10% or more of the voting stock of the Seller and is not a controlled foreign corporation with respect to the Seller) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.


Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).


Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.


Exemption of U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).


U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                        PRINCIPAL OFFICES OF THE SELLER

                     DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
                          655 MARYVILLE CENTRE DRIVE
                           ST. LOUIS, MISSOURI 63141
                                 UNITED STATES

                          LEAD MANAGER AND BOOKRUNNER

                           DEUTSCHE MORGAN GRENFELL

                                 [CO-MANAGERS]



         TRUSTEE, TRANSFER AGENT AND REGISTRAR AND PAYING AGENT (U.S.)

                           THE CHASE MANHATTAN BANK
                       450 WEST 33RD STREET, 15TH FLOOR
                           NEW YORK, NEW YORK 10001
                                 UNITED STATES

                            ADDITIONAL PAYING AGENT

                        CHASE MANHATTAN LUXEMBOURG S.A.
                             5 RUE PLAETIS, L-2338
                          LUXEMBOURG-GRUND BP L-2021

                           LUXEMBOURG LISTING AGENT

                      BANQUE GENERALE DU LUXEMBOURG S.A.
                            50 AVENUE J.F. KENNEDY
                              L-2951, LUXEMBOURG

                                 LEGAL ADVISER
                           (AS TO UNITED STATES LAW)

                             MAYER, BROWN & PLATT
                             190 S. LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                 UNITED STATES

                        INDEPENDENT PUBLIC ACCOUNTANTS

                            KPMG PEAT MARWICK, LLP
                              1010 MARKET STREET
                           St. LOUIS, MISSOURI 63101
                                 UNITED STATES

NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DEUTSCHE FLOORPLAN RECEIVABLES, L.P. OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.



                               TABLE OF CONTENTS


                                           PAGE
                                           ----
Available Information....................

Reports to Certificateholders...........

Other Information.......................

Incorporation of Certain Documents By...   3

Reference................................

Prospectus Summary.......................

Risk Factors.............................

Deutsche Floorplan Receivables, L.P.

and Deutsche Floorplan Receivables,

Inc.

The Trust................................

Use of Proceeds..........................

The Dealer Floorplan Financing Business

of DFS...................................

The Accounts.............................

Deutsche Financial Services

Corporation..............................

Deutsche Bank AG.........................

Maturity and Principal Payment

Considerations...........................

Description of the Certificates..........

Description of the Receivables

Contribution and Sale Agreement..........

Certain Legal Aspects of The

Receivables..............................

Federal Income Tax Considerations........

State and Local Tax Consequences.........

ERISA Considerations.....................

Underwriting.............................

Legal Matters............................

Listing and General Information..........

Index of Principal Terms.................

Annex 1..................................  A-1

Global Clearance, Settlement and Tax       B-1

Documentation Procedures.................




UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



DEUTSCHE FLOORPLAN
RECEIVABLES MASTER TRUST


$
 -----------------

$             FLOATING RATE
 ------------
ASSET BACKED CERTIFICATES,
SERIES 1996-2, CLASS A

$             FLOATING RATE
 ------------
ASSET BACKED CERTIFICATES,
SERIES 1996-2, CLASS B


DEUTSCHE FLOORPLAN
RECEIVABLES, L.P.
SELLER


DEUTSCHE FINANCIAL

  SERVICES CORPORATION
  SERVICER

DEUTSCHE MORGAN GRENFELL


  PROSPECTUS

  DECEMBER    ,1996
           ---

                                                               [ALTERNATE COVER]
SUBJECT TO COMPLETION, DATED NOVEMBER 26, 1996

PROSPECTUS



$
 -----------------

DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST

$               FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-2,
 ---------------
CLASS A
$               FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-2,
 ---------------
CLASS B

DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
SELLER

DEUTSCHE FINANCIAL SERVICES CORPORATION
SERVICER



The $________________ Floating Rate Asset Backed Certificates, Series 1996-2, Class A (the "Class A Certificates") and the $______________ Floating Rate
Asset Backed Certificates, Series 1996-2, Class B (the "Class B Certificates" and together with the Class A Certificates, the "Offered Certificates") offered hereby evidence undivided interests in certain assets of the Deutsche Floorplan Receivables Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among Deutsche Floorplan Receivables, L.P., as the seller (the "Seller"), Deutsche Financial Services Corporation, as servicer ("DFS" or the "Servicer"), and The Chase Manhattan Bank, as trustee (the "Trustee"). The Trust will also issue $____________ Floating Rate Asset Backed Certificates, Series 1996-2, Class C (the "Class C Certificates" and, together with the Offered Certificates, the "Certificates" or "Series 1996-2"), which are not being offered hereby. The Trust assets include receivables (the "Receivables") generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") with dealers and manufacturers to finance their inventory and their accounts receivable and the collections on the Receivables, as more fully described herein. See "The Trust." Certain assets of the Trust will be allocated to Certificateholders, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. See "Description of the Certificates--Allocation Percentages." The Seller will own the remaining interest in the Trust not represented by the Certificates or the certificates of any other Series issued by the Trust (the "Seller's Interest"). From time to time, subject to certain conditions, the Seller may offer other series of certificates (each, a "Series"), which may have terms significantly different from the terms of the Certificates. (Continued on next page).

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH ON PAGES __ TO __ UNDER "RISK FACTORS."

THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER,

DEUTSCHE BANK AG OR ANY AFFILIATE THEREOF. NONE OF THE CERTIFICATES, THE RECEIVABLES OR THE OTHER ASSETS OF THE TRUST ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           PRICE       UNDERWRITING     PROCEEDS TO
                           TO PUBLIC   DISCOUNT(1)      THE SELLER(2)

Per Class A Certificate    %           %                %

Per Class B Certificate    %           %                %
                           $           $                $
Total

(1) The Seller has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

(2)  Before deducting expenses, estimated to be $_______.

     This Prospectus may be used by Deutsche Morgan Grenfell, an affiliate of the Seller and the Servicer, in connection with market making transactions in the Offered Certificates. Deutsche Morgan Grenfell may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. Certain information in this Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference."

  DEUTSCHE MORGAN GRENFELL

  The date of this Prospectus is _______, 1996.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                                                                [ALTERNATE PAGE]


                                 UNDERWRITING


This Prospectus may be used by Deutsche Morgan Grenfell in connection with offers and sales related to market-making transactions in the Offered Certificates. Deutsche Morgan Grenfell may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. Deutsche Morgan Grenfell does not have any obligation to make a market in the Offered Certificates, and it may discontinue any such market-making activities at any time without notice, in its sole discretion. Deutsche Morgan Grenfell is among the underwriters participating in the initial distribution of the Offered Certificates.


Deutsche Morgan Grenfell and DFS are each indirect, wholly-owned subsidiaries of Deutsche Bank AG. DFS is the limited partner of the Seller and the parent of Deutsche Floorplan Receivables, Inc., the general partner of the Seller. Any obligations of Deutsche Morgan Grenfell are the sole responsibility of Deutsche Morgan Grenfell and do not create any obligation on the part of any affiliate of Deutsche Morgan Grenfell.


                                 LEGAL MATTERS


Certain legal matters relating to the Certificates will be passed upon for the Seller by Naran U. Burchinow, Esq., General Counsel of the Servicer, and by Mayer, Brown & Platt, Chicago, Illinois, and for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois. Certain federal income tax matters will be passed upon for the Seller and the Trust by Mayer, Brown & Platt, Chicago, Illinois, and certain Missouri income tax matters will be passed upon for the Seller and the Trust by Bryan Cave, St. Louis, Missouri.

                                                          [ALTERNATE BACK COVER]



NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.



                               TABLE OF CONTENTS

                                       ||

                                           PAGE
                                           ----

Available Information....................

Reports to Certificateholders............

Other Information........................

Incorporation of Certain Documents By

Reference................................

Prospectus Summary.......................

Risk Factors.............................

Deutsche Floorplan Receivables, L.P.,

and Deutsche Floorplan Receivables,


Inc.b

The Trust................................

Use of Proceeds..........................

The Dealer Floorplan Financing Business

of DFS...................................

The Accounts.............................

Deutsche Financial Services

Corporation..............................

Deutsche Bank AG.........................

Maturity and Principal Payment

Considerations...........................

Description of the Certificates..........

Description of the Receivables

Contribution and Sale Agreement..........

Certain Legal Aspects of The

Receivables..............................

Federal Income Tax Considerations........

State and Local Tax Consequences.........

ERISA Considerations.....................

Underwriting.............................

Legal Matters............................

Listing and General Information..........

Index of Principal Terms.................

                                           A-1
Annex 1..................................

Global Clearance, Settlement and Tax       B-1

Documentation Procedures.................

||

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



DEUTSCHE FLOORPLAN
RECEIVABLES MASTER TRUST


$_________________


$________________ FLOATING RATE
ASSET BACKED CERTIFICATES,
SERIES 1996-2, CLASS A

$______________ FLOATING RATE
ASSET BACKED CERTIFICATES,
SERIES 1996-2, CLASS B


DEUTSCHE FLOORPLAN
RECEIVABLES, L.P.
SELLER


DEUTSCHE FINANCIAL
SERVICES CORPORATION
SERVICER



DEUTSCHE MORGAN GRENFELL



PROSPECTUS


_______    , 1996

                                   PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering of the Certificates being registered under this Registration Statement, other than underwriting discounts and commissions:

     SEC Registration Fee......................   $
     Printing and Engraving....................
     Legal Fees and Expenses...................
     Trustee Fees and Expenses.................
     Blue Sky Fees and Expenses................
     Rating Agency Fees........................
     Miscellaneous.............................
          Total................................   $
                                                  ======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Ninth of Deutsche Floorplan Receivables, Inc.'s Articles of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Nevada law.

     Section 78.751A of the Nevada General Corporation Law provides, in substance, that Nevada corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Nevada General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.


ITEM 16.  EXHIBITS.

      1.1 Form of Underwriting Agreement*
      3.1 Form of Agreement of Limited Partnership of the Registrant**
      4.1 Form of Pooling and Servicing Agreement**
      4.2 Form of Series 1996-2 Supplement (including forms of Certificates)*
      5.1 Opinion of Mayer, Brown & Platt as to legality of the Certificates (including consent of such firm)*
      8.1 Opinion of Mayer, Brown & Platt as to certain U.S. tax matters (including consent of such firm)*
      8.2 Opinion of Bryan Cave as to certain Missouri tax matters (including consent of such firm)*
     10.1 Form of Receivables Contribution and Sale Agreement**
     23.1 Consent of Mayer, Brown & Platt (included in exhibits 5.1 and 8.1 hereof)*
     23.2 Consent of Bryan Cave (included in exhibit 8.2 hereof)*
     24.1 Power of Attorney (included at II-5 hereof)

_________________
*   To be filed by amendment.
** Filed electronically with Amendment No. 2 to Registration Statement filed as Registration No. 333-10943.

ITEM 17.  UNDERTAKINGS.

     A.   The undersigned registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Act;

               (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

          (4) For purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denomination and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (6) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Insofar as indemnification for liability arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on the 26th day of November, 1996.

                            Deutsche Floorplan Receivables, L.P.

                            By:  Deutsche Floorplan Receivables, Inc.,
                                 General Partner


                            By:   /s/ Richard H. Schumacher
                                  -------------------------------
                            Name:     Richard H. Schumacher
                                  ----------------------------
                            Title:    President and Treasurer
                                   -------------------------------

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Schumacher, George J. Solovic, W. Steven Culp and Naran U. Burchinow, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities as officers and directors of Deutsche Floorplan Receivables, Inc. in the capacities and on the dates indicated below.

   SIGNATURE                                      TITLE                              DATE
   ---------                                      -----                              ----

/s/ Richard H. Schumacher              President and Treasurer                      November 26, 1996
-------------------------              (Principal Executive Officer and
    Richard H. Schumacher              Principal Financial Officer)

/s/ George J. Solovic                  Senior Vice President and Controller         November 26, 1996
---------------------                  (Principal Accounting Officer)
    George J. Solovic

/s/ Richard C. Goldman                 Director                                     November 26, 1996
----------------------
    Richard C. Goldman


/s/ C. Don Brown                       Director                                     November 26, 1996
-----------------------
    C. Don Brown


/s/ Phil Stout                         Director                                     November 26, 1996
------------------------
    Phil Stout


                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                 ---------------------------------------------

                                   EXHIBITS

                                  FILED WITH


                                   FORM S-3


                            REGISTRATION STATEMENT


                                     UNDER

                          THE SECURITIES ACT OF 1993

               ------------------------------------------------


                  DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST
                   (ISSUER WITH RESPECT TO THE CERTIFICATES)

                     DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
                                 (REGISTRANT)



================================================================================

                                 EXHIBIT INDEX


EXHIBIT
  NO.                         DESCRIPTION OF EXHIBIT                                                   PAGE
-------                       ----------------------                                                   ----
1.1                --Form of Underwriting Agreement*
3.1                --Form of Agreement of Limited Partnership**
4.1                --Form of Pooling and Servicing
                     Agreement**
4.2                --Form of Series 1996-2 Supplement (including form of Certificates)*
5.1                --Opinion of Mayer, Brown & Platt
                     as to legality of the Certificates
                     (including consent of such firm)*
8.1                --Opinion of Mayer, Brown & Platt
                     as to certain U.S. tax matters
                     (including consent of such firm)*
8.2                --Opinion of Bryan Cave as to certain
                     Missouri tax matters (including
                     consent of such firm)*
10.1               --Form of Receivables Contribution
                     and Sale Agreement**
23.1               --Consent of Mayer, Brown & Platt (included in
                     exhibits 5.1 and 8.1 hereof)*
23.2               --Consent of Bryan Cave (included in exhibit 8.2 hereof)*
24.1               --Power of Attorney (included at II-5 hereof)


--------------------------
*   To be filed by amendment.
** Filed electronically with Amendment No. 2 to Registration Statement filed as Registration No. 333-10943.